UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HELIOS TECHNOLOGIES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant

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HELIOS®
TECHNOLOGIES

IGNITING THE MOMENTUM

2026 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

HELIOS TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Monday, June 15, 2026

Notice is hereby given that the Annual Meeting of Helios Technologies, Inc., a Florida corporation, will be held in person on Monday, June 15, 2026, at 8:30 a.m. (Central Time) at The Mayo Hotel, 115 West 5th Street, Tulsa, Oklahoma 74103 for the following purposes:

1.
To elect three directors, currently serving on our Board, to serve until the Annual Meeting in 2029, and one director to serve until the Annual Meeting in 2027, who shall serve until successors are elected and qualified or until an earlier resignation, removal from office or death.
2.
To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending January 2, 2027.
3.
To conduct an advisory vote to approve Named Executive Officer compensation.
4.
To approve the amendment and restatement of the Helios Technologies, Inc. 2023 Equity Incentive Plan; and
5.
To transact such other business as properly may come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on April 20, 2026 (referred to herein as the “record date”), are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

We sent a Notice of Internet Availability of Proxy Materials on or about May 4, 2026, and provided access to our proxy materials over the Internet beginning May 4, 2026, for the holders of record and beneficial owners of our common stock as of the close of business on the record date. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review this Proxy Statement and our Annual Report to Shareholders and authorize a proxy online to vote your shares. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

If your shares are held in street name by a brokerage, your broker will supply the Notice of Internet Availability of Proxy Materials instructions on how to access and review this Proxy Statement and our Annual Report and authorize a proxy online to vote your shares. If you receive paper copies of the materials from your broker by mail, please mark, sign, date and return your proxy card to the brokerage. It is important that you return your proxy to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy.

By Order of the Board of Directors,

Marc A. Greenberg
Executive Vice President, General Counsel & Secretary

Sarasota, Florida

May 4, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JUNE 15, 2026

The 2026 Notice of Annual Meeting of Shareholders & Proxy Statement is available at: https://web.viewproxy.com/HeliosTechnologies/2026 and https://ir.heliostechnologies.com.

"The hard work, resilience, and commitment from our employees have helped us return to growth in 2025 and set us up incredibly well as we look ahead to 2026."

- Sean Bagan, President & CEO

Dear Fellow Shareholders,

2025 marked a pivotal year for Helios Technologies as we returned to growth, expanded gross margins, and strengthened the foundation of our business. Together, the Board and management team are aligned in our commitment to delivering long-term shareholder value, and we believe the progress achieved this year reflects the rigorous execution and strategic focus instilled across the Company.

Throughout the year, the Board worked closely with management to support a series of important actions to sharpen our strategic focus and position Helios for the future. These included enhancing our go-to-market capabilities, accelerating innovation across our core platforms, and simplifying our portfolio. Combined with disciplined cost management, these actions contributed to our profitable sales growth and a measurably stronger balance sheet driven by record cash generation and reduced debt.

We also advanced key capital allocation priorities in 2025, including the initiation of a share repurchase program, the first in the Company’s more than 30 years of being a publicly traded company. In addition, we completed the divestiture of Custom Fluidpower, restructured the Helios Center of Engineering Excellence, and refocused software and engineering resources on core platforms such as No Roads and Cygnus Reach. These actions were designed to enhance profitability, improve capital efficiency, and strengthen our strategic positioning.

Looking ahead, we are focused on sustaining the momentum we have built. With a strengthened leadership team, a more focused portfolio, and a clear strategic roadmap outlined in The CORE 2030 Strategy from our recent investor day, we are confident in our ability to drive sustainable growth and long-term value creation. The Board remains actively engaged in overseeing strategy, capital allocation, and risk management, while management continues to execute with consistency and accountability.

On behalf of the Board and leadership team, we would like to thank our employees for their dedication and our shareholders for their continued support and confidence in Helios.

Sincerely,

Laura Dempsey Brown Chair of the Board	Sean P. Bagan President & Chief Executive Officer

You are cordially invited to participate in the Annual Meeting on June 15, 2026, at 8:30 a.m. (Central Time) at The Mayo Hotel, 115 West 5th Street, Tulsa, Oklahoma 74103. If you are a shareholder of record at the close of business on April 20, 2026, it is important that your shares are represented at the Annual Meeting even if you do not plan to attend. To ensure you will be represented, as soon as possible please vote by telephone, mail, or online.

2026 Proxy Statement | i

Table of Contents

Compensation Committee Report	44
FISCAL 2025 Summary Compensation Table	45
FISCAL 2025 Grants of Plan-Based Awards	47
Outstanding Equity Awards at 2025 Fiscal Year-End	48
Fiscal 2025 Option Exercises and Stock Vested	49
Pension Benefits	49
Nonqualified Deferred Compensation	49
Potential Payments Upon Termination or Change of Control	49
CEO to Median Employee Pay Ratio	50
Pay vs. Performance Disclosure	51
Director Compensation	54
Equity Compensation Plan Information	55
Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm	56
Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation	57
Proposal 4 — Approval of Amendment and Restatement of 2023 Equity Incentive Plan	58
Other Business	69
Requirements, Including Deadlines, for Submission of Proxy Proposals and Nomination of Directors by Shareholders for the 2026 Proxy Statement and Presentation at the 2026 Annual Meeting	70
APPENDIX A	71
APPENDIX B	73

ii | 2026 Proxy Statement

HELIOS TECHNOLOGIES, INC.

7456 16th Street East

Sarasota, Florida 34243

PROXY STATEMENT

This proxy overview is a summary of information that you will find throughout this Proxy Statement. As this is only an overview, we encourage you to read the entire Proxy Statement, which was first distributed to our shareholders on or about May 4, 2026.

2026 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	Monday, June 15, 2026, at 8:30 a.m. (Central Time)

Place:	The Mayo Hotel, 115 West 5th Street, Tulsa, Oklahoma 74103

Record Date:	April 20, 2026

Voting:

Shareholders as of April 20, 2026 (the “record date”) may vote by mail, over the internet or by telephone on or before 11:59 p.m. Eastern Daylight Time on June 12, 2026 for shares held directly and by 11:59 p.m. Eastern Daylight Time on June 12, 2026 for shares held in a Helios Technologies, Inc. 401(k) (the "Plan") through one of the following options:

By completing, signing and dating the voting instructions in the envelope provided	By the internet at www.fcrvote.com/HLIO	By telephone at 1-866-402-3905	In person by completing, signing and dating a ballot at the Annual Meeting

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy or by attending the meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors (the “Board”). If you are a shareholder of record, you may vote by granting a proxy. Specifically, you may vote:

•
By Mail—You may vote by mail by returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.
•
By Internet—If you have Internet access, you may submit your proxy by going to www.fcrvote.com/HLIO and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.
•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-866-402-3905 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.
•
In Person—You may vote by attending the Annual Meeting in person and casting a ballot.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, by internet or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed or made available over the internet to shareholders is as of May 4, 2026.

2026 Proxy Statement | 1

Proxy Statement

The close of business on April 20, 2026, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of April 20, 2026, 33,046,358 shares of the Company’s common stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of common stock registered in their name on the books of the Company on the close of business on April 20, 2026, on all matters that come before the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even if voting instructions have not been received from the beneficial owner (a “broker non-vote”). Brokers have the power to vote on the ratification of the appointment of Grant Thornton LLP as our independent public accounting firm.

Vote Required

Directors are elected by a plurality of votes cast (meaning that the one director nominee who receives the highest number of shares voted “for” the election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominee.

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal. This proposal is considered a routine matter on which a broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from this proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote in its discretion.

The advisory vote on named executive officer compensation is approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

The vote to approve the amendment and restatement of the 2023 Equity Incentive Plan is approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Our Shared Values Shape our Culture

As an organization, we use our Shared Values as a guide to ensure we act in everyone’s best interest to achieve our mission. These Shared Values are for the entire organization and every employee, no matter their role or function. They are the foundation from which we work and drive our organization forward each day.

SHARED VALUES

HONESTY
Committing fully to truth, transparency, and actions that build trust and collaboration.

EXCELLENCE
Driving relentlessly for mastery that elevates quality, performance, and standards.

LEARNING
Pursuing growth by harnessing successes and failures as fuel for advancing collective knowledge.

INNOVATION
Fostering a culture of creativity that ignites imagination and forges a better path forward.

OWNERSHIP
Embracing responsibility and taking accountability for all our actions and results.

SOLUTIONS
Solving problems and conquering challenges to deliver impactful outcomes.

HELIOS® TECHNOLOGIES

sun hydraulics® Faster® ENOVATION CONTROLS® BALBOA water group

NEM TAIMI Daman® SCHULTES PRECISION JOYONWAY i3 PRODUCT DEVELOPMENT cygnus

2 | 2026 Proxy Statement

Proxy Statement

2025: YEAR IN REVIEW

TOTAL COMPANY FINANCIAL RESULTS

RETURNED TO GROWTH

Top Line Growth: FY25 net sales of $839 million, returned to annual growth of 4%, and up 6% pro forma for the Custom Fluidpower divestiture.

Gross Profit / Margin: FY25 gross profit grew 7.5% to $271 million and gross margin of 32.3% expanded 100 bps over FY24.

Bottom Line Growth: FY25 diluted GAAP EPS[1] growth of 24% and diluted Non-GAAP EPS growth of 22% driven by $9 million increase in net income.

PORTFOLIO OPTIMIZATION

Divested CFP and signed exclusive distribution agreement in Australia.

Moved Helios Center for Engineering Excellence engineering resources into the business segments.

Refocused i3 Product Development to align engineering engagements with the core business.

LAUNCHED NEW PRODUCTS

Hydraulics: Electro-proportional cartridge valves, commercializes ENERGEN, MultiSlide, MultiFaster, Casting Solution GenYus, 0-Series Counterbalance Valves.

Electronics: S35 display, CAN keypad, Purezone, High Current Power Distribution Module, Atlas Connect Gateway.

Software: Launched No Roads software leveraging Cygnus software platform.

FIRSTS AND NEW LEADERSHIP

Record Cash Flow: Generated $127 million of cash from operations, up 4% over FY24.

Capital Allocation: New share repurchase program added to enhance capital allocation – 330k shares of common stock repurchased for $13.6 million in FY25; total debt reduction of $82 million, down 18%.

Leadership: Sean Bagan named President & CEO in January 2025; Jeremy Evans promoted to EVP, CFO in November 2025; Billy Aldridge promoted to President, Electronics in December 2025.

1 See Appendix A for reconciliations of non-GAAP financial measures to our results as reported under Generally Accepted Accounting Principles ("GAAP") in the United States.

2026 Proxy Statement | 3

Proxy Statement

Corporate Governance in Action

Helios remains committed to excellence in corporate governance. Our policies and practices reflect our commitment, including those below.

Board Independence & Refreshment
•
All non-employee directors are independent
•
Independent directors meet regularly in executive session
•
All members of the Board's four standing committees are independent
•
Mandatory Board retirement upon reaching the age of 75
•
Five new Board members added since 2020, including Ian Walsh in 2025

Standards of Conduct
•
Code of Business Conduct & Ethics Training, overseen by the General Counsel, completed by all employees
•
Ethics hotline available to all employees as well as third parties
•
Non-retaliation policy for reporting ethics concerns
•
Audit Committee reviews all complaints regarding financial matters

Accountability
•
Annual stockholder advisory vote to approve Named Executive Officer compensation
•
Annual Board evaluation of CEO performance
•
Board composition reflects a range of backgrounds, skills, tenure, and experience
•
In-depth annual Board and committee self-evaluation process
•
Annual review of management succession plans
•
Single class of stock with equal voting right

Shareholder Engagement

We regularly assess our corporate governance and compensation practices. As part of this assessment, we proactively engage with our shareholders to ensure their perspectives are considered by the Board. For more about our shareholder engagement and the topics discussed, see page 27 of this Proxy Statement.

Say on Pay

Shareholders showed strong support for our executive compensation programs, with approximately 99%, excluding abstentions and broker non-votes, of the votes cast for the approval of the “Say on Pay” proposal at our 2025 Annual Meeting of Shareholders.

4 | 2026 Proxy Statement

PROPOSAL — ELECTION OF DIRECTORS

1	The Board of Directors recommends a vote “FOR” the nominees.

The Board of Directors recommends that you vote “FOR” Ms. Dempsey Brown, Mr. Chenanda and Dr. Schuetz to serve until the Company’s Annual Meeting of Shareholders in 2029, or until their successors shall be duly elected and qualified and recommends that you vote “FOR” Mr. Walsh to serve until the Company’s Annual Meeting of Shareholders in 2027, or until his successor shall be duly elected and qualified.

The proposed Board of the Company will consist of seven members. The Board is divided into three classes of directors serving staggered three-year terms. Directors hold their positions until the Annual Meeting of Shareholders in the year in which their terms expire, until their respective successors are elected and qualified, or until their earlier resignation, removal from office or death.

The term of office of four of the Company’s existing directors – Laura Dempsey Brown, Cary Chenanda, Alexander Schuetz and Ian Walsh, will expire at the Annual Meeting.

On March 17, 2025, Philippe Lemaitre announced his retirement from the Board. On the recommendation of the Nominating Committee, Laura Dempsey Brown was appointed Chair of the Board following the March Board Meeting. Ms. Dempsey Brown is an independent Director and has a wealth of leadership experience and deep understanding of the Board from her experiences as Chair of the Audit Committee from 2020 to 2023 as well as Chair of the Governance Committee from 2023 to 2025.

On January 6, 2025, the Company announced publicly that a promotion was extended to and accepted by Mr. Bagan to assume the role of President and Chief Executive Officer of the Company, effective immediately, as well as to join the Board and seek election at the 2025 Annual Meeting of Shareholders. At the 2025 Annual Meeting of Shareholders, Mr. Bagan was elected to serve as a Director for a term expiring at the 2027 Annual Meeting of Shareholders.

On June 5, 2025, the Board appointed Ian Walsh to serve as Director for a term expiring at the 2026 Annual Meeting.

The Nominating Committee to the Board of Directors has selected each of Ms. Dempsey Brown, Mr. Chenanda and Dr. Schuetz as nominees to stand for reelection to the Board at the Annual Meeting, to serve until the Company’s Annual Meeting of shareholders in 2029. The Nominating Committee also has selected Ian Walsh as a nominee to stand for election to the Board at the Annual Meeting, and, in its attempt to balance the classes of its Board, the Nominating Committee has nominated Mr. Walsh to serve until the 2027 Annual Meeting of Shareholders.

In making its nominations of Ms. Dempsey Brown, Mr. Chenanda, Dr. Schuetz and Mr. Walsh, the Nominating Committee reviewed the backgrounds of the individuals and believes each of them have valuable individual perspectives, backgrounds, skills and experiences that, taken together, provide the Company with the diversity and depth of knowledge, judgment and vision necessary to provide effective oversight. Biographical information for the nominees is set forth below under “Directors and Executive Officers.”

Shareholders may vote for up to one nominee for the class of directors who will serve until the Company’s 2027 Annual Meeting of Shareholders and three nominees for the class of directors who will serve until the Company's 2029 Annual Meeting of Shareholders, as described in this proposal above. If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast. Shareholders may not vote cumulatively in the election of directors. In the event that the nominee would be unable to serve, which is not anticipated, the Proxy Committee, which consists of Diana Sacchi and Doug Britt, may vote for a substitute nominee recommended by the Board of Directors.

5 | 2026 Proxy Statement

GOVERNANCE OF THE COMPANY

Directors and Executive Officers

The following tables set forth the names and ages of the Company’s current and proposed Directors and current Executive Officers and the positions they hold with the Company. Executive Officers serve at the pleasure of the Board.

Name/Age/Independence/Tenure		Committee Membership (C: Chair)
	Biographies	Audit	Comp.	Nom.	Gov.
Laura Dempsey Brown, 63 Independent Director and Chair of the Board Chair Since: March 2025 Director Since: April 2020

Previously the Senior Vice President, Communications and Investor Relations for W.W. Grainger, Inc. (NYSE: GWW), a leading broad line supplier of maintenance, repair and operating products, reporting directly to Grainger’s CEO and Chairman, until her retirement in 2018 after 19 years, including serving as Vice President of Marketing, as well as leading the strategy development and operational execution of Grainger’s multi-year market expansion initiative focused on the top 25 U.S. metro markets. Ms. Dempsey Brown also served as the Vice President of Finance for Grainger’s field sales, operations, marketing and e-business functions. Prior to joining Grainger, Ms. Dempsey Brown was a Vice President at Alliant Foodservice and at Dietary Products at Baxter. She began her career at Baxter in 1985 focusing primarily on financial roles in the distribution and manufacturing businesses. Ms. Dempsey Brown has over 18 years in finance or accounting leadership roles and has extensive knowledge in strategy, M&A, corporate governance, crisis management and general overall business acumen. Ms. Dempsey Brown holds a Bachelor’s degree in accounting from Indiana University and obtained designation as a Certified Public Accountant in 1985.

		●			●
Sean Bagan, 50 President and Chief Executive Officer & Director Non-Independent Director Director Since: June 2025

President and Chief Executive Officer of the Company since January 6, 2025, and Chief Financial Officer since August 9, 2023. Mr. Bagan joined Helios after spending 23 years at Polaris Inc., a global leader in powersports and off-road innovation. With extensive financial management leadership experience, Mr. Bagan has more than 25 years of international business, strategic financial operations, and leadership experience. His responsibilities scaled with Polaris over the decades in operational finance, international sales, product segments, acquisitions, corporate finance and treasury. In addition to financial management positions, his roles included general management and operational oversight for U.S. and global businesses. He earned his B.A. double major in Accounting and Management from St. John’s University in Minnesota and began his career with Arthur Andersen, LLP. Mr. Bagan also holds a General Management Certificate from Cambridge University’s Judge Business School in England, along with a Certified Public Accountant (Inactive) Certificate from the state of Minnesota.

2026 Proxy Statement | 6

Governance of the Company

Name/Age/Independence/Tenure		Committee Membership (C: Chair)
	Biographies	Audit	Comp.	Nom.	Gov.
Douglas M. Britt, 61 Independent Director Director Since: December 2016

Executive Chairman of Boyd, having previously served for six years as Chief Executive Officer, where he scaled the business and led the sale of Boyd Thermal to Eaton Corporation (NYSE: ETN) in 2026. He currently oversees the Boyd Thermal business within Eaton. Doug brings more than 30 years of experience leading global technology, manufacturing, and supply chain businesses. Prior to Boyd, he served as President of Flex Ltd. (NASDAQ: FLEX), a global design, engineering, manufacturing, and supply chain solutions provider with approximately 200,000 employees worldwide. Earlier in his career, he held senior leadership roles at Future Electronics, Silicon Graphics, and Solectron. Doug currently serves on the boards of Helios Technologies (NYSE: HLIO) and Benchmark Electronics (NYSE: BHE). Mr. Britt has played a key role in numerous strategic acquisitions and value-creation transactions throughout his career, helping build and scale businesses that generated significant enterprise value. These include the $300 million acquisition and development of Nextracker (NASDAQ: NXT) and its subsequent separation from Flex Ltd. into an independent large-cap public company, as well as the growth of Boyd’s Thermal business into a global leader in liquid cooling technologies that enable AI infrastructure, culminating in its $9.5 billion sale to Eaton Corporation (NYSE: ETN). Both transactions unlocked significant value and positioned the organizations for accelerated growth. Doug holds a B.S. in Business Administration from California State University, Chico, and has attended executive education programs in Europe, including the University of London.

		C		●
Cariappa (Cary) M. Chenanda, 58 Independent Director Director Since: April 2020

Previously the Executive Vice President and President of Novelis, a subsidiary of Hindalco (Bombay Stock Exchange: HINDALCO.BO), headquartered in Atlanta, Georgia, Mr. Chenanda led all aspects of the company’s $6 billion aluminum products and solutions business in North America. Prior to joining Novelis in April 2024, he was a Vice President and an Officer of Cummins Inc. (NYSE: CMI), where he worked for 26 years. He most recently held the position of Vice president & General Manager of Cummins Emissions Solutions, a $4 billion global business with 4,500 employees, 12 manufacturing plants, seven technical centers, and two joint ventures worldwide. In 2012, Mr. Chenanda established and led Cummins Electronics, and in 2017, he oversaw the unification of Cummins Electronics and Cummins Fuel System Businesses into one combined business. Mr. Chenanda has also worked for Ecolab and Robert Bosch GmbH. He is a Certified Purchasing Manager, a certified Six Sigma Green Belt and holds 7 United States patents. Mr. Chenanda holds an MBA from Indiana University’s Kelly School of Business, an MS in Mechanical Engineering from Texas A&M University and a bachelor’s in mechanical engineering from the University of Mysore, India. Mr. Chenanda also currently serves on the Texas A&M University's Mechanical Engineering Industry Advisory Council.

			●		C

2026 Proxy Statement | 7

Governance of the Company

Name/Age/Independence/Tenure		Committee Membership (C: Chair)
	Biographies	Audit	Comp.	Nom.	Gov.
Diana Sacchi, 66 Independent Director Director Since: June 2022

Chief Human Resources Officer ("CHRO") at Grameen America, a non-profit micro-finance organization dedicated to lending to women to enable financial mobility. Prior to returning to Grameen America in November 2020, served as EVP & CHRO at Welbilt, (NYSE: WBT), a global manufacturer of commercial foodservice equipment. From June 2014 to January 2016, served as Vice President HR for North America at LG Electronics USA and CHRO at Grameen America, where she built the foundation of the HR function. Ms. Sacchi brings more than 25+ years of global Human Resources expertise in addition to HR advisory and consulting expertise and leadership coaching. Her career includes roles of progressive HR leadership at Avon Products, Bristol Myers Squibb and the United Nations Development Program. As CHRO for several companies, Ms. Sacchi has advised CEOs, transformed global HR organizations, participated in acquisition and integration activities, and redesigned compensation programs. A leader with exceptional global experience, she has improved the effectiveness of a wide range of organizations, from multi- billion-dollar corporations to nonprofits serving a variety of sectors including manufacturing, cosmetics, electronics, pharmaceuticals, micro-finance and education. Ms. Sacchi holds a B.A. in Psychology from Texas Woman’s University and M.Ed. & M.A. in Psychological Counseling & Organizational Psychology from Columbia University. She is fluent in English, Spanish, and Italian.

		●	C	●
Alexander Schuetz, 59 Independent Director Director Since: June 2014

Chief Executive Officer of Knauf Engineering GmbH, an engineering company in the gypsum based construction materials industry, responsible for a portfolio of multinational projects with a total volume of $700 million. Prior to joining Knauf in February 2009, Dr. Schuetz held various management positions in Finance, Business Development, Mergers & Acquisitions, Project Management and General Management in the fluid power industry at Mannesmann and Bosch Rexroth, including as CEO of Rexroth Mexico and Central America from August 2000 to August 2007. From 1998 to 2000, based in Beijing, China, he was responsible for the Finance, Tax and Legal division at Mannesmann (China) Ltd., the holding company for a number of affiliated companies of the Mannesmann Group, including Rexroth, Demag, Sachs and VDO. In 2003, Dr. Schuetz completed the Robert Bosch North America International General Management Program at Carnegie Mellon University. Dr. Schuetz brings a wealth of experience in major growth regions of the world, including Asia and Latin America and global insights into markets and customers to the Company, including the hydraulics industry. Dr. Schuetz holds a Ph.D. in international commercial law from the University of Muenster, Germany.

			●	C	●
Ian Walsh, 59 Independent Director Director Since: June 2025

Chief Executive Officer of FDH Aero, a supply chain solutions provider for the aerospace and defense industries, Mr. Walsh brings 35 years of leadership experience in the commercial aerospace, defense, and industrial industries. Prior to his role at FDH Aero, he served as President, CEO, and Chairman of the Board at Kaman Corporation (formerly NYSE: KAMN) from September 2020 to February 2025 a global manufacturer of highly engineered subassemblies, components, parts, sensors and fusing, aircraft, and visionary behind Kaman's KARGO UAV. Before Kaman, he was the Chief Operating Officer for the REV Group (NYSE: REVG) from June 2018 to September 2020, a leading manufacturer of specialty vehicles, producing fire engines, ambulances, recreational vehicles, and commercial buses. Mr. Walsh spent 20 years at Textron Inc. (NYSE: TXT) where he led TRU Simulation + Training as the President and Chief Executive Officer, providing flight simulation and aircraft training products to the global commercial, civil and military aviation training markets. Mr. Walsh served as an officer and naval aviator in the U.S. Marine Corps from 1989 to 1996, piloting Super Cobra attack helicopters with combat tours in Somalia, Haiti and Bosnia. Mr. Walsh earned a bachelor's degree from Hamilton College, a Master of Public Administration from Harvard University’s John F. Kennedy School of Government and a Master of Business Administration from the Harvard Business School. He completed Textron’s Global Leadership Program at the University of Pennsylvania’s Wharton School and the Senior Executive Leadership Training at Duke’s Fuqua School of Business. Mr. Walsh is a life member on the Council of Foreign Relations and is a certified Six Sigma Black Belt in operations. Mr. Walsh was recommended to the Nominating Committee by Spencer Stuart, an executive search firm.

		●			●

8 | 2026 Proxy Statement

Governance of the Company

Name/Age/Tenure	Biographies

Sean Bagan, 50 President and Chief Executive Officer & Director Executive Officer Since: August 2023	Mr. Bagan's biography is provided above in Director's Biographies.

Billy Aldridge, 54 President, Electronics Executive Officer Since: April 2025

President of Electronics since April 2025. Previously served as the Senior Vice President, Managing Director of Enovation Controls since May 3, 2021. He joined FW Murphy, a division of Enovation Controls, in 2008 as the OEM Sales Manager where he grew the marine market prior to stepping into a director position in 2015 and then in 2018 moving to the Vice President of Business Development. Mr. Aldridge joined MerCruiser/Mercury, part of the Brunswick Corporation in 2000, where he earned his Lean Six Sigma and worked in many different functional areas including Supply Chain, Program Management & OEM Sales. He has a bachelor’s degree in Sociology from Oklahoma State University.

Matteo Arduini, 53 President, Hydraulics, Fluid Conveyance Technology Executive Officer Since: June 2019

President of Hydraulics, Fluid Conveyance Technology, as part of the Hydraulics Segment, previously President, QRC since June 18, 2019. Previously served as General Manager as well as Chief Financial Officer at Faster. From September 2012 to April 2018, Mr. Arduini was with Brevini/Dana Incorporated (NYSE: DAN). He served as the CFO of the Brevini Group and the project leader in Dana’s acquisition of Brevini Group as well as Head of Finance in Dana Brevini Italy. With previous professional experience with Ernst & Young, Ferrari Cars and Technogym, Mr. Arduini graduated from the University of Parma in 1998 with a degree in Economics.

Jeremy Evans, 50 Executive Vice President, Chief Financial Officer Executive Officer Since: September 2025

Executive Vice President, Chief Financial Officer since November 2025. Mr. Evans joined the Company in January 2024 as Corporate Controller. He was promoted to Chief Accounting Officer in September 2025. Previously Mr. Evans accumulated 25 years of progressive operational and financial management leadership experience with Tech Data, now TD SYNNEX Corporation (NYSE: SNX) serving as Vice President, Accounting Transformation from 2018 until immediately prior to joining Helios. He earned his Bachelor of Arts degree with a double major in Math and Spanish from Eckerd College, received a Master of Business Administration from the University of Sarasota, and received a Certified Public Accountant (CPA) license from the state of Florida.

Marc Greenberg, 49 Executive Vice President, General Counsel & Secretary Executive Officer Since: January 2022

Executive Vice President, General Counsel & Secretary since January 2022, having served as Associate General Counsel since January 2021 when he joined the Company. Previously General Counsel to Diversified Maintenance Systems, LLC, a national facilities maintenance services company, from January 2019 to January 2021. Served as Associate General Counsel at Welbilt Corporation (NYSE: WBT), a global manufacturer of commercial foodservice equipment, from 2016-2019. Prior to his corporate experience, Mr. Greenberg was a litigation attorney in the New York/New Jersey area for over seven years. He began his career in New York, New York, as a Commercial Real Estate Agent for Newmark Group, Inc. in 1998 before working as a Corporate Specialist for Computershare Trust Company in November 2001. In addition to over 16 years of legal experience, Mr. Greenberg holds a Bachelor’s degree in Economics from Muhlenberg College in Allentown, Pennsylvania, as well as a Juris Doctorate degree from Nova Southeastern in Davie, Florida, and an MBA from Louisiana State University.

Rick Martich, 55 President, Hydraulics, Motion Control Technology Executive Officer Since: March 2023

President of Hydraulics, Motion Controls Technology, as part of the Hydraulics Segment, previously President Hydraulics, Americas, since March 2023, which includes Sun Hydraulics, Daman Products, NEM Hydraulics, and Schultes Precision Manufacturing. Previously served as interim Co-General Manager of Sun Hydraulics through a transition in 2020. Mr. Martich joined Enovation Controls in 2006 and progressed from managing customer service & quality, to leading global manufacturing, and then global operations and international sales. He helped lead the team when it was acquired by Helios Technologies in 2016 and was then promoted to Senior Vice President, Global Manufacturing Operations for Helios Technologies in November 2020. Mr. Martich began his career in 1994 as a process/project engineer with PPG Industries. He went on to The Boeing Company where he led Lean Manufacturing activities on the 777 Floor Beam value stream and implemented Toyota Production System concepts & tools. He then spent time with Level 3 Communications where he progressed through a variety of roles across finance, engineering, and field services. A Six-Sigma Black Belt, as well as Gemba & Distribution Kaizen Coach, he holds a Bachelor of Mechanical Engineering degree from Georgia Tech and an MBA from The University of Tulsa with a focus in finance.

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Governance of the Company

Board Skills and Diversity Matrix

The below matrix summarizes the skills and diversity demographics of our Board of Directors as of May 4, 2026.

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Governance of the Company

The Board acts as a collaborative body that encourages broad participation of each of the directors at Board meetings and in the Committees, described below, on which they serve. The Board believes a majority of directors should be independent. The independent directors meet informally, and they also meet in regular executive sessions of the Board. The Company currently separates the functions of Chair of the Board and Chief Executive Officer. The Chair of the Board, who is a non-management, independent director, chairs the meetings of the Board, serves as a nonvoting ex officio member of each of the Board Committees and is a current member of the Audit and Governance Committee. The Chair approves the agenda for each Board meeting, after soliciting suggestions from management and the other Directors. Given the size of the Company, its international operations and its culture of individual initiative and responsibility, the Board believes its leadership structure is appropriate. The Board believes that a governing body comprised of individuals with diverse backgrounds in terms of geographic, cultural and subject matter experience, strong leadership and collaborative skills, is best equipped to oversee the Company and its management. On July 5, 2024, the Company created the temporary role of Executive Chairman to be effective on an interim basis while the Company conducted a search for a new President and Chief Executive Officer. The previous Chair of the Board, Mr. Lemaitre, served in this capacity. Additionally, the Board appointed Mr. Bagan as "Interim President and Chief Executive Officer" and Mr. Bagan assumed these duties in addition to his role as Chief Financial Officer. On January 6, 2025, the Company publicly announced a promotion was extended to and accepted by Mr. Bagan to assume the role of President and Chief Executive Officer and to serve as a member of the Board. Mr. Lemaitre's interim role ceased on January 6, 2025. Mr. Bagan served as the Chief Financial Officer until October 13, 2025.

The Company’s culture emphasizes individual integrity, initiative and responsibility. The Company’s compensation structure does not encourage individuals to undertake undue risk for personal financial gain. The Board has delegated to the Audit Committee the responsibility for financial risk and fraud oversight, considering for approval all transactions involving conflicts of interest and monitoring compliance with the Company’s Code of Business Conduct and Ethics (“Code”). The Governance Committee addresses non-financial risks, including political and economic risks, risks relating to the Company’s growth strategy, and current business risks on a quarterly basis, including material risks facing the businesses, risks it may face in the future, measures that management has employed to address those risks and other information relating to how risk analysis is incorporated into the Company’s corporate strategy and day-to-day business operations. The Governance Committee provides recommendations to the Board with respect to those and other risks, including leadership development and succession on a quarterly basis at each Board meeting.

As part of its risk oversight and compliance responsibilities, the Board adheres to the Company's Code that serves as an overarching document to supplement similar policies adopted by its subsidiaries. The Code has been translated into multiple languages, and training programs are held annually to all Helios employees globally to help ensure the Code is understood and observed throughout the Company.

Shareholder Recommendations for Nomination as a Director

In order for the Nominating Committee to consider a Board candidate recommended by a shareholder, the shareholder must provide to the Corporate Secretary, at least 120, but not more than 150, days prior to the date of the shareholders’ meeting at which the election of directors is to occur, a written notice of such security holder’s desire that such person be nominated for election at the upcoming shareholders meeting; provided, however, that in the event that less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to

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Governance of the Company

shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

A shareholder’s notice of recommendation must set forth:

(a)
as to each person whom the shareholder proposes be considered for nomination for election as a Director
(i)
the name, age, business address and residence address,
(ii)
his or her principal occupation or employment during the past five years,
(iii)
the number of shares of Company common stock he or she beneficially owns,
(iv)
any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and
(v)
the consent of the person to serve as a Director, if so elected; and
(b)
as to the shareholder giving the notice
(i)
the name and record address of shareholder,
(ii)
the number of shares of Company common stock beneficially owned by the shareholder,
(iii)
a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made, and
(iv)
a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named.

Board and Committee Oversight Responsibilities

The Board has adopted a Statement of Policy Regarding Director Nominations, setting forth qualifications of Directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by shareholders.

As set forth in the Statement of Policy, a candidate for director should meet the following criteria:

•
must, above all, be of proven integrity with a record of substantial achievement.
•
must have demonstrated ability and sound judgment that usually will be based on broad experience.
•
must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings and the Annual Meeting of Shareholders.
•
must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs; and
•
must be committed to building sound, long-term Company growth.

Director Participation and Relationships

The Board held four Board Meetings during 2025 and all independent Directors who served in 2025 were present at each meeting. Each Director also attended all meetings of each Committee of which he or she was a member in 2025. The Board has adopted a policy stating that it is in the best interests of the Company that all Directors and nominees for Director attend each Annual Meeting of Shareholders of the Company. The policy provides that the Board, in selecting a date for the Annual Meeting of Shareholders, will use its best efforts to schedule the meeting at a time and place that will allow all Directors and nominees for election as Directors at such meeting to attend. The policy further provides that an unexcused absence under the policy should be considered by the Nominating Committee in determining whether to nominate a Director for re-election at the end of his or her term of office. All Directors attended last year’s Annual Meeting of Shareholders. No family relationships exist between any of the Company’s Directors and Executive Officers. There are no arrangements or understandings between Directors and any other person concerning service as a Director.

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Governance of the Company

Board Diversity and Tenure

Consistent with the Company’s Corporate Governance Guidelines, the Nominating Committee and the Board seek diversity among the members of the Board. The Nominating Committee and the Board believe that considering a diverse range of experience, perspective and knowledge creates a Board that can best serve the needs of the Company and its shareholders, and are important factors that are considered when identifying individuals for Board membership. In addition, diversity with respect to tenure is important to provide for both fresh perspectives and deep experience and knowledge of the Company. Therefore, we aim to maintain an appropriate balance of tenure across our Directors.

During 2025, the Board of Directors amended the Company's Corporate Governance Guidelines regarding director qualifications to require a director to retire from the Board at the first Annual Meeting of Shareholders following their 75th birthday. The amendment provides that:

A Director shall retire from the Board effective with the first Annual Meeting of Shareholders following such director’s 75th birthday. On the recommendation of the Nominating Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

Director Nominations, Board Refresh, and Succession Planning

The Nominating Committee is charged with reviewing and recommending to the Board qualified individuals to become directors and continually assessing the size and composition of the Board to identify any needed changes. The Nominating Committee also engages in succession planning for the Board and key leadership roles on the Board and its committees. The Nominating Committee considers relevant experience, perspective and knowledge that it deems appropriate to maintain a healthy balance of our Board. Board recruitment is a year-round process. While the Nominating Committee focuses on the search process on a regular basis, the Nominating Committee provides updates to the Board on a quarterly basis and encourages discussion to ensure the Company’s needs are being met in terms of the skills and knowledge of the Board members.

Board Assessment Process

Identify

Board members are continually observing their environment and community to identify and bring forward suitable candidates to the Board. An evaluation of the strategic needs of the Company, including its goals, vision and strategy are considered when identifying candidates. Discussions with the Chief Executive Officer are also had to ensure organizational and Board needs are being met, as well as to keep the Board informed of any updates that would help to identify new needs at the Board level.

Analyze

The Nominating Committee reviews candidate profiles along with the current Board matrix to analyze the skills, attributes and various perspectives of each member to determine whether a potential candidate possesses the experience and expertise needed to expand the Board's collective knowledge.

Review

After a prospective Board member is found, the Nominating Committee assesses the qualifications of that candidate and presents to the Board as a whole on a quarterly basis. The Nominating Committee reviews and discusses how the candidate will support the Board as well as the organization and conducts an initial interview with the candidate.

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Governance of the Company

Recommend

Once the candidate has been interviewed and evaluated, the individual's Board profile is forwarded to the Board for recommendation for election. Typically, a candidate observes a Board Meeting in person which can help them understand the Company's objectives as well as provides them an opportunity to understand where they can contribute to the mix of knowledge and skills of the full Board. Voting for new members typically happens on a quarterly basis at an in-person meeting.

Approve

Following the new candidate's election by the Board as a new Board member, the new Board member will then be elected by the shareholders at the next Annual Meeting of Shareholders.

Orientation

Upon becoming a member of the Board, all new members go through an orientation in which information about their roles and responsibilities is discussed and membership in a third-party resource for director education and development along with networking opportunities is afforded.

In furtherance of the Board’s active role in succession planning, the Board has appointed or nominated five new Directors since 2020.

In 2025:

Laura Dempsey Brown was appointed Chair of the Board

Sean Bagan was appointed to the Board

Ian Walsh was appointed to the Board

Management Succession Planning

The Board continues to make management succession planning a top priority. The Board is committed to finding and retaining the right leaders for the Company as well as those who seek long-term success for Company shareholders. The Board discusses management succession with, and without, the CEO at each Board Meeting, as needed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, Officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all of the Company’s Directors, Officers, and holders of more than 10% of the Company’s common stock complied with the Section 16(a) filing requirements in 2025 with the exception of Ms. Sacchi, who filed a late Form 4 that reported one late transaction and Mr. Evans, who, due to delays in connection with obtaining EDGAR filing codes, filed a late Form 4 that reported two late transactions and a late Form 3.

Communications with the Board of Directors

Shareholders and other parties interested in communicating with our Board may do so by writing to the Board, Helios Technologies, Inc., Attn: General Counsel & Secretary, 7456 16th Street East, Sarasota, Florida 34243. Under the process for such communications established by the Board, the Chair of the Board reviews all such correspondence and regularly forwards it, or a summary of the correspondence, to all of the other members of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the Chair, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the Chair of the Audit Committee.

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Governance of the Company

Board Responsibility

Governance Committee

Accountability starts with board-level oversight of governance issues to address non-financial topics of interest to our investors, shareholders, and other stakeholders. In June 2025, the Board renamed its Environmental, Social and Governance Committee to the Governance Committee to properly reflect the responsibilities of the Committee in overseeing risks related to the Company, which encompass more than environmental, social, and corporate governance practices.

The purpose of the Governance Committee is to (a) develop and recommend to the Board corporate governance guidelines and policies for the Company, (b) monitor the Company’s compliance with good corporate governance standards and oversee the evaluation of the Board and management against these standards, and (c) provide risk oversight over policies and strategies related to significant issues that may have a material impact on the Company; (d) oversee the Company’s sustainability activities and practices, which include, among other things, reviewing our sustainability strategy, initiatives and policies.

2025 Enhanced Board Evaluation Program

In 2025, the Company leveraged a reputable third-party Board assessment tool to provide more data driven, actionable and individualized insights to its board evaluation program. Board members completed annual evaluations and received individualized reporting on their performance and effectiveness, as well as benchmarks and comparisons against peer groups in the Company's industry.

SELF-EVALUATION

The Board understands that honest and practical evaluations are crucial for good governance and Board effectiveness. Annual evaluations focus on two primary functions of the Board: oversight and decision-making, with an emphasis on Board and committee processes, and Board committee compositions. The Governance Committee oversees the annual evaluations with the assistance from the General Counsel & Secretary and conducts a multi-step process to disseminate, collect, and review the results. The Governance Committee then discusses the results of the evaluations and other feedback in a closed session with the Board.

BOARD AND COMMITTEE EVALUATION PROCESS

Q1 - The Board evaluation is reviewed by the Governance Committee and comments are incorporated into the final evaluation.

Q2 - Each director completes a self-evaluation as well as committee evaluation on which they serve. The evaluations ask for ratings and comments for improving Board and committees, and solicit feedback on Company performance, strategy and succession.

Q3 - Evaluations are compiled and reviewed by the entire Board. The summaries include overall ratings and comments without attribution to a specific director with themes to consider for future board meetings.

Q4 - The Governance Committee considers and agrees to an action plan on changes to the evaluation, policies and/or procedures for the following year.

IMPLEMENTATION & RESULTS

Confidential evaluations and subsequent discussions from the evaluations continue to be instrumental in making enhancements to meeting materials, committee compositions, the Board evaluation process, and interactions with our business leaders as well as providing Directors with further opportunities for continuing education.

Board Role in Risk Oversight

A successful risk management program is critical for the Company to both understand the risks it faces as well as understand the significance of those risks. The Board plays a proactive and engaged leadership role in driving, overseeing, and continuously strengthening a comprehensive and effective risk management program. In carrying out its responsibilities, the Board has charged the Governance Committee with oversight and responsibility of the Company’s risk management program, and to work closely with management to ensure key controls and processes are in place.

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Governance of the Company

Rather than an annual risk assessment at an enterprise level, the Company created an internal risk management structure administered by its General Counsel & Secretary whereby sub-committees formed at Helios Corporate, Sun Hydraulics, Faster, Enovation Controls and Balboa, with representatives from Engineering, Finance, Human Resources, Information Technology, Marketing, Sales, Supply Chain, and Safety, meet on a quarterly basis to:

These risks are reported on a quarterly basis to the Governance Committee, including mitigation steps that management has employed to address those risks, and other information relating to how risk analysis is incorporated into the Company’s corporate strategy and day-to-day business operations. The Governance Committee, in turn, reports out these risks to the full Board, highlighting the top risk for enhanced discussion.

Independence and Committees of the Board of Directors

At its meeting in March 2025, the Board undertook a review of Director Independence. Except as described under “Certain Relationships and Related Transactions,” it was determined there were no reportable transactions or relationships between any of the directors or any member of the directors’ immediate families and the Company and its subsidiaries and affiliates. The purpose of this review was to determine the independence of each of the directors under the rules of the New York Stock Exchange (“NYSE”) and, for Audit Committee and Compensation Committee members, also under the heightened independence standards of the Securities and Exchange Commission ("SEC"). The Board determined that Messrs. Britt, Chenanda, Schuetz, Walsh, and Mses. Dempsey Brown and Sacchi qualify as independent directors under both the rules of the NYSE and the SEC. By virtue of his position as President and Chief Executive Officer of the Company, the Board has concluded that Mr. Bagan does not qualify as independent.

Our Board of Directors has four standing Committees: Audit Committee, Compensation Committee, Governance Committee and Nominating Committee. The current composition and responsibilities of the four standing Committees are set forth below. Each Committee has adopted a written charter approved by the Board, which is available on the Company’s website at https://ir.heliostechnologies.com/corporate-governance. Each Committee meets regularly throughout the year and reports its actions and recommendations to the Board.

The Company’s website contains the Company’s Bylaws, Corporate Governance Guidelines, Board Committee Charters and Code. To view these documents, go to https://www.heliostechnologies.com, click “Investors” and then “Governance Documents.” To view the Company’s SEC filings, including Forms 3, 4 and 5 filed by the Company’s Directors and Executive Officers, go to https://www.heliostechnologies.com, click on “Investors,” then “SEC Filings” and then “All SEC Filings".

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Governance of the Company

Audit Committee

Current Members:

Doug Britt (Chair)

Laura Dempsey Brown

Ian Walsh

(During 2025, Philippe Lemaitre and Diana Sacchi served on the Audit Committee).

The Audit Committee held

8 meetings in 2025.

Each of the current members of the Audit Committee is financially literate and satisfies the heightened independence standards of Rule 10A-3 under the Exchange Act.

The Board determined, under applicable SEC and NYSE rules, that all of the members of the Audit Committee are independent, and that Mr. Doug Britt meets the qualifications as an Audit Committee Financial Expert, and he has been so designated.

The Audit Committee is responsible for, among other things:

-

Reviewing and approving the selection of the Company’s independent public accountants who will prepare and issue an audit report on the annual financial statements of the Company and a report on the Company’s internal controls over financial reporting;

-	Establishing the scope and fees for the prospective annual audit with the independent public accountants;
-	Reviewing and approving non-audit services of the independent public accountants;
-	Reviewing compliance with existing major accounting and financial policies of the Company;
-	Reviewing the adequacy of the financial organization of the Company;
-	Overseeing the Company's tax strategy, policies and significant tax matters;
-	Reviewing management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls;
-	Reviewing areas of financial risk and providing fraud oversight; and
-	Reviewing compliance with federal and state laws relating to accounting practices and to review and approving any transactions with affiliated parties.

The Audit Committee also investigates reports regarding accounting, internal accounting controls or auditing irregularities or other matters as well as provides oversight for the Company’s compliance with its Code, including its confidential ethics reporting hotline.

No waivers of the Company’s Code were requested or granted during the fiscal year ended January 3, 2026. The Code available on the Investors page of our website and from the Company upon written request sent to the Corporate Secretary, 7456 16th Street East, Sarasota, Florida 34243.

Compensation Committee

Current Members:

Diana Sacchi (Chair)

Cary Chenanda

Alexander Schuetz

The Compensation Committee held 4 meetings in 2025.

Each of the current members of the Compensation Committee satisfies the heightened independence standards of Rule 10C-1 under the Exchange Act.

The Compensation Committee is responsible for, among other things:
-	Overseeing the Company’s compensation program, including Executive Officer and key management compensation;
-	Administering the Company’s equity incentive and non-employee Director fees plans; and
-	Carrying out the responsibilities required by the rules of the SEC and NYSE.

The Compensation Committee may delegate any of its responsibilities to one or more subcommittees, each to be comprised of at least two of the Compensation Committee’s members. For information regarding the role of our executive officers and the Compensation Committee’s independent compensation consultant in determining or recommending the amount or form of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” below.

None of the current members of the Compensation Committee have been an officer or employee of the Company. Additionally, none of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

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Governance of the Company

Governance Committee

Current Members:

Cary Chenanda (Chair)

Laura Dempsey Brown

Ian Walsh

(During 2025, Philippe Lemaitre and Alexander Schuetz served on the Governance Committee).

The Governance Committee held 4 meetings in 2025.

The Governance Committee is responsible for, among other things:
-	Developing and recommending to the Board corporate governance guidelines and policies for the Company;
-	Overseeing the annual individual performance evaluation on all Board members;
-	Overseeing the Company's enterprise-wide risk management policies and the Risk Management Program;
-	Monitoring the Company’s compliance with good corporate governance standards;
-	Overseeing the Company’s significant governance and sustainability activities and practices.

The Governance Committee is committed to ensuring the governance of the Company is in full compliance with the law, reflects generally accepted principles of corporate governance, encourages flexible and dynamic management and effectively manages the risks of the business and operations of the Company.

Nominating Committee

Current Members: Alexander Schuetz (Chair) Doug Britt Diana Sacchi The Nominating Committee held 4 meetings in 2025.	The Nominating Committee is responsible for, among other things:
	-	Developing and recommending to the Board for adoption, the qualifications for members of the Board and its committees and the criteria for their selection;
	-	Reviewing and recommending changes to the nomination process which the Committee determines advisable;
	-	Identifying and reviewing the qualifications of potential candidates to fill Board positions;
	-	Reviewing the suitability for continued service of each Board member prior to term expiration;
	-	Recommending to the Board the nominees to stand for election at each Annual Meeting of Shareholders.
-

Reviewing SEC and NYSE rules relating to shareholder nominations and shareholder submissions or filings under such rules, and making recommendations to the Board regarding such nominations, submissions or filings; and

	-	Overseeing the Board's orientation program for new directors and the continuing education program for all Board members.

The Nominating Committee will take whatever actions it deems necessary under the circumstances to identify qualified candidates for nomination for election as a member of the Board, including the use of professional search firms, recommendations from directors, members of senior management and shareholders. All such candidates for any particular seat on the Board are evaluated based upon the same criteria, including those set forth above and such other criteria as the Committee deems suitable under the circumstances existing at the time of the election.

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Governance of the Company

Our Mission Shapes our Culture

Our vision defines where we’re going, our mission explains why we exist, and our strategy outlines how we will get there.

VISION

To be the world’s most trusted and preferred provider of premium technologies that ensure safety, reliability, and seamless connectivity while enabling a superior user experience.

MISSION

We deliver innovative, premium-quality hydraulic and electronic solutions through our trusted global brands enabling our customers to keep their products operating efficiently and with confidence.

STRATEGY

By 2030, we expect Helios Technologies to be a diversified, customer-centric global enterprise distinguished by innovation, operational speed, and a high-performance culture. We will leverage these competitive advantages to deliver what we believe will be unmatched customer value and top–tier financial returns. Our guiding principles are: "People-Powered, Team Driven; Safety & Ethics - Always; Delighting our Customers." Every component of our vision, the structures we are creating to reach our goals, and our clear step-by-step tactics reflect these guiding principles.

People-Powered, Team-Driven

Our people are fundamental to the execution of our strategy and the long-term success of Helios. We are focused on building a high-performing, future-ready workforce through deliberate investments in talent, leadership capability, and a performance-driven culture aligned with our business objectives. At the end of fiscal year 2025, we employed over 2,300 colleagues worldwide. Approximately 58% of our employees were located in the Americas region, 27% in the Europe, Middle East and Africa ("EMEA") region, and 15% in the Asia-Pacific ("APAC") region. In addition, we maintain a committed service agreement with a third-party provider that supports approximately 500 jobs in Mexico and serves as an integral component of our Electronics segment supply chain. This arrangement provides operational flexibility and allows us to adjust labor capacity in response to changes in market demand. Beyond our direct workforce, we utilize consultants, independent contractors, and temporary workers, as appropriate, to support business needs. In Italy, approximately 575 employees are represented by a labor union. We maintain constructive working relationships with union representatives and engage in ongoing dialogue to address workforce matters and support operational continuity. To our knowledge, there are no material labor disputes, strikes, or work stoppages pending or threatened that would have a material impact on the Company.

A core element of our people strategy is the continued evolution of a pay-for-performance culture across the organization. During 2025, we advanced efforts to harmonize our performance management framework globally, creating greater consistency, transparency, and accountability in how performance is assessed, developed, and rewarded across regions and businesses. This approach is designed to better align individual objectives with enterprise priorities, reinforce our shared values, and support differentiated rewards based on performance and contribution. In parallel, we are designing a comprehensive global job architecture to establish a consistent, market-aligned framework for job definitions, leveling, and career pathways across our global workforce. The job architecture enhances clarity around roles and expectations, supports equitable and competitive compensation practices, and strengthens our ability to attract, retain, and develop talent while enabling scalable workforce planning as the Company grows.

Aligned with our strategy, we are committed to strengthening our organization through a comprehensive focus on talent development, recruitment, retention, and inclusion. We actively invest in developing and advancing our people, while also prioritizing the recruitment of highly talented individuals who align with our values and purpose. As a learning organization, we foster a culture grounded in safety, innovation, and continuous professional growth. These efforts enable our global teams to work collaboratively and effectively in support of our mission and form a core element of our Corporate Responsibility Policy. We view our employees as essential to our success and are dedicated to retaining top talent by creating meaningful growth opportunities and a high-performance, team-oriented environment. At the same time, we are committed to building an inclusive workplace where diverse perspectives are welcomed, respected, and empowered—ensuring our colleagues and their ideas can thrive.

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Governance of the Company

Training and Development

The Helios Leadership Academy ("HLA") is dedicated to cultivating leaders within our organization. Participants engage in a dynamic blend of in-person and online training experiences designed to hone their leadership skills, foster cross-cultural collaboration, and provide expertise towards influential roles within our global Company. Individuals who have proven themselves as exemplary performers with high potential, professionals new to or moving to a people-manager role or whose team is increasing in size, and other individuals who have demonstrated leadership potential through our talent review process are selected to the HLA program and provided the opportunity for professional growth.

Our workforce policies and programs not only improve the quality of life of our team members, but also attract talented people who want to contribute to our continued success. The majority of our subsidiaries have well-developed intern programs. Through strong partnerships with local universities and technical schools, we continually enhance our internship programs, and our community involvement. This allows us to increasingly attract and retain the skilled talent we need to reach our goals.

Our employees are expected to align themselves with our shared values and Code. Helios is steadfast in its dedication to maintaining a workplace free from discrimination and harassment. Our leadership and employees are committed to “doing the right thing by living with integrity.”

Safety & Ethics - Always

Safety in the workplace is integral to our purpose, products and employee well-being. The Company fosters a culture of safety through proactive awareness and prevention principles exercised within our safety management system. Each entity upholds environmental, health, and safety policies aimed at fostering the operation of our business in a manner that safeguards the well-being of the public and our workforce. Many of our businesses feature on-site medical clinics, massage therapy, and occupational health treatment to mitigate industry musculoskeletal injuries. We provide a range of health and welfare programs to encourage employee fitness, wellness, and preventive healthcare. Additionally, our workforce has access to a confidential employee assistance program that offers professional counseling services to team members and their families.

We are a company of innovators who work in a safety-first culture. We focus on designing machines and components that improve the end user’s experience and safety. Across companies, standardized guidelines and methods are used to reduce risks and drive continuous improvement. In addition, we leverage near miss reporting as a leading indicator to identify and mitigate risk factors in the work environment. Safety audits are performed to identify opportunities for further improvement and safety best practices are incorporated into team member communications to raise awareness and to educate.

Our safety culture and system has allowed us to maintain a strong safety record even through growth and strategic acquisitions and reorganizations of our business. This includes re-engineering workflow and adding dedicated safety staff. Additionally, we are continually establishing improvement efforts across all businesses to establish innovative solutions for the health and safety of our employees.

Corporate Governance Guidelines

The Helios Legal function oversees the Ethics Hotline, the Code, ethics and discrimination training of all employees, and works with the Human Resources department to launch company-wide initiatives like our charitable giving platform through America’s Charities and the Helios Employee Assistance Fund. Our commitment to fundamental ethical principles, including the respect for the dignity of every individual, is reflected in our ethical policies and compliance measures. In such a rapidly changing world, we leverage and lean on our collective guiding principles and codes to provide clear guidelines towards ethical practices and decisions.

Internally, our values guide us to ensure our governance responsibilities are managed holistically across the organization, rather than in silos. Externally, investor and customer-centric engagement assist us in identifying impacts that could potentially affect our business and provide insight to the environmental and social topics influencing the industries we serve including:

•
Employing our Shared Values to hold ourselves accountable;
•
Establishing Board-level governance oversight and ethical policies;
•
Managing non-financial and governance topics to support our long-term business strategy;

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Governance of the Company

•
Attracting and developing a global, diverse team of innovators and providing safe, efficient manufacturing facilities; and
•
Supporting our employees and the communities in which we operate.

Code of Ethics

Helios strives to conduct its business with the highest degree of ethics, integrity, and compliance with laws. Our Code includes policies to protect our reputation, one of our most valuable assets. Maintaining our reputation is critical to retaining our talented employees, loyal channel partners and supportive shareholders. This Code exists in conjunction with both the Corporate Responsibility Policy and the Helios Code of Conduct for Suppliers and Third-Party Vendors.

Annually, our colleagues acknowledge receipt and understanding of this Code, and attend required ethics training courses in connection with the Code. The Company tracks compliance internally and provides supplemental training on such topics as: Workplace Harassment; Non-Retaliation for Reporting; Information Security; Conflicts of Interest; Fair Dealing; Confidential Information & Intellectual Property; Data Privacy; Creating a Respectful Workplace; Corporate Assets; Environmental; Health & Safety; Fair Employment Practices; Maintaining Books & Records; Anti-Bribery & Anti-Corruption; International Trade Controls; Anti-boycott Laws; Antitrust & Fair Competition Laws; Compliance with Laws; Rules & Regulations; Communications & Public Affairs; and Contracts Compliance Policy. With input from relevant stakeholders and executive leadership, the Code training is annually reviewed and updated to promote best practices that provide clear, practical guidance to our employees, executive officers, and directors. The Code is managed by the Legal and Human Resources Department, under the oversight of the Company’s General Counsel & Secretary.

We provide an anonymous third-party incident management program, Navex, for all employees to report concerns and suspected violations of the Code. Navex is available to all employees via the internet or through a telephone hotline. The third-party employees who answer the reporting hotline are trained to listen carefully, ask questions and document the situation accurately and anonymously. There is never any retaliation for making a report in good faith. Navex can be accessed 24 hours a day, seven days a week via the following web address: www.heliostechnologies.ethicspoint.com.

Corporate Responsibility Policy

A large part of our success is reflected in the positive impact we make on the world around us. We believe that responsible business practices require mutual respect, a strong ethical code, and an investment into improving the lives of those within our community. In addition to upholding the values set forth in our Code, we continue to enhance areas in which we strive to promote a responsible corporate culture: Human Rights; Inclusion; Employee Engagement; Talent Development; Community Investment; Employee Safety, Health and Wellness; Product Safety, Quality, and Brand. Our Corporate Responsibility Policy represents a vision for how we can continue to improve our Company, including its financial performance, by incorporating environmental sustainability and social responsibility both in our daily operations and long-term goals. Key components of the policy include: Emissions and Waste Reduction; Conflict Minerals; Carbon and Climate; Product Innovation; Recycling; and Environmental Accountability. We recognize that the mission to build a better world for people, our planet, and our organization, begins with each one of us. Therefore, all of our employees, no matter their role or area of responsibility, are expected to read and comply with the Corporate Responsibility Policy.

Political Contributions

Consistent with the policies set forth in our Code, Helios does not use any corporate funds for the purposes of political advocacy. We recognize that using corporate funds for political advocacy is restricted in many territories. We define this as making donations or payments for lobbying or campaign contributions. In 2025, Helios did not use any corporate funds to engage in political advocacy with any individual, group, or political entity.

Insider Trading Policy

The Board of Directors has adopted a Confidentiality and Insider Trading Policy (the “Insider Trading Policy”) and related procedures that govern the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees of the Company. In addition, the Company also follows processes for the repurchase of its securities. We believe that our Insider Trading Policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 3, 2026. Our Insider Trading Policy also prohibits our directors, officers and employees and their designees from entering into hedging transactions or other financial instruments

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Governance of the Company

(including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of the Company’s securities.

Clawback Policy

During 2023, we adopted an enhanced Clawback Policy to comply with new rules promulgated by the NYSE and the SEC (the “Clawback Policy”). The Clawback Policy generally applies to current and former executive officers, and provides for the recovery of any incentive-based compensation received during a three-year recovery period if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The incentive-based compensation recoverable under the Clawback Policy generally includes any amount of incentive-based compensation received that exceeds the amount that would have been received had it been determined based on the restated amounts (without regard to any taxes paid). The Clawback Policy does not condition clawback on the fault of the executive officer, but the required clawback under the Clawback Policy is subject to certain limited exceptions in accordance with the SEC and NYSE rules.

Human Rights Policy

Helios strives to operate with the highest ethical standards including upholding human rights. We believe all people should be treated with dignity and respect. We maintain a Human Rights Policy in addition to our Code, as well as our Code of Conduct for Suppliers and Third-Party Vendors.

Guided by the United Nations Sustainable Development Goals, the policies cover specific subjects to ensure human rights are protected across our value chain and that we are creating a fair and ethical workplace, including: Fair Treatment; Diversity and Equal Opportunity; Stakeholders and Society; Fair Labor and Compensation Standards; Safe Work Environment; Natural Resources; and Reporting of Violations.

Conflict Minerals Policy

As a corporation with a global supply chain, we recognize we have a responsibility to improve our own business operations by identifying and mitigating, where practicable, any processes that may harm the planet or the people that live on it. Our Conflict Minerals Policy operates in conjunction with our Code as well as our Code for Suppliers and Third-Party Vendors ("Supplier Code"). The policy aligns with the goals set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Helios strives to go beyond its obligations under Section 1502 of the Dodd-Frank Act and is working to improve our ability to trace and investigate any potential conflict mineral issues. Our goal is supply chain transparency and the promotion of high ethical standards among our suppliers. To do so, we have established a management system for compliance with conflict minerals regulations and a cross- functional team to implement the conflict minerals compliance strategy, consisting of members from supply chain, finance, legal and compliance, and operations. The system is overseen by the General Counsel & Secretary.

To further strengthen our governance, we have partnered with a leading third-party provider of compliance management processes, tools, and expertise to augment our internal conflict minerals compliance processes and management system. The engagement with our provider ensures comprehensive coverage and brings subject matter expertise to complement our internal knowledge and experience.

Code of Conduct for Suppliers and Third-Party Vendors

Helios’ reputation is based on not just our own conduct, but the conduct of those with whom we do business. This is most evident in the longevity of the relationships we have with many of our suppliers. We value our reputation for conducting business with integrity and respect. Our Supplier Code provides a foundation for Helios and its suppliers to build and maintain a strong business relationship based on trust, respect, integrity, and fairness.

Information Security

The Company employs a comprehensive, three-tiered security strategy centered on user training, email verification, and real-time threat monitoring to identify and mitigate cybersecurity risks. The Company follows the CIS Top 18 framework as the foundation for its security program, ensuring a structured and effective approach to risk management.

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Governance of the Company

To enhance cybersecurity awareness, the Company provides monthly training sessions for employees and enforces security best practices such as multi-factor authentication, Zero Trust principles, and strict password complexity policies to prevent unauthorized access. Additionally, Helios leverages a dedicated Security Operations Center that combines Artificial Intelligence with experienced security professionals to provide continuous endpoint monitoring and threat response.

We conduct penetration tests across all subsidiaries, covering both internal and external environments. These tests simulate real-world cyber attacks using advanced tools and techniques to identify vulnerabilities within Helios' systems. The Information Technology department utilizes the findings to refine security controls, remediate gaps, and strengthen the Company’s overall security posture. The results of the penetration tests are reviewed with executive leadership and the Board of Directors to ensure transparency and alignment on risk management strategies. The methodology used for penetration testing is as follows:

Delighting our Customers

Helios continues to focus on providing systems and solutions that solve our customers most pressing needs. With a differentiated product portfolio and through continuous innovations, we believe our team is in prime position to employ an aggressive "go-to market" approach to drive the sales funnel, cross-sell, and manage our pipeline of business.

Helios also has a responsibility to create products that are long-lasting, keep end-customers safe, and leave as little negative impact on the environment as possible. We regularly review our processes to determine where and how they can be improved to reduce our energy consumption and that of our customers, and we also recognize our responsibility to incorporate sustainability into our operations and decision-making. We also recognize this focus leads us to new markets and solutions that align with our own focus on social and environmental responsibility.

Creating Components that use Less Energy

Through testing and advanced simulation, we intend to improve the energy efficiency of the products we create, including reducing energy use and heat waste. Our brands have adopted this practice as an ongoing initiative for all product designs. As an example, Faster, in their development of a new quick release coupler, will design all components involved with oil flow to be hydrodynamic to improve total coupler flow rate capacity resulting in lower energy consumption. At Sun Hydraulics, testing is performed to determine leakage between the ports of the valve that could result in the valve failing due to pressure drop within the circuit. This approach is not only a critical safety step, but also improves energy efficiency of a hydraulics system (less electric or mechanical power to power the system). The eSenseTM solution boasts 100% of the performance at 30% of the power consumption while the LoadMatchTM valve offers 30% or more energy savings from automatic control settings at reduced loads.

Helios Sets Goal of Achieving Net Zero Greenhouse Gas Emissions by 2050

In 2022, the Company announced it had set a long-term commitment to achieve net zero greenhouse gas (“GHG”) emissions by 2050 for its operated assets. Initial efforts and steps are underway as the Company develops more detailed plans to reach this long-term commitment. The Company has already completed Scope 1 and Scope 2 greenhouse gas inventory, has begun gathering relevant Scope 3 data, and is working on detailed emission-reduction roadmaps for its major operated assets. Read more about the Company’s progress and follow its sustainability journey at: https://www.heliostechnologies.com/sustainability.

Energy

We conducted our first annual Scope 1 and Scope 2 GHG emissions inventory in 2021 and continue this process. This growing body of data will help us establish interim GHG emissions targets along our journey to achieving net zero GHG emissions by 2050. We advanced our “in the region, for the region” strategy and are establishing an operating footprint that will lead to reduced emissions. We have also implemented energy efficiency investments in our manufacturing operations. You can find our most recent reported data within a fact sheet posted here: https://www.heliostechnologies.com/sustainability.

Waste

Helios has worked diligently across its subsidiaries to identify significant waste streams and reduce waste using production process redesigns, scrap reduction initiatives, electronic waste reduction, and elimination of hazardous materials. We have made investments in

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Governance of the Company

manufacturing technologies, such as a nitrogen blanket system to reduce solder dross in our printed circuit board assembly wave solder process by as much as 70%. This reduces the wave solder by-product waste stream which is good for the environment and our business.

Water

Water is a fundamental component of our business, especially for our hydraulics manufacturing operations, but an even more important commodity of the communities where we operate and live. In addition to water conservation efforts already at work across our Companies, in 2021 we conducted our first company-wide water usage inventory, added a second year of data in 2022 and continue this process to measure future improvements.

In the Region, for the Region

Being “in the region, for the region” is a direct reflection of our ability to use our Shared Values and Guiding Principles as a guide to create new and innovative approaches to our business and delight our customers. We have a unified operations strategy across the companies in our Electronics and Hydraulics segments leveraging the breadth of our global footprint and depth of our manufacturing capabilities. Our strategy allows us to better align supply chain and manufacturing value streams with customers geographically to shorten lead times, reduce inventory, optimize costs, and mitigate global supply risks. Established manufacturing centers provide scale in North America, and we continue to enhance centers in both Asia and Europe to meet anticipated growing global demand. Manufacturing locations in the United States, Mexico, Italy, Germany, South Korea, China and India provide a range of manufacturing options. This approach has helped us expand our engineering capacity, scale resources, and develop additional internal capabilities and allows us to produce and sell our solutions locally. This creates value for our customers and shareholders by significantly reducing sourcing and supply risks, avoiding freight costs, and reducing quality issues. Our approach helps us not only address risks like material shortages, but enables us to positively impact the economies and communities in which we operate, all while protecting our margins. Through these efforts, we believe we attract and retain local talent with diverse perspectives and who help us create innovative new solutions.

Community

Helios is committed to making meaningful contributions to the local communities in which we operate. We have a responsibility to take care of and serve the communities that allow us to succeed. With unique subsidiaries around the world, we tailor our charitable and community efforts to address the specific needs of the communities in which we operate. Our subsidiaries' social efforts are mostly driven by entity leadership and Human Resources teams. Helios also encourages employees to bring forward ideas for social and charitable effort for leadership review.

Helios Engage

In 2021, Helios launched a global workplace philanthropy initiative in partnership with America’s Charities called Helios Engage. Helios Engage enables employees to make charitable contributions on a secure platform where their contributions are eligible for a 100% corporate match. Our Helios Engage platform is accessed through a website where employees can make donations by credit card or payroll deductions. Employees can also upload proof of offline donations and Helios will approve a corporate match. Charitable organizations in America’s Charities platform include tens of thousands of nonprofit addressing causes including education, human rights, hunger, poverty, research, animal welfare, veteran assistance, disaster relief, and health services. Helios Engage not only allows Helios to provide its employees with a platform to support a wide variety of charitable organizations but also offers opportunities to volunteer and give back to the communities in which we live and work. Since the program's inception, our employees around the globe have donated to over 100 charities through one-time donations or recurring payroll reductions.

Helios Engage includes a dollar-for-dollar matching gift program and Employee Assistance Fund (EAF) where employees around the globe can receive financial assistance in times of hardship. Helios employees can donate to the EAF to directly support their colleagues in need. This partnership allows the Company to maximize its positive social impact through global charitable giving efforts and to give back to our communities through volunteerism. Since the inception of the program in 2022, the EAF has supported over 130 employees and disbursed more than $175,000 to assist colleagues experiencing financial hardship around the globe.

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Governance of the Company

Mote Science Education Aquarium

In 2025, Helios became the lead sponsor of the Marine Science & Technology Digital Hub at the new Mote Science Education Aquarium in Sarasota, Florida. This partnership strengthens both organizations' commitment to innovation, technology, and community engagement. This sponsorship reflects our support of sustainable practices both locally and globally and our commitment to leveraging technology for environmental stewardship and educational impact.

MOTE

The Mote Science Education Aquarium (SEA) in Sarasota, FL

Shareholder Engagement in 2025

We aim to maintain an active dialogue with our shareholders and broader shareholder community in order to understand investor viewpoints and respond timely to investor feedback. We believe that having open conversations throughout the year on key topics such as our Company strategy, corporate governance, board oversight, executive compensation, and best business practices allows for our Board of Directors and management team to identify emerging trends and be proactive in addressing matters of importance to our shareholders. We also understand the importance of dialogue over multiple years and recognize that many of the issues on which we engage are long-term in nature. We aim to build relationships based on trust and transparency. Feedback from our conversations is shared with our full Board of Directors to determine what, if any, responsive steps are required.

Our Investor Relations program is designed to address questions and concerns from shareholders, provide shareholders with a viewpoint from the Company’s perspective, and where appropriate, incorporate feedback into best practices. A variety of in-person as well as virtual meetings are conducted throughout the year. We meet with institutional shareholders throughout the year to share and respond to questions regarding Company performance, governance matters, executive compensation, changes to our Board and executive leadership team, as well as any other matters that are brought to our attention.

During 2025, we made a number of enhancements to our practices, many of which were directly informed by shareholder engagement discussions. These included expanding executive compensation performance metrics to include a relative Total Shareholder Return (“rTSR”) modifier that will either increase or decrease the vested amount of stock options by up to +/-25%, based on the Company’s share price performance compared to the Russell 2000 Index comparative returns over the three-year performance period. Additional information regarding the changes to our executive compensation program in light of shareholder feedback can be found under the section titled “Executive Compensation” below.

Below is a sample of events that the Company participated in:

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Governance of the Company

In 2025, the Company continued its Governance related engagement program with its top Shareholders:

Should shareholders or other interested parties wish to communicate with the Board, non-management directors or independent directors as a group or any specified individual directors, such correspondence should be sent to the attention of our General Counsel & Secretary at 7456 16th Street East, Sarasota, Florida 34243. Our Secretary will forward correspondence relating to a director’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties will be handled at the Secretary’s discretion. Shareholders may also submit recommendations of director candidates by following the same procedures.

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AUDIT COMMITTEE REPORT

The following report shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference, or to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Management is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting based on criteria established in the 2013 Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The primary purpose of the Audit Committee is to oversee the Company’s financial reporting activities. The Audit Committee selects the Company’s independent accountants and meets regularly with them to review and approve the scope of their audit, report, recommendations and fees.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended January 3, 2026, with the Company’s management and with Grant Thornton LLP (“Grant Thornton”). Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed with the Company’s management and Grant Thornton their respective reports on the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes- Oxley Act as of January 3, 2026. The Audit Committee has discussed with Grant Thornton the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communication with Audit Committees).

The Audit Committee has received from Grant Thornton written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence and has discussed with Grant Thornton its independence. The Audit Committee has considered the provision of all non-audit services by Grant Thornton and has determined that such services are compatible with the firm maintaining its independence from the Company.

Based on its review and discussions noted above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, for filing with the SEC.

AUDIT COMMITTEE

Douglas Britt (Chair)

Laura Dempsey Brown

Ian Walsh

2026 Proxy Statement | 27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2025, the Company had no reportable relationships or transactions with any of the directors or executive officers, or their affiliates. Under the Company’s Code, all employees, including the CEO, the CFO and persons performing the functions of a controller, are instructed to avoid any personal activity, investment or association which could appear to interfere with their good judgment concerning the Company’s best interests. The Company’s policy is that if an employee or director is related in any way to a vendor or customer, someone other than that employee or director should be the one to decide whether the Company will do business with that person. The Audit Committee must approve all transactions in which an officer or director, or any member of such person’s family, may have a personal interest.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information as of April 20, 2026, except as otherwise indicated, regarding the beneficial ownership of shares of our Company’s common stock by:

•
each shareholder known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock;
•
each of our Named Executive Officers;
•
each Director; and
•
all Executive Officers and Directors as a group.

Information in this table as to our directors, named executive officers and all directors and executive officers as a group is based upon information supplied by these individuals and Forms 3, 4, and 5 filed with the SEC. Information in this table as to our greater than 5% shareholders is based solely upon the Schedules 13G filed by these shareholders with the SEC. Where information regarding shareholders is based on Schedules 13G, the number of shares owned is as of the date for which information was provided in such schedules.

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
5% Beneficial Owner
BlackRock, Inc (3)	2,468,752	7.5%
50 Hudson Yards
New York, NY 10001

Wellington Management Group, LLP (4)	1,997,527	6.0%
280 Congress Street
Boston, MA 02210

Vanguard Capital Management, LLC (5)	1,721,842	5.2%
100 Vanguard Boulevard
Malvern, PA 19355

Conestoga Capital Advisors, LLC (6)	1,662,124	5.0%
550 East Swedsford Road, Suite 120
Wayne, PA 19087

Directors and Officers
Doug Britt	29,704	*
Laura Brown	19,268	*
Alexander Schuetz	18,391	*
Matteo Arduini	18,317	*
Cary Chenanda	17,036	*
Sean Bagan	15,934	*
Rick Martich	13,729	*
Diana Sacchi	10,375	*
Marc Greenberg	10,074	*
Billy Aldridge	1,043	*
Jeremy Evans	919	*
Ian Walsh	-	*
Michael Connaway	-	*
All Directors and Executive Officers as a Group (12 persons) (7)	154,790	0.5%

*	Less than 1%.

(1)
Unless otherwise indicated, the address of each of the persons listed is 7456 16th Street East, Sarasota, Florida 34243.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

(2)
This column sets forth shares of the Company’s common stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to all shares of common stock owned by them, except to the extent such power may be shared with a spouse. As of the date of this Proxy Statement, none of the Executive Officers and Directors have any outstanding margin obligations under any such accounts. Amounts include RSUs that vest within 60 days of the record date.
(3)
According to Schedule 13F, filed February 12, 2026, BlackRock, Inc. has sole voting and dispositive power with respect to 2,468,752 shares. According to Amendment No. 4 to Schedule 13G, filed January 26, 2024, by BlackRock, Inc., BlackRock, Inc. had sole voting power with respect to 2,357,899 shares and sole dispositive power with respect to 2,398,060 shares.
(4)
According to Schedule 13G filed December 31, 2025, Wellington Management Group, LLP (“Group”), Wellington Group Holdings LLP (“Group Holdings”), Wellington Investment Advisors Holdings LLP (“Advisors”) and Wellington Management Company LLP (“Management Company”), the Group, Group Holdings and Advisors each have shared voting power with respect to 1,695,745 shares and shared dispositive power with respect to 1,997,527 shares.
(5)
According to Schedule 13G filed April 30, 2026, Vanguard Capital Management, LLC has sole voting power with respect to 244,493 shares and sole dispositive power with respect to 1,721,842 shares. Includes securities held by Vanguard funds, or sleeves thereof, over which Vanguard Capital Management LLC exercises dispositive power as specified in the Schedule 13G, including Vanguard Asset Management Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisers, LLC and Vanguard Investments Australia Ltd.
(6)
According to Amendment No. 5 to Schedule 13G, filed January 9, 2026, by Conestoga Capital Advisors, LLC, Conestoga Capital Advisors, LLC has sole voting and dispositive power with respect to 1,552,063 shares.
(7)
The group total excludes Mr. Connaway who was separated from the Company in November 2025 and otherwise holds no shares.

30 | 2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) describes our general executive compensation approach, and specifically describes the compensation for our Named Executive Officers (“NEOs”) in 2025. During 2025, Sean Bagan was appointed President and Chief Executive Officer and Jeremy Evans was named Chief Accounting Officer and then promoted to Executive Vice President, Chief Financial Officer. Our 2025 NEOs and their titles are as follows:

Named Executive Officer	Position
Sean Bagan (1)	President & Chief Executive Officer (“CEO”) and Former Chief Financial Officer ("CFO")
Jeremy Evans (2)	Executive Vice President, CFO
Marc Greenberg	Executive Vice President, General Counsel & Secretary
Matteo Arduini	President of Hydraulics, FCT
Rich Martich	President of Hydraulics, MCT
Michael Connaway (3)	Former CFO

(1)
Mr. Bagan served as Interim President & Chief Executive Officer until January 2025 when he was appointed President & Chief Executive Officer. He also served as Chief Financial Officer until October 2025.
(2)
Mr. Evans was named Chief Accounting Officer in September 2025 and then Chief Financial Officer in November 2025.
(3)
Mr. Connaway was appointed Chief Financial Officer in October 2025 and separated from the Company in November 2025.

Executive Summary

We align our internal key performance indicators with our strategy to ensure our short-term actions will deliver long-term expectations.

To support the execution of our Company strategy, our financial strategy is oriented around delivering operating margins in line with top performing peers, a strong balance sheet and sufficient financial flexibility to support organic and acquisitive growth while continuing to sustain our longstanding history of over twenty-eight consecutive years of dividend payments.

Our culture of innovation is at the core of our business. We have approximately 300 engineers in support of product innovation, as well as technical support and customer service. We believe our product innovation will aid organic growth and fill the expected demand resulting from the megatrends of automation, digitalization, regionalization and supply chain security, productivity and technology advancements. All growth initiatives are intended to preserve the Company’s history of superior profitability and financial strength.

We continue to explore acquisition opportunities as a way to accelerate growth in line with our history of acquiring companies with niche technologies, as well strong profitability. Our acquisition framework considers smaller tuck-in acquisitions as well as larger transformational acquisitions. In addition to looking for strong management teams and good cultural fits, the objective of our acquisition strategy is to enhance Helios by:

•
Growing our current product portfolio or adding new technologies and capabilities that complement our current offerings;
•
Expanding geographic presence;
•
Bringing new customers or markets;
•
Meeting growth and profitability goals; and
•
Leveraging operational synergies and earnings accretion.

2025 Performance Results and Pay Outcomes

We continue to build a strong foundation for sustainable success and drive solid margins and earnings for our shareholders. 2025 saw record cash flow as the Company generated $104 million of free cash flow, a 9% increase over the prior year. 2025 sales were $839 million, an increase of over 4% and up 6% on a pro-forma basis, excluding the Custom Fluidpower divestiture. Gross profit also increased at a faster pace than sales and was up 7% to $271 million. Gross margin was 32.3%, an increase of 100 basis points from 2024. Our gross margin strengthened and benefited from higher volume along with our operational excellence efforts and cost control measures. Our focus on creating long-term shareholder value remains

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Executive Compensation

a top priority. In addition, our balance sheet remains flexible, enabling us to be opportunistic with our capital deployment including acquisitions. We introduced a new share repurchase program in 2025 and repurchased 1% of the Company’s outstanding shares throughout the year. This share buyback model, as a form of returning capital to shareholders, marked a first for the Company.

As a result of our 2025 performance, our short-term incentive (“STI”) program paid between 136% and 140% of the target percentage to our NEOs based on achievement of certain metrics as detailed below. There were no awards earned from the performance-based restricted stock units granted to our Named Executive Officers pursuant to our 2023-2025 long-term incentive (“LTI”) program as the Company did not achieve the minimum threshold levels required under the established performance metrics. Our LTI program, which includes performance-based incentive metrics, is aligned with our revised long-term financial targets. The 2025 LTI performance-based awards will be measured over a three-year period (2025-2027) and are tied to the financial metrics set for Helios described below.

Management Transition

Promotion of Mr. Bagan to President & Chief Executive Officer

Mr. Bagan, who was previously acting as Interim President & Chief Executive Officer, was promoted to the role of President & Chief Executive Officer effective January 6, 2025, in addition to his role as Chief Financial Officer, which he held through October 2025. Mr. Bagan was also nominated to serve as a director to the Company's Board. In connection with his promotion, Mr. Bagan was entitled to an annual base salary of $704,000. In addition, under the Company's incentive plans, his STI target was set at 100% of his base salary and his LTI target was set at 200% of his base salary. Mr. Bagan is not entitled to any compensation for his service as a director on the Company's Board.

Promotion of Mr. Evans to Chief Accounting Officer and then Executive Vice President, Chief Financial Officer

Effective September 1, 2025, Mr. Evans was promoted to Executive Vice President & Chief Accounting Officer of the Company. In connection with his such role, Mr. Evans was entitled to an annual base salary of $275,000. In addition, under the Company's incentive plans, his STI target was set at 50% of his base salary and his LTI target was set at 65% of his base salary. On November 17, 2025, Mr. Evans assumed the role of Chief Financial Officer of the Company. In connection with this promotion, Mr. Evans’ annual base salary was increased to $425,000. In addition, under the Company's incentive plans, his STI target was increased to 60% of his base salary and his LTI target was increased to 120% of his base salary.

Departure of Chief Financial Officer

Mr. Connaway was separated from the Company effective November 16, 2025. This separation constituted a termination by the Company without cause pursuant to the Severance Agreement in place with Mr. Connaway. Pursuant to the Severance Agreement in place with Mr. Connaway, he is entitled to receive continuation of his annual base salary for twelve months, a payment equal to the value of his 2025 prorated STI compensation target, and continuing health and welfare benefits, at Company expense, for a period of twelve months. Mr. Connaway signed a general release with the Company which requires compliance with the restrictive covenants set forth in the release with the Company for a period of twelve months following his termination.

Compensation Philosophy and Objectives

The goals of our executive compensation program are to attract, retain and motivate highly qualified leadership personnel. Our compensation philosophy is to provide executives with a competitive total compensation package that motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value. We encourage initiative, teamwork and innovation, and each executive’s strength to use his or her abilities and particular area of responsibility to strengthen our overall performance. We set total compensation at a level we believe to be fair, based on an objective review as well as a subjective analysis of each individual executive’s experience and past and potential contributions to the Company. An individual executive’s leadership and contribution to the accomplishment of the Company’s strategic goals have always been part of his or her performance evaluation.

Policies and Practices Related to the Grant of Certain Equity Awards

Our Compensation Committee approves equity awards granted to our named executive officers on or before the grant date. The Compensation Committee does not take material non-public information into account when determining the timing and terms of such awards. We have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. In 2025, we did not award any stock options to our named executive officers during any period beginning four business days before the filing of a periodic report on Form 10-Q or

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Executive Compensation

Form 10-K or the filing or furnishing of a current report on Form 8-K disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Shareholder Engagement - Say on Pay Results

Shareholders are provided the opportunity to cast an advisory Say on Pay vote on the Company's named executive officer compensation. Our relationship with shareowners is a significant part of our Company’s success. Management understands, appreciates, and welcomes the opportunities to listen to its shareholders, engage in discussions, and participate in year-round conferences. In 2025, approximately 99% of votes, excluding abstentions and broker non-votes, cast supported the Say on Pay advisory proposal. The Compensation Committee values the views of our shareholders and feedback from the Say on Pay results and regularly considers shareholder feedback and the results of Say on Pay votes when setting compensation for our named executive officers. We did not make any changes to our compensation programs as a direct result of the strong 2025 Say on Pay vote results.

Components of Executive Compensation

2025 Compensation Program

To align pay with performance and to offer market-based compensation to attract and retain top talent, the Compensation Committee engaged Mercer to perform a comprehensive review of our compensation program in 2024. The result was a set of were recommended changes to our 2025 compensation plans intended to more closely tie each executive's pay with the Company’s financial and operational results relative to performance objectives, while also targeting to incentivize driving improved shareholder returns. The Compensation Committee modified the metrics and weightings in the short-term and long-term incentive plans, including a rTSR modifier metric to align Company goals with shareholder interest. To align, balance, and simplify the program, a new STI distribution of weighting across the metrics was implemented such that Sales, Adjusted EBITDA and Adjusted Free Cash Flow are equally weighted at 30% each, and a Personal Goal metric of 10% is in place for all executive officers. While all LTI compensation for our NEOs continues to be awarded in the form of equity, the Company adjusted the performance metrics to better align with shareholder interests. The LTI award is split 50% time-based RSUs vesting ratably over three years and 50% performance-based stock options that are subject to a three-year performance period. Performance-based stock options are a significant, at-risk component of our NEOs’ compensation tied to Helios’ long-term financial performance. The performance-based portion of the LTI award has three metrics that will ultimately determine the vested amount of stock options, if any, with a potential vesting between 0% and 225% of the target number of performance-based stock options. Sales, and Adjusted EPS for the applicable performance period, in each case based on three-year cumulative results from fiscal years 2025 through 2027, will be equally weighted at 50% and aligned with long-term Company growth targets. The third metric is a rTSR modifier that will either increase or decrease the amount of stock options vesting by up to +/-25%, based on the Company’s Total Shareholder Return performance compared to the Russell 2000 Index over the three-year performance period. For purposes of measuring the Company’s Total Shareholder Return, it will be based on the change in the Company’s stock price during the applicable performance period, taking into account any dividends paid during that period, which are assumed to be reinvested. If Helios’ rTSR compared against the Russell 2000 Index for the performance period is negative, the number of performance-based stock options that vest will decrease, not to exceed a reduction of 25%. If Helios’ rTSR exceeds the Russell 2000 Index for the performance period, the number of the performance-based stock options that vest will increase, not to exceed an addition of 25%. These changes will allow the Company to better align pay with shareholder returns and tie executive compensation to Company performance.

Pay Element	Breakdown	Key Features
Short-Term Incentive (STI)	Performance-based cash compensation	• Adjusted EBITDA (30%) • Sales (30%) • Adjusted Free Cash Flow (30%) • Personal Goals (10%)
Long-Term Incentive (LTI)	Performance-based stock options subject to a three-year performance period (50%)	Metrics are based on Company performance as follows: • Sales (50%) • Adjusted EPS (50%) • rTSR Modifier (+/-25%)
	Time-based restricted stock units vesting ratably over three years (50%)	Ultimate value impacted by Company stock price

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Executive Compensation

The following table describes the principal pay elements of our executive compensation program for 2025, including their purpose, timeframe and performance measures with the intent to tie each executive’s pay more closely with the Company's financial and operational performance objectives over which they have the greatest impact.

2025 Compensation Elements
Pay Element	Purpose	Timeframe	Key Features
Base Salary	Attract and retain executive talent and compensate for performing day-to-day responsibilities	Annual	Fixed cash compensation reviewed annually based on market data, company performance, and executive’s experience and past and potential contributions to the Company
Short-Term Incentive (STI)	Reward performance against short-term financial drivers only if Company achieves performance targets or objectives	Annual	Metrics are based on the Company's performance as applicable: • Sales (30%) • Adjusted EBITDA (30%) • Adjusted Free Cash Flow (30%) • Personal Goals (10%)
Performance-Based Stock Options (50% of LTI Grant)	Motivate executives to achieve multi-year corporate financial objectives consistent with the Company’s long-term financial targets	Vest after three years based on performance achievement metrics	Metrics are based on the Company's performance as applicable: • Sales (50%) • Adjusted EPS (50%) • rTSR Modifier (+/-25%)
Time-Vested Restricted Stock Units (50% of LTI Grant)	Attract and retain executives and motivate support for our long-term strategy	Vest annually pro rata over three years	Ultimate value impacted by Company stock price

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Compensation Policies and Practices

The Company employs the following best pay practices that reflect the Company’s compensation philosophy:

What we do	What we don’t do
✓ Link executive pay to Company performance through our annual STI and LTI awards	× No single-trigger change-in-control provisions for LTI awards
✓ Balance between STI vs. LTI awards, cash vs. equity, and fixed vs. variable pay	× No hedging or pledging by executives or directors of equity holdings
✓ Compare executive compensation and Company performance to relevant peer group companies	× No repricing of underwater stock options
✓ Require executives and members of the Board to meet minimum stock ownership requirements	× No tax gross-ups
✓ Maintain a compensation clawback policy to recapture certain incentive-based pay	× No aspect of our pay policies or practices pose material adverse risk to the Company
✓ Provide limited perquisites

Our compensation program is overseen by the Compensation Committee, comprised of independent directors, which operates under a charter that was initially updated by the Board on November 1, 2021, after the Company moved to the New York Stock Exchange and then refreshed in March 2026. The Compensation Committee reviews the compensation of each individual executive officer annually. The Compensation Committee also makes equity awards under compensation plans approved by the Board and, where required, by the shareholders, to the Chief Executive Officer and to other key management employees on the recommendation of the Chief Executive Officer.

Compensation Program & Peer Group Reviews

While the Compensation Committee does consider comparative compensation information to gain a general understanding of current compensation practices in the market, it does not benchmark or ultimately target a specific percentile or data point in assessing competitiveness for our compensation programs. Individual opportunities vary based on length of time with the Company, individual performance and level of leadership responsibility within the Company, and other factors. The Company’s compensation program generally seeks to align executive pay with the executive and Company performance and business objectives in order to retain key talent and reward high-performing executives to maintain a strong management team. The Compensation Committee engages independent compensation consultant, Mercer, to review our compensation philosophy and the competitiveness of the NEOs compensation levels. The Compensation Committee conducted an assessment to evaluate whether the work performed by Mercer raises a conflict of interest. Based upon that assessment, the Compensation Committee determined that no conflict of interest exists. For 2025, Mercer's executive compensation review for Company NEOs included a full competitive assessment of each executive's compensation elements including: base salary, STI, target total cash compensation, LTI and target total direct compensation. To conduct the review, Mercer examined an array of market data sources including total compensation data from peer group published Proxy Statements, as well as published compensation survey data from multiple sources. Data from these sources was then individually matched to each NEO based on title, job, functional responsibility and sales scope where possible. Mercer then proposed a 2025 Peer Group.

The Compensation Committee reviewed information on sales, income, and executive compensation for other United States public manufacturing companies and selected businesses of similar size and scope. The Compensation Committee also considered information on compensation practices, including employee benefits, from manufacturing companies in other countries in which we operate to help ensure we maintain competitiveness in the markets in which our executive officers work and reside.

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Executive Compensation

2025 Peer Group Companies
Albany International Corp.	Lindsay Corp.
Badger Meter, Inc.	Mueller Water Products, Inc.
Barnes Group	NV5 Global, Inc.
Dorman Products, Inc.	Protolabs, Inc.
Douglas Dynamics, Inc.	RBC Bearings Incorporated
Enpro Industries, Inc.	Standex International
ESCO Technologies Inc.	Tennant Company
Franklin Electric Co., Inc.	The Gorman-Rupp Company
John Bean Technologies	Trimas Corp.
Kadant, Inc.	Watts Water Technologies, Inc.

The 2025 peer group includes primarily companies in the industrial machinery industry similar in size to the Company based on sales and market capitalization, and with which the Company competes for talent. At the time 2025 compensation levels were set, the Company’s percentile rank for sales and market capitalization compared to the 2025 peer group were as follows:

2025 Peer Group

Percentile Rank	Sales (in millions) [1]	Market Capitalization (in millions) [1]

25th Percentile	$736	$1,297

Median	$1,018	$2,720

75th Percentile	$1,587	$3,491

Helios Technologies [2]	$827	$1,356

Helios Technologies Percentile Rank	30%	26%

(1)
For trailing 12-month period as of September 6, 2024, based on S&P Capital IQ database.
(2)
Mercer Revenue estimate of $827 million includes their expected annualized impact of acquisitions and divestitures.

2025 Peer Group Deletions
Chart Industries, Inc.
CIRCOR International, Inc.
Enerpac Tool Group

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Executive Compensation

Fiscal 2025 Annual Incentive Performance

Executive pay includes a mix of fixed compensation (base salary and benefits) and variable pay (annual and long-term incentives) that is based on meeting a combination of short and long-term goals. A significant portion of executive pay is “at risk” based on a continued service requirement or based on meeting performance goals to align executive pay with the long-term goals of the Company. The following charts illustrate the target total direct compensation mix for the CEO and the average for the other NEOs as a group for the 2025 year.

Company CEO Target Total Compensation Mix	Company Average All Other NEOs Target Total Compensation Mix

The Compensation Committee determines executive compensation with the following elements: base salary, STI, LTI, and benefits. ”Pay at risk” as shown in the graphics above represents pay that is tied to continued service or Company performance. In 2025, long-term compensation for the NEOs was allocated 50% to time-based restricted stock units ("TB-RSU") and 50% to performance-based stock options ("PB-O").

Base Salary

Our approach to compensating executive officers is to pay salaries generally competitive with salaries paid to executives of other manufacturing companies, particularly in our geographic areas. In addition, the Compensation Committee believes that the Company's overall financial performance should influence the general level of salary increases and reviews salaries annually. Any base salary increases are ultimately determined and approved by the Compensation Committee. Based on the foregoing factors, salary for 2025 for the NEOs are set forth in the following table:

Named Executive Officer	2024 Annual Salary Rate (as of year end)	2025 Annual Salary Rate (as of year end)

Sean Bagan	$440,000	$705,000
Jeremy Evans (1)	$225,000	$425,000
Marc Greenberg	$400,000	$400,000
Matteo Arduini (2)	$378,847	$394,852
Rick Martich	$300,000	$300,000
Michael Connaway (3)	N/A	$530,000

(1)
Mr. Evans' salary reflects his promotion to Executive Vice President, Chief Financial Officer in November 2025.
(2)
Mr. Arduini’s salary was paid in Euros based on an average conversion rate during the year. For purposes of this disclosure and to exchange rate, all cash amounts for Mr. Arduini have been converted to U.S. dollars at an average exchange rate of €1 to $1.13 for 2025 and €1 to $1.08 for 2024.
(3)
The amount reported for Mr. Connaway in the table above reflects his annual salary in effect immediately prior to his separation.

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Executive Compensation

Short-Term Incentives

In 2025, our STI program continued to harmonize the bonus structure and enhance our pay-for-performance relationship by increasing the program’s alignment with our communicated financial goals and improving the clarity of our plan’s objectives for our employees and shareholders. Targeted cash STI awards for 2025 were based on an objective formula with preset financial targets designed to align with driving improved total Company financial results. The performance metrics for our NEOs 2025 STI program were Adjusted EBITDA (30%), Sales (30%), FCF (30%) and Personal Goals (10%), which examined the achievement of specific goals that an employee set at the beginning of the calendar year measured against the progress of that goal. For purposes of these awards, Adjusted EBITDA is calculated as earnings before interest expense, income taxes, depreciation, amortization and certain other charges. FCF is calculated as net cash provided by operating activities less capital expenditures. The Compensation Committee determines STI payouts based on an objective formula with threshold, target, and maximum performance levels, with a maximum STI payout equal to 200% of target. The Compensation Committee sets STI targets for each of the NEOs consistent with the recommendations set forth by the Mercer study. For 2025, the STI targets for each NEO were as follows:

Named Executive Officer	2025 STI Target (as a Percentage of Base Salary)	2025 STI Target (Expressed in Dollars)

Sean Bagan	100%	$705,000
Jeremy Evans(1)	35% - 60%	$115,534
Marc Greenberg	60%	$240,000
Matteo Arduini (2)	60%	$236,911
Rick Martich	60%	$180,000
Michael Connaway	75%	$397,500

(1)
Represents Mr. Evans' blended target given that his percentage was adjusted multiple times during the year in connection with his role changes.
(2)
Mr. Arduini’s salary was paid in Euros based on an average conversion rate during the year. For purposes of this disclosure and to exchange rate, all cash amounts for Mr. Arduini have been converted to U.S. dollars at an average exchange rate of €1 to $1.13 for 2025.

Annual cash incentive awards for the NEOs in 2025 were contingent on the attainment of Company performance metrics approved by the Compensation Committee. Metrics and goals were set using the 2025 budget of the Company to determine target goal levels.

For 2025, the Compensation Committee set annual incentive cash targets for all NEOs and approved a payout based on achievement against the following performance metrics. The final metrics were adjusted to remove the fourth quarter budget of Custom Fluidpower as a result of the divestiture timing.

$ in millions	Threshold	Target	Maximum	Result	Payout	Total Payout
Metric and Weighting	(0% payout)	(100% payout)	(200% payout)		Percentage	Percentage
Adjusted EBITDA (30%)	$131	$163	$180	$161	96%	29%
Sales (30%)	$734	$815	$897	$839	129%	38%
Adjusted Free Cash Flow (30%)	$57	$72	$79	$102	200%	60%
Personal Goal (10%)	0%	10%	20%	Varied(1)	Varied(1)	Varied(1)
Overall Payout Percentage						127%

(1)
Personal Goal payout is determined by an individual's annual performance rating in connection with the Company's annual performance management process..

Award Payouts

After fiscal year-end, the Compensation Committee determined the extent to which the goals were satisfied, with partial or full satisfaction warranting partial or full payout of the cash incentive awards. The award opportunity as a percentage of each NEOs base salary, target and maximum award levels, and actual award payouts are set forth in the table below. While base salary reflects amounts earned during fiscal 2025, as shown in the Fiscal 2025 Summary Compensation Table, non-equity incentive compensation is based on each executives annual base salary rate for 2025.

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Executive Compensation

Named Executive Officer	Target as a % of Base Salary	Target % Payout	Maximum % Payout	Company Performance % Payout	Individual Performance Goals % Payout	Actual Weighted % Payout	Actual Payout ($)

Sean Bagan	100%	100%	200%	127%	130%	140%	$987,000

Jeremy Evans	35% - 60%(1)	100%	200%	127%	120%	139%	$160,592

Marc Greenberg	60%	100%	200%	127%	120%	139%	$333,600

Matteo Arduini	60%	100%	200%	127%	100%	137%	$324,568(2)

Rick Martich	60%	100%	200%	127%	130%	140%	$252,000

Michael Connaway	75%	100%	200%	-	-	0%	$0(3)

(1)
Represents Mr. Evans' various targets given that his percentage was adjusted multiple times during the year in connection with his role changes.
(2)
Mr. Arduini’s salary was paid in Euros based on an average conversion rate during the year. For purposes of this disclosure and to exchange rate, all cash amounts for Mr. Arduini have been converted to U.S. dollars at an average exchange rate of €1 to $1.13 for 2025.
(3)
Severance payout included a prorated STI payment in accordance with his Executive Severance Agreement, as further described below.

Performance Achievement Awards

In 2025, after discussions with the Compensation Committee and in an effort to reward certain executives for their work associated with the CFP divestiture, the Board approved a $100,000 bonus to each of Mr. Greenberg and Mr. Martich and approved a $75,000 bonus to Mr. Evans. In addition, for his joint role during the majority of 2025 as President and Chief Executive Officer as well as Chief Financial Officer, the Compensation Committee approved a $230,810 bonus in 2025 to Mr. Bagan, and also approved the grant (in 2026) to Mr. Bagan of 3,500 RSUs.

Sign-On Bonus

In connection with his appointment as Chief Financial Officer, Mr. Connaway received a cash sign-on bonus in the amount of $150,000.

Long-Term Incentives

We use equity awards as LTI awards for executive officers and other key managers. In January 2025, the Compensation Committee adjusted the performance metrics to better align with shareholder interests. The LTI award is split between 50% time-based RSUs vesting ratably over three years and 50% performance-based stock options with vesting subject to a three year performance period.

The time-based restricted stock units generally vest annually pro rata over three years. The Compensation Committee determined this form of long- term compensation, tied to value creation for the Company, aligns the interests of officers with those of shareholders. The objectives of the time-based restricted stock unit awards are to reward officers for long-term service, encourage retention, and promote equity ownership in the Company. Mr. Connaway’s new hire grant of time-based restricted stock units was scheduled to vest annually pro rata over two years, but was forfeited upon his separation.

The performance-based portion of the LTI award has three metrics that will ultimately determine the vested amount of stock options, if any, with a potential vesting between 0% and 200% of the target number of performance-based stock options, with the potential to increase to 225% with a rTSR Modifier. Sales and Adjusted EPS for the applicable performance period, in each case based on three-year cumulative results from fiscal years 2025 through 2027, will be equally weighted at 50% tied to long-term Company growth targets. The third metric is a rTSR Modifier that will either increase or decrease the amount of stock options vesting by up to +/-25%, based on the Company’s Total Shareholder Return performance compared to the Russell 2000 Index over the three-year performance period. For purposes of measuring the Company’s Total Shareholder Return, it will be based on the change in the Company’s stock price during the applicable performance period, taking into account any dividends paid during that period, which are assumed to be reinvested. If Helios’ rTSR compared against the Russell 2000 Index for the performance period is negative, the number of performance-based stock options that vest will decrease, not to exceed a reduction of 25%. If Helios’ rTSR exceeds the Russell 2000 Index for the performance period, the number of the performance-based stock options that vest will increase, not to exceed an addition of 25%. These changes will allow the Company to better align pay with shareholder returns and tie executive compensation to Company performance.

All time-based restricted stock units and performance-based stock options (upon exercise) are settled in Company common stock. In setting LTI award levels as a percentage of base salary, the Compensation Committee considered the results of Mercer’s competitive market analysis in an effort to better align executives’ award levels with the median of peer company award levels.

For 2025, our NEOs were awarded the following time-based restricted stock units and performance-based stock options:

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Executive Compensation

Named Executive Officer	Target as a % of Base Salary	Number of Time-based Restricted Stock Units Awarded	Number of Performance-based Stock Options Awarded
Sean Bagan	200%	17,714	37,927
Jeremy Evans	50% - 120% (1)	990	2,118
Marc Greenberg	110%	5,528	11,835
Matteo Arduini	110%	5,077	10,870
Rick Martich	110%	4,146	8,876
Michael Connaway (2)	150%	6,500	—

(1)
Represents Mr. Evans' various targets given that his percentage was adjusted multiple times during the year in connection with his role changes.
(2)
Mr. Connaway received an off-cycle grant in connection with his hire in October 2025, which was entirely composed for time-based RSUs. Mr. Connaway was separated from the Company in November 2025. He forfeited these awards as a result of the separation.

Retirement Plan

All United States based employees, including the named executive officers, are eligible to participate in the Helios Technologies, Inc. 401(k) (the “Plan”). Under the tax-qualified Plan, employees are able to contribute the lesser of up to 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the Plan on a before or after tax basis. Based on years of service, we match 100% of up to the first 6% of pay contributed to the Plan. All employee contributions are fully vested upon contribution. Our matching contributions vest over a five-year period—20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% after five years.

Mr. Arduini, who is located in Italy, is eligible for certain retirement benefits under plans specific to Italian-based employees. Mr. Arduini is a participant in a state retirement pension plan. His employer, Faster S.r.l., contributes $32,397 per year for the benefit of Mr. Arduini’s retirement in the state plan. Additionally, Mr. Arduini is a participant in the Previndai, a supplemental pension plan. In this plan, Mr. Arduini contributes a portion of his salary into the plan and the Company makes a contribution in the amount of $2,256 per year. These amounts are paid in Euros and converted to U.S. dollars (for purposes of this disclosure) using an average exchange rate for 2025 of $1.13/Euro. Under the terms of the Previndai, Mr. Arduini’s family members are also eligible to participate at their discretion. At retirement, Mr. Arduini will be able to access the Previndai funds in the form of an annuity, lump sum or combination of both and the state plan is paid out in the form of monthly payment.

Perquisites and Other Benefits

To provide a market competitive total compensation package, we provide a limited amount of perquisites and supplemental benefits to our named executive officers. These perquisites, which are described in footnote (2) to the Summary Compensation Table, account for a small percentage of the NEOs' total compensation. The Compensation Committee conducts an annual review of the perquisites offered to the NEOs.

2023-2025 LTI Equity Awards and Results

Corporate Executives

The below table presents the results of the performance-based restricted stock units granted in 2023 to corporate executive Mr. Greenberg that could be earned based on meeting performance goals. Mr. Bagan and Mr. Evans were not eligible as they were not with the Company in 2023 at the time of grant. The units were subject to a 3-year performance period that ran from 2023 – 2025. The Compensation Committee determined that no portion of the award was earned as a result of the performance achievement described in the table below:

Measure and Weighting	Threshold	Target	Maximum	Result	Payout Percentage
	(0% payout)	(100% payout)	(200% payout)
Adjusted EBITDA Margin (50%)	22.6%	23.3%	24.1%	19.5%	0%
Adjusted EPS (50%)	$11.52	$12.55	$14.09	$7.00	0%
Overall Payout Percentage					0%

Segment Executives

The below table presents the results of the performance-based restricted stock units granted in 2023 to segment-level executives Mr. Arduini and Mr. Martich that could be earned based on meeting performance goals applicable to the Hydraulics segment. The units were subject to a 3-year performance period that ran from 2023 – 2025. The Compensation Committee determined that no portion of the awards was earned as a result of the performance achievement described in the table below.

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Executive Compensation

Measure and Weighting	Threshold	Target	Maximum	Result	Payout Percentage
	(0% payout)	(100% payout)	(200% payout)
Segment Adjusted EBITDA Margin (50%)	27.9%	28.6%	29.5%	24.5%	0%
Segment Adjusted EPS (50%)	$10.17	$11.37	$13.22	$7.91	0%
Overall Payout Percentage					0%

Risks Arising from Compensation Policies and Practices

The Board has determined its compensation policies and practices do not motivate imprudent risk-taking or encourage Company leaders to make decisions that might be beneficial in the short-term at the expense of creating long-term Company value. The Company’s long-term compensation program, as described above, relies on general criteria not primarily focused on or for the achievement of short-term objectives but, rather, what is in the long-term best interest of the Company. The equity awards granted under the program are generally determined in the first quarter of the year. For 2025, annual awards were granted at the first quarter meeting of the Compensation Committee, other than the grant of time-based RSUs to Mr. Connaway, which was made in connection with his hire in October 2025.

To assess compensation risk, the Compensation Committee reviewed the policies and practices of the Company and determined they do not create risks reasonably likely to have a material adverse effect on the Company. In conducting this review, the Compensation Committee noted the following risk-mitigating features of the compensation policies and practices:

•
Balance among short-term and long-term incentives, cash and equity, and fixed and variable pay
•
Multiple performance metrics
•
Stock ownership and holding guidelines
•
Anti-hedging policy
•
Clawback policy
•
Limited Change-In-Control (CIC) benefits

Stock Ownership Guidelines

To better link management’s interests with those of shareholders, the Board of Directors has implemented stock ownership guidelines for the Company’s NEOs. Our Compensation Committee conducts an annual review to assess compliance with the guidelines. The ownership guidelines specify a number of shares Company executives must acquire and hold within five years of appointment as an executive officer. In determining whether an executive has met the stock ownership guidelines, all shares and units (vested or unvested) held by him or her will be counted, including those held jointly or in common with a spouse or dependent children or held in his or her individual retirement account, or 401(k) plan or similar benefit plan. The Company does not count stock options for guidelines purposes. As of the date of this filing, each of the Company’s continuing NEOs are in compliance with the stock ownership guidelines or are within the initial five-year period following appointment, as set forth in the following table:

Executive	Ownership requirement as a multiple of salary	Met Guidelines / Within five year period
Sean Bagan	5x	Within 5 years
Jeremy Evans	3x	Within 5 years
Marc Greenberg	2x	Met Guidelines
Matteo Arduini	2x	Met Guidelines
Rick Martich	2x	Met Guidelines

Employment Agreements and CIC Provisions

The Company typically does not enter into employment agreements with its NEOs. However, as customary in Italy, an employment agreement was entered into with Mr. Arduini in connection with his promotion to the role of General Manager and Managing Director of Faster (known internally as “President, QRC”). The Company also has entered into continuity and severance agreements with each of the NEOs to protect them from loss of income in the case of CIC and to provide protections for the Company and the NEOs covering employment related issues as well as confidentiality.

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Executive Compensation

Mr. Arduini Employment Agreement

The Company entered into an employment agreement with Mr. Arduini effective January 1, 2019, in connection with his promotion to the role of General Manager and Managing Director of Faster. Mr. Arduini’s employment agreement sets forth an annual gross base salary, target cash bonus (short-term incentive or “STI”), and participation in the Helios Long-Term Incentive (LTI) Plan. Mr. Arduini’s employment agreement also provides for an annual amount as consideration for entering into the non-competition agreement, as required by Italian law for the enforcement of certain restrictive covenants. The amount is included in his base salary. Mr. Arduini’s employment agreement was amended in 2020 and 2021 to reflect increases in his compensation package. For 2025, Mr. Arduini’s base salary was $394,852, his target STI percentage was 60% of his base salary, and the total value of his LTI was 110% of his base salary. Mr. Arduini’s 2025 LTI award consisted of 50% time-based restricted stock units (“RSUs”), and 50% performance based stock options. Mr. Arduini has an opportunity to earn up to 200% of his target STI award and up to 225% of the portion of his LTI award that consists of performance based stock options for exceptional achievement of performance metrics. In addition, Mr. Arduini received a vehicle allowance in the amount of $41,836, which are paid in Euros and converted to U.S. dollars (for purposes of this disclosure) using an average exchange rate for 2025 of $1.13/Euro.

Executive Officer Continuity Agreements

The Company entered into Executive Officer Continuity Agreements (“Continuity Agreements”) with each of the Company’s NEOs: Mr. Bagan, Mr. Evans, Mr. Greenberg, Mr. Arduini, Mr. Martich and Mr. Connaway. The Continuity Agreements provide for certain benefits to be paid to the executive in connection with a termination of employment that takes place in connection with a CIC” (as defined in the Continuity Agreements). The Continuity Agreements supersede and replace any prior agreements.

The Continuity Agreements provide that on termination of the executive’s employment or other triggering event during the two-year period immediately following, or within 90 days prior to, a change in control, as defined in the Continuity Agreements, he or she is entitled to a lump-sum payment equal to twice the amount of his or her annual salary, plus the cash value at the time of grant of the executive’s current year short-term compensation award, and continuing medical benefits, at the Company’s expense, for the executive and his or her family, for a period of 24 months. The executive also is entitled to immediate vesting of, and an extended period following termination, to exercise all unvested and unexercised stock options and immediate vesting and lapse of all forfeiture provisions relating to, and restrictions upon transfer of, all previously issued shares and restricted stock units. To receive the payment and benefits under the Continuity Agreement, the executive must execute a general release and comply with the restrictive covenants set forth in his or her other agreements with the Company during the 24-month period following termination of employment.

Executive Officer Severance Agreement

The Company entered into Executive Officer Severance Agreements (“Severance Agreements”) with each of the Company’s NEOs: Mr. Bagan, Mr. Evans, Mr. Greenberg, Mr. Arduini, Mr. Martich and Mr. Connaway. The Severance Agreements provide for certain benefits to be paid to the executive in connection with a termination of employment that does not occur in connection with a change in ownership or control of the Company. Mr. Arduini is based in Italy and his Italian employment contract would supersede the Severance Agreement where the provisions are more favorable.

The Severance Agreements provide that on an “Involuntary Termination of Employment” (as defined in the Severance Agreement), the executive is entitled to a continuation of his or her annual base salary for twelve months, a payment equal to the target value at the time of grant of the executive’s current year short-term compensation award, and continuing medical benefits, at Company expense, for the executive and his or her family for a period of twelve months. To receive the payment and benefits under the Severance Agreement, the executive must comply with a number of conditions including, executing a general release and complying with the restrictive covenants set forth in his or her agreement(s) with the Company for a period of twelve months following termination of employment.

Mr. Arduini is entitled to certain additional severance components pursuant to his employment contract and Italian law in the event of an Involuntary Termination. In the event a benefit is higher under Italian law provided for under his Severance Agreement, Italian law will govern with the higher term. Based on the events and reasons for the termination, Mr. Arduini may receive, based on his current seniority with the Company, six months of notice period compensation plus up to eight months of supplemental indemnity, the average amount of his short-term incentive award (based on the last three years), an amount, for the duration of his notice period for continued coverage on his health and welfare plans, his car and housing allowances, and contributions to his pension schemes. In addition, Mr. Arduini will receive consideration for the value of his non-competition clause (the difference between 50% of his annual salary for three years less payments already made).

On February 23, 2026, the Company entered into an Amended and Restated Executive Officer Severance Agreement (“Amended CEO Agreement”) with Mr. Bagan to increase the base salary continuation payable on an Involuntary Termination of Employment from twelve months to 24 months.

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Executive Compensation

Promotion of Mr. Bagan to President and Chief Executive Officer

Mr. Bagan, who was previously acting as Interim President & Chief Executive Officer, was promoted to the role of President and Chief Executive Officer of the Company on January 6, 2025. Mr. Bagan was also nominated to serve as a director to the Company's Board. In connection with his promotion, Mr. Bagan is entitled to an annual base salary of $705,000. In addition, under the Company's incentive plans, his STI target is 100% of his base salary and his LTI target is 200% of his base salary. Mr. Bagan will not be entitled to any compensation for his service as a director on the Company's Board.

Promotion of Mr. Evans to Chief Accounting Officer and then to Chief Financial Officer

In September 2025, Mr. Evans was promoted to Chief Accounting Officer of the Company. In connection with his promotion, Mr. Evans was entitled to an annual base salary of $275,000. In addition, under the Company's incentive plans, his STI target was set at 50% of his base salary and his LTI target was set at 60% of his base salary.

On November 17, 2025, Mr. Evans assumed the role of Chief Financial Officer of the Company. In connection with this promotion, Mr. Evans’ annual base salary was increased to $425,000. In addition, under the Company's incentive plans, his STI target was increased to 60% of his base salary and his LTI target was increased to 120% of his base salary.

Departure of Chief Financial Officer

As previously disclosed, Mr. Connaway was separated from the Company effective November 17, 2025. This separation constituted an "Involuntary Termination of Employment" under Mr. Connaway's Severance Agreement. Pursuant to the Severance Agreement, Mr. Connaway is entitled to receive continuation of his annual base salary for twelve months ($530,000), a prorated payment of his current year target short-term compensation award ($38,221), and continuing medical benefits, at Company expense, for the executive for a period of twelve months (estimated at $7,943). Mr. Connaway signed a general release with the Company which requires compliance with the restrictive covenants set forth in his agreement with the Company for a period of twelve months following termination.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026.

COMPENSATION COMMITTEE

Diana Sacchi, Chair

Cariappa Chenanda

Alexander Schuetz

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Executive Compensation Tables

The table below summarizes the total compensation of the named executive officers serving as such for the fiscal years ended January 3, 2026, December 28, 2024, and December 30, 2023, as applicable. When setting total compensation for each of the named executive officers, the Compensation Committee reviews the executive’s current compensation, including equity and non-equity-based compensation, compensation history, performance and other information it deems relevant. The Company reports on a fiscal year that ends on the Saturday closest to December 31st. Each quarter generally consists of thirteen weeks, with a fourteen-week quarter occurring periodically. The 2025 fiscal year contained 53 weeks and ended January 3, 2026. The 2024 and 2023 fiscal years contained 52 weeks.

FISCAL 2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Sean Bagan	2025	713,461	230,810	692,972	705,015	987,000	54,093	3,383,351
President & Chief Executive Officer	2024	440,000	60,000	722,985	89,994	225,940	43,819	1,582,738
and Chief Financial Officer	2023	176,000	113,920	506,655	—	35,965	2,031	834,571
Jeremy Evans	2025	269,656	75,000	38,729	39,371	160,592	21,000	604,348
Executive Vice President,
Chief Financial Officer
Marc Greenberg	2025	407,692	100,000	216,255	219,998	333,600	54,093	1,331,638
Executive Vice President,	2024	400,000	—	630,765	89,994	189,600	46,125	1,356,484
General Counsel & Secretary	2023	330,000	—	494,384	—	59,400	9,900	893,684
Matteo Arduini (3)	2025	394,852	—	198,612	202,060	324,568	106,173	1,226,265
President, Hydraulics EMEA	2024	378,847	—	603,829	89,994	52,281	103,553	1,228,504
Fluid Conveyance Technology	2023	350,000	—	514,129	—	—	98,992	963,121
Rick Martich	2025	305,769	100,000	162,192	164,994	252,000	21,000	1,005,955
President, Hydraulics	2024	300,000	—	378,530	89,994	41,400	18,371	828,294
Motion Control Technology	2023	270,000	—	172,895	—	11,484	19,800	474,179
Michael Connaway (4)	2025	112,115	150,000	367,770	—	—	576,572	1,206,457
Former Executive Vice President,
Chief Financial Officer

(1)
The dollar values shown represent the grant date fair values for time-based and performance-based restricted stock unit awards and stock options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Performance-based stock options are subject to performance-based vesting criteria. Reported values are based on the probable outcome of the performance conditions as of the grant date. The fair value of the awards at the grant date assuming that the highest level of performance conditions will be achieved, is as follows:

Named Executive Officer	Year	Equity Awards, Assuming Highest Level of Performance Conditions are Achieved ($)
Sean Bagan	2025	$2,279,256
Jeremy Evans	2025	$127,313
Marc Greenberg	2025	$711,250
Matteo Arduini	2025	$653,246
Rick Martich	2025	$533,427
Michael Connaway (4)	2025	$367,770

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Executive Compensation

(2)
All Other Compensation amounts for 2025 are as follows:

Named Executive Officer	Year	Perquisites and Other Personal Benefits ($)		Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)		Total ($)
Sean Bagan	2025	$33,093	(a)	$21,000	$—		$54,093
Jeremy Evans	2025	$-		$21,000	$—		$21,000
Marc Greenberg	2025	$33,093	(a)	$21,000	$—		$54,093
Matteo Arduini	2025	$71,520	(b)	$34,653	$—		$106,173
Rick Martich	2025	$-		$21,000	$—		$21,000
Michael Connaway	2025	$-		$408	$576,164	(c)	$576,572

(a)
Represents the cost of executive health concierge services which provides an annual health assessment ($12,366) as well as executive financial and tax planning services ($20,227) and HSA contribution ($500).
(b)
Represents car allowance of $41,836, and amounts contributed to employee’s Trattamento di Fine Rapporto (TFR) (Italian statutory severance plan) of $29,684.
(c)
Reflects separation benefits in connection with his separation without cause of: continuation of salary for 12 months ($530,000), a payment equal to the value of his 2025 prorated STI compensation target ($38,221), and the continuation of benefits for a period of 12 months ($7,943).

(3)
Cash amounts for Mr. Arduini are paid in Euros, and for 2025 such amounts have been converted into U.S. dollars based on an average conversion rate of €1 to $1.13 during 2025 and and €1 to $1.08 for 2024 and 2023.
(4)
Mr. Connaway was separated from the Company in November 2025. Any stock and/or option awards were forfeited upon termination.

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FISCAL 2025 GRANTS OF PLAN-BASED AWARDS

		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (2)			Exercise or base price of option	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($) (1)	Target ($)	Maximum ($)	Threshold (#) (1)	Target (#)	Maximum (#)	awards ($/Sh)	or Units (#)	Awards ($) (3)
Sean Bagan	February 27, 2025								17,714	692,972
	February 27, 2025				0	37,927	85,336	39.80		705,015
	December 29, 2025	—	705,000	1,410,000
Jeremy Evans	February 27, 2025								990	38,729
	February 27, 2025				0	2,118	4,766	39.80		39,371
	December 29, 2025 (4)	—	115,534	231,068
Marc Greenberg	February 27, 2025								5,528	216,255
	February 27, 2025				0	11,835	26,629	39.80		219,998
	December 29, 2025	—	240,000	480,000
Matteo Arduini	February 27, 2025								5,077	198,612
	February 27, 2025				0	10,870	24,458	39.80		202,060
	December 29, 2025	—	236,911	473,822
Rick Martich	February 27, 2025								4,146	162,192
	February 27, 2025				0	8,876	19,971	39.80	-	164,994
	December 29, 2025	—	180,000	360,000
Michael Connaway	October 27, 2025				—	—	—		6,500	367,770

(1)
There are no thresholds for the awards.
(2)
Represents the number of performance-based stock options granted under the 2023 Equity Incentive Plan.
(3)
Grant date fair value of awards computed in accordance with FASB ASC Topic 718, with reported values for performance-based awards based on the probable outcome of the performance conditions as of the grant date.
(4)
Represents Mr. Evans' blended targeted and maximum payout given that his percentage was adjusted multiple times during the year in connection with his role changes.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sean Bagan		5,342	(7)			40.13	9/11/2034
				37,927	(8)	39.80	2/27/2035
								15,734	(1)	860,807	7,219	(1)	394,951
Jeremy Evans		2,671	(7)			40.13	9/11/2034
				2,118	(8)	39.80	2/27/2035	1,591	(2)	87,044	836	(2)	45,738
Marc Greenberg	1,333	2,667	(6)			50.60	10/1/2032
		5,342	(7)			40.13	9/11/2034
				11,835	(8)	39.80	2/27/2035
								7,121	(3)	389,590	5,156	(3)	282,085
Matteo Arduini	874					39.75	2/28/2030
	1,153					55.03	1/28/2031
	1,333	2,667	(6)			50.60	10/1/2032
		5,342	(7)			40.13	9/11/2034
				10,870	(8)	39.80	2/27/2035
								6,772	(4)	370,496	4,834	(4)	264,468
Rick Martich		5,342	(7)			40.13	9/11/2034
				8,876	(8)	39.80	2/27/2035
								4,964	(5)	271,580	2,813	(5)	153,899

(1)
Unvested time-based stock awards represent restricted stock that will vest as follows: 747 on September 11, 2026, 771 on October 1, 2026, 8,311 on January 3, 2027, and 5,905 on January 3, 2028. Unvested unearned stock awards represent restricted units that are contingent upon the achievement of pre-established performance metrics and vest as follows: up to 200% of 7,219 shares on March 15, 2027 (included in the table at the target payout of 100%).
(2)
Unvested time-based stock awards represent restricted stock that will vest as follows: 278 on April 1, 2026, 374 on September 11, 2026, 330 on January 3, 2027, 279 on April 1, 2027, and 330 on January 3, 2028. Unvested unearned stock awards represent restricted units that are contingent upon the achievement of pre-established performance metrics and vest as follows: up to 200% of 836 shares on March 15, 2027 (included in the table at the target payout of 100%).
(3)
Unvested time-based stock awards represent restricted stock that will vest as follows: 969 on January 6, 2026, 747 on September 11, 2026, 3,562 on January 3, 2027, and 1,843 on January 3, 2028. Unvested unearned stock awards represent restricted units that are contingent upon the achievement of pre-established performance metrics and vest as follows: up to 200% of 5,156 shares on March 15, 2027 (included in the table at the target payout of 100%).
(4)
Unvested time-based stock awards represent restricted stock that will vest as follows: 1,028 on January 6, 2026, 747 on September 11, 2026, 3,304 on January 3, 2027, and 1,693 on January 3, 2028. Unvested unearned stock awards represent restricted units that are contingent upon the achievement of pre-established performance metrics and vest as follows: up to 200% of 4,834 shares on March 15, 2027 (included in the table at the target payout of 100%).
(5)
Unvested time-based stock awards represent restricted stock that will vest as follows: 515 on January 6, 2026, 747 on September 11, 2026, 2,320 on January 3, 2027, and 1,382 on January 3, 2028. Unvested unearned stock awards represent restricted units that are contingent upon the achievement of pre-established performance metrics and vest as follows: up to 200% of 2,813 shares on March 15, 2027 (included in the table at the target payout of 100%).
(6)
Unvested options become exerciseable upon achievement of defined stock price thresholds (50% at $80/share and 100% at $90/share).
(7)
Time-based options become exerciseable on September 11, 2027.
(8)
Unearned option awards represent options that are contingent upon the achievement of pre-established performance metrics that become exerciseable as follows: up to 225% of the granted option awards on March 15, 2028 (included in the table at the target payout of 100%).

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Executive Compensation

FISCAL 2025 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean Bagan	—	—	12,235	643,593
Jeremy Evans	—	—	982	47,645
Marc Greenberg	—	—	7,326	370,783
Matteo Arduini	—	—	7,528	377,342
Rick Martich	—	—	4,785	245,060

Pension Benefits

The Company does not maintain a pension plan for any of its United States based executive officers, other than its 401(k) Plans. As described above, Mr. Arduini is a participant in both a state and supplemental pension scheme consistent with Italian law. The Company contributes to both pension schemes on behalf of Mr. Arduini.

Nonqualified Deferred Compensation

The Company does not maintain a nonqualified deferred compensation program.

Potential Payments Upon Termination or Change of Control

On June 14, 2019, the Board approved the Continuity Agreement to be entered into with its executive officers. The Continuity Agreement provides that upon termination of the executive’s employment or other triggering event during the two-year period immediately following, or within 90 days prior to, a change in control, as defined in the Continuity Agreement, he or she is entitled to a lump-sum payment equal to twice the amount of his or her annual salary, plus the cash value at the time of grant of the executive’s current year short-term compensation award, and continuing medical, dental, life, disability and hospitalization benefits, at the Company’s expense, for the executive and his or her family, for a period of 24 months. The executive also is entitled to immediate vesting of and an extended period following termination in which to exercise all unvested and unexercised stock options and immediate vesting and lapse of all forfeiture provisions relating to, and restrictions upon transfer of, all previously issued shares of restricted stock units. To receive the payment and benefits under the Continuity Agreement, the executive must execute a general release and comply with the restrictive covenants set forth in his or her other agreements with the Company during the 24-month period following termination of employment.

Additionally, on June 14, 2019, the Compensation Committee adopted, and the Board endorsed, a form of Severance Agreement to be entered into with each of the Company’s executive officers. The Severance Agreement provides for certain benefits to be paid to the executive in connection with a termination of employment that does not occur in connection with a change in ownership or control of the Company. The Severance Agreement provides that upon an “Involuntary Termination of Employment” (as defined in the Severance Agreement), he or she is entitled to a continuation of his or her annual base salary for twelve months, a payment equal to the cash value at the time of grant of the executive’s current year short-term compensation award, and continuing medical, dental, life, disability and hospitalization benefits, at Company expense, for the executive and his or her family for a period of twelve months. To receive the payment and benefits under the Severance Agreement, the executive must comply with a number of conditions including, executing a general release and complying with the restrictive covenants set forth in his or her agreements with the Company for a period of twelve months following termination of employment.

Mr. Arduini is entitled to certain additional severance components pursuant to his employment contract and Italian law in the event of an Involuntary Termination. In the event a benefit is higher under Italian law that provided for under his Severance Agreement, Italian law will govern with the higher term. Based on the events and reasons for the termination, Mr. Arduini may receive, based on his current seniority with the Company, six months of notice period compensation plus up to eight months of supplemental indemnity, the average amount of his short-term incentive award (based on the last three years), an amount, for the duration of his notice period for continued coverage on his health and welfare plans, his car and housing allowances, and contributions to his pension schemes. In addition, Mr. Arduini will receive consideration for the value of his non-competition clause (the difference between 50% of his annual salary for three years less payments already made).

The following table shows the potential payments for continuing NEOs upon a qualifying termination following a change of control, as if termination had occurred on January 2, 2026, the last business day of the 2025 fiscal year:

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Executive Compensation

	Salary ($)	STI ($)	Accelerated Restricted Stock Unit Vesting ($)	Accelerated Stock Option Vesting ($)(1)	Welfare Benefits ($)	Other Benefits ($)		Total ($)

Sean Bagan(2)	1,410,000	1,410,000	1,255,759	643,378	109,434	—		4,828,570
Jeremy Evans	850,000	231,068	132,781	70,523	74,672	—		1,359,044
Marc Greenberg	800,000	480,000	671,675	265,308	84,940	—		2,301,922
Matteo Arduini	789,704	473,822	634,964	250,919	18,141	53,788	(3)	2,221,338
Rick Martich	600,000	360,000	425,480	210,228	79,390	—		1,675,097

(1)
Amounts assume all unvested options vest at the target level and in the money options are exercised immediately upon termination.
(2)
As previously disclosed, Mr. Bagan executed an amended Severance Agreement in February 2026 in which he will be entitled to 24 months of base salary continuation.
(3)
Amount relates to car and housing allowances of $20,918 required under Italian statutory regulations and $32,870 in pension contributions. Cash amounts for Mr. Arduini are paid in Euros, and for 2025 such amounts have been converted into U.S. dollars based on an average conversion rate of €1 to $1.13 during 2025.

The following table shows the potential payments for continuing NEOs following an involuntary termination, other than in connection with a change in control, as if termination had occurred on January 2, 2026, the last business day of the 2025 fiscal year:

	Salary ($)	STI ($)	Accelerated Restricted Stock Unit Vesting ($)	Accelerated Stock Option Vesting ($)(1)	Welfare Benefits ($)	Other Benefits ($)		Total ($)

Sean Bagan	705,000	705,000	—	—	54,717	—		1,464,717
Jeremy Evans	425,000	115,534	—	—	37,336	—		577,870
Marc Greenberg	400,000	240,000	—	—	42,470	—		682,470
Matteo Arduini	394,852	236,911	—	—	9,070	53,788	(2)	694,621
Rick Martich	300,000	180,000	—	—	39,695	—		519,695

(1)
Amounts assume all unvested options vest at the target level and in the money options are exercised immediately upon termination.
(2)
Amount relates to a portion of car allowance totaling $20,918 required under Italian statutory regulations and $32,870 in pension contributions. Cash amounts for Mr. Arduini are paid in Euros, and for 2025 such amounts have been converted into U.S. dollars based on an average conversion rate of €1 to $1.13 during 2025.

As previously disclosed, Mr. Connaway was separated from the Company effective November 15, 2025. Pursuant to the Severance Agreement in place, Mr. Connaway became entitled to continuation of his annual base salary for twelve months ($530,000), a prorated payment of his current year target short-term compensation award ($38,221), and continuing medical benefits, at Company expense, for the executive for a period of twelve months (estimated at $7,943). Mr. Connaway signed a general release with the Company which requires compliance with the restrictive covenants set forth in his agreement with the Company for a period of twelve months following termination of employment.

CEO to Median Employee Pay Ratio

As required under and calculated in accordance with Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and our President & CEO Mr. Bagan. We have determined a reasonable estimate of the ratio of the annual total compensation of Mr. Bagan to the median of the annual total compensation of all employees, excluding the CEOs, to be 68:1. This ratio was calculated as described below using the median of annual total compensation of all employees, other than the CEO, or $49,555, with an annual total compensation of the CEO of $3,383,351.

The SEC rules for identifying the median compensated employee (“Median Employee”) and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Per SEC rules, the Company is permitted to use the same median employee in 2025 as was identified for our 2023 pay ratio disclosure using the same methodology and calculations because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosures. For purposes of this disclosure, we used December 30, 2023 as the date used to identify the Median Employee (the “Determination Date”). On the Determination Date, the Company

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Executive Compensation

employed a total of 2,577 employees (including 1,403 employees based in the United States). The Company determined the Median Employee as of the Determination Date by identifying total compensation for the period beginning on January 1, 2023, and ending on December 30, 2023, for employees who were employed by the Company on the Determination Date. This group of employees included all full- and part-time employees but excluded our then-current CEO.

The group of employees used to determine the Median Employee does not include any independent contractors or “leased” workers. Further, we did not use any statistical sampling or cost-of-living adjustments for purposes of this CEO pay ratio disclosure. Total compensation used to determine the Median Employee included base wages, overtime, bonus payments, and the grant date fair value of stock compensation granted during the year. A portion of our employee workforce (full-time and part-time) identified above worked for less than the full fiscal year due to commencing employment after January 1, 2023. In determining the Median Employee, we annualized the total compensation for such individuals (but avoided creating full-time equivalencies) based on reasonable assumptions and estimates. Compensation paid in currencies other than U.S. dollars was converted to U.S. dollars based on average exchange rates for the twelve month period ending December 30, 2023. After identifying the Median Employee, we calculated the annual total compensation for 2025 for this employee using the same methodology used for the CEO in the Summary Compensation Table.

Pay vs. Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (as calculated in accordance with applicable SEC rules) and certain financial performance of our Company, as well as certain other information.

							Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for first PEO(1)	Summary Compensation Table Total for second PEO(2)	Compensation Actually Paid to first PEO(3)	Compensation Actually Paid to second PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Income (in millions)	Adjusted EBITDA (in millions)(6)
2025	3,383,351	N/A	3,282,338	N/A	967,263	1,281,155	106.20	189.76	48.4	160.7
2024	6,086,917	1,582,738	(6,293,983)	1,665,059	1,161,167	1,190,721	86.49	205.72	39.0	154.5
2023	5,715,278	N/A	4,384,579	N/A	1,112,781	1,000,437	86.51	147.20	37.5	161.4
2022	6,544,281	N/A	1,486,682	N/A	1,035,880	283,340	103.23	113.39	98.4	205.3
2021	5,331,977	N/A	10,074,669	N/A	1,223,075	2,387,841	198.39	123.43	104.6	214.1

(1)
Josef Matosevic joined the Company in June 2020 and was terminated for cause in July 2024.
(2)
Sean Bagan was appointed as interim CEO in July 2024.
(3)
The charts below detail the additions to and deductions from the Summary Compensation Table Totals to calculate the Compensation Actually Paid amounts.
(4)
The Non-PEO NEOs are comprised of: 2025 - Jeremy Evans, Marc Greenberg, Matteo Arduini, Rick Martich and Michael Connaway (separated in November 2025), 2024 - Marc Greenberg, Matteo Arduini and Lee Wichlacz; 2023 – Sean Bagan, Tricia Fulton (resigned in August 2023), Matteo Arduini, Lee Wichlacz, Jason Morgan (resigned in March 2023) and Marc Greenberg; 2022 – Tricia Fulton, Matteo Arduini, Jason Morgan and Marc Greenberg; 2021 – Tricia Fulton, Matteo Arduini, Jason Morgan, Melanie Nealis (resigned in March 2022) and Jinger McPeak (separated in April 2021).
(5)
The Company utilized the Dow Jones US Diversified Industries Index, for the peer group. This index has been utilized historically in our Annual Reports on Form 10-K in connection with the performance graph and most closely aligns with our line of business.
(6)
Adjusted EBITDA was selected as the Company-Selected Measure. A detailed adjusted EBITDA description and reconciliation can be found within our Q4 2024 earnings release included as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished with the SEC on February 24, 2025.

2026 Proxy Statement | 51

Executive Compensation

The following table reconciles the Summary Compensation Table (“SCT”) totals to Compensation Actually Paid (“CAP”).

	2025		2024			2023		2022		2021

	First PEO	Average Non- PEO NEOs	First PEO	Second PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs

Summary Compensation Table Total	3,383,351	967,263	6,086,917	1,582,738	1,161,167	5,715,278	1,112,781	6,544,281	1,035,880	5,331,977	1,223,075

Deduction for value reported in the Stock Awards and Option Awards columns of the SCT	(1,397,987)	(321,996)	(5,414,714)	(812,979)	(626,686)	(4,445,378)	(578,361)	(4,989,614)	(528,649)	(2,135,026)	(426,655)

Addition for the fair value of equity awards granted and vested in the current year	57,446	12,761	789,772	60,195	125,689	—	—	—	—	—	—

Addition for year-end fair value of equity awards granted in the current year and unvested as of the end of the current year	1,174,586	604,463	—	837,671	572,199	3,604,146	464,664	3,517,429	362,285	4,104,868	503,846

Addition / (Deduction) for the change in fair value of equity awards granted in prior years and unvested as of the end of the current year (from prior year-end to year-end)	29,125	3,554	—	(1,426)	(3,231)	(745,509)	(21,906)	(1,918,378)	(194,346)	2,555,350	827,017

Addition / (Deduction) for the change in fair value of equity awards granted in prior years and vested during the current year (from prior year-end to vesting date)	35,817	15,110	(69,485)	(1,140)	(38,417)	256,042	23,259	(1,667,036)	(391,830)	217,500	326,594

Deduction for the fair value as of the prior year end of equity awards deemed to fail to meet the applicable vesting conditions in the current year	—	—	(7,686,472)	—	—	—	—	—	—	—	(66,036)

Compensation Actually Paid	3,282,338	1,281,155	(6,293,983)	1,665,059	1,190,721	4,384,579	1,000,437	1,486,682	283,340	10,074,669	2,387,841

The charts below present the relationship between the PEOs' and average other NEOs’ CAP to the Company and peer group total shareholder return, net income, and adjusted EBITDA margin for the previous five years. The graphical representations demonstrate that both the PEOs and average other NEOs CAP is aligned with shareholder and Company performance.

Compensation actually paid to PEOs presented in the charts combine the full year compensation of our two PEOs for the 2024 and three PEOs for the 2020 year even though they only served a partial year. Average compensation paid to other NEOs is impacted by the composition of our NEOs each year. For 2025, compensation included special retention awards given due to the CEO transition.

52 | 2026 Proxy Statement

Executive Compensation

The relationship between CAP and Company TSR is influenced by equity compensation. The Company’s stock price has a significant impact on compensation actually paid to our NEOs as a large portion of NEO compensation is equity based. Our year-end stock price has fluctuated over the past five years as follows: $105.17 in 2021, $54.44 in 2022, $45.35 in 2023, $44.98 in 2024, and $54.71 in 2025.

Net Income in the 2021 and 2022 years benefited from acquisitions. 2023 net income was negatively impacted by macroeconomic factors causing swift shifts to the markets we serve. 2024 net income increased 4% year over year as the markets we serve remained challenged. In 2025 net income was heavily impacted by the gain on the sale of the CFP business, goodwill impairment of the i3PD business as well as benefits from the return to year-over-year sales growth, strong operating performance, lower interest expense, and the majority of our end markets beginning to stabilize.

A significant portion of compensation paid to NEOs is based on Company performance. Adjusted EBITDA is a performance metric used in our STI performance payout. Since compensation is directly tied to this measure there is a high degree of correlation between it and compensation. However, CAP is also highly influenced by the Company’s stock price due to the level of equity compensation. The following table lists the four unranked financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our NEOs to our performance:

Most Important Performance Measures
Sales
Adjusted Free Cash Flow
Adjusted Non-GAAP Diluted EPS
Adjusted EBITDA

2026 Proxy Statement | 53

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors. Compensation to directors is provided under the Company's Non-Employee Director Compensation Policy (the Director Policy). Directors who also serve as employees of the Company do not receive payment for their services as director.

Effective January 1, 2022, the Board approved, after Compensation Committee recommendation, the Director Policy, in which each director is paid a quarterly cash retainer following each regularly scheduled quarterly Board Meeting as well as a quarterly Restricted Stock Unit award as detailed below. The Board believes that compensation of directors under the Directors Policy aligns the interests of directors with those of the shareholders in the long-term growth and profitability of the Company. Directors also are reimbursed for their expenses incurred in connection with their attendance at such meetings. No changes were made to the Director Policy in 2025.

2025 ANNUAL DIRECTOR COMPENSATION

Annual Cash Compensation:	$88,750

Non-Employee directors are paid a quarterly cash retainer following each regularly scheduled quarterly Board Meeting in the amount of $22,187.50 as well as a quarterly Restricted Stock Unit award with a target value equal to $38,750.00. An additional quarterly Restricted Stock Unit award will be granted to Committee chairs with a target value equal to $5,000 for the Audit Committee Chair; $5,000 for the Compensation Committee Chair; $2,500 for the Governance Committee Chair; and $2,500 for the Nominating Committee Chair. The person serving as the Non-Employee director Chair of the Board will be granted an additional quarterly Restricted Stock Unit award with a target value equal to $26,500.

Directors are subject to Stock Ownership Guidelines where non-management members of the Board should own and hold shares with a value equal to two times (2x) the number of shares awarded to them annually as directors’ fees.

Annual Equity Compensation:	$155,000

ADDITIONAL EQUITY COMPENSATION

Chair of the Board:	$106,000

Chair of Audit &
Compensation Committees:	$20,000

Chair of Governance &
Nominating Committees:	$10,000

Fiscal 2025 Director Compensation

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Douglas Britt	88,750	173,594	(4)	—	262,344
Laura Dempsey Brown	88,750	235,145	(5)	—	323,895
Cariappa (Cary) Chenanda	88,750	161,230	(6)	—	249,980
Philippe Lemaitre	22,188	64,611	(7)	—	86,799
Diana Sacchi	88,750	173,594	(8)	—	262,344
Alexander Schuetz	88,750	163,694	(9)	—	252,444
Ian Walsh	44,375	77,053	(10)	—	121,428

(1)
Although Mr. Bagan was a member of the board for part of 2025, as President and CEO he did not receive any stock awards or other fees for his service as a director of the Company and his compensation for 2025 is disclosed in the Fiscal 2025 Summary Compensation Table above. Mr. Lemaitre retired as a member of the board as of March 2025.
(2)
The stock awards represent the aggregate grant date fair value of restricted stock units granted. The RSUs are granted quarterly for service as a director and for attendance at Board meetings and vest one year from the date of the grant. Quarterly grants occurred on March 13, 2025, June 5, 2025, September 18, 2025, and December 17, 2025.
(3)
We have a travel and reimbursement policy under which we reimburse the expenses of a director’s spouse for travel costs incurred in connection with business of the Board when appropriate. Except as set forth in the “All Other Compensation” column, the cost to the Company for providing these perquisites was less than $10,000 for each director.
(4)
The grant date fair value of RSUs issued each quarter totaled approximately $43,750. As of January 3, 2026, 4,204 RSUs were unvested.
(5)
The grant date fair value of RSUs issued in the first quarter totaled approximately $41,250. In addition, was elected as Board Chair in the second quarter and the grant date fair value of RSUs issued for the remainder of the current year totaled approximately $65,250. As of January 3, 2026, 5,585 RSUs were unvested.
(6)
The grant date fair value of RSUs issued in the first quarter totaled approximately $38,750. In addition, was elected as Governance Chair in the second quarter and the grant date fair value of RSUs issued for the remainder of the current year totaled approximately $41,250. As of January 3, 2026, 3,893 RSUs were unvested.

54 | 2026 Proxy Statement

Director Compensation

(7)
Mr. Lemaitre retired from the Board in March 2025. The grant date fair value of RSUs issued in the first quarter totaled approximately $65,250. At retirement all remaining RSUs totaling 3,989 were vested.
(8)
The grant date fair value of RSUs issued each subsequent quarter totaled approximately $41,250. As of January 3, 2026, 3,964 RSUs were unvested.
(9)
The grant date fair value of RSUs issued each subsequent quarter totaled approximately $43,750. As of January 3, 2026, 4,204 RSUs were unvested.
(10)
The grant date fair value of RSUs issued each subsequent quarter totaled approximately $38,730. As of January 3, 2026, 1,405 RSUs were unvested.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of January 3, 2026. Information is included for both equity compensation plans approved by the Company’s shareholders and equity compensation plans not approved by the shareholders.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	501,987 (1)	$40.53 (2)	334,147 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	501,987	$40.53	334,147

Equity compensation plans approved by the shareholders include the Employee Stock Purchase Plan and the 2023 Equity Incentive Plan.

(1)
Consists of 258,072 performance-based stock options, 41,187 time-based stock options, 127,302 RSUs and 75,426 PRSUs. Maximum payout of 200% is assumed for the PRSUs, and 225% is assumed for the performance-based stock options, which could overstate actual dilution that may occur.
(2)
Reflects the weighted average exercise price of stock options outstanding. RSUs and PRSUs are not included in this column as they have no exercise price.
(3)
The number of securities available for future issuance as of January 3, 2026, were 147,297 shares under the Employee Stock Purchase Plan, 141,700 shares under the 2023 Equity Incentive Plan and 45,150 shares under the Sun Hydraulics Limited Share Incentive Plan. Shares available under the 2023 Equity Incentive Plan may be issued with respect to awards including options, warrants and rights, and restricted stock.

2026 Proxy Statement | 55

PROPOSAL — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2	The Board of Directors recommends a vote “FOR” the ratification of Grant Thornton LLP as Independent Auditors.

The Audit Committee has appointed Grant Thornton to report upon the financial statements of the Company for the year ending January 2, 2027, and the effectiveness of the Company’s internal control over financial reporting as of January 2, 2027. Although the Company is not required to seek shareholder ratification of this appointment by the Company’s Bylaws or otherwise, the Board believes it to be sound corporate governance to do so. If the shareholders do not ratify this appointment, the Audit Committee will reconsider the appointment and consider that vote in the review of its future selection of accountants but will not be required to engage a different auditing firm.

The Audit Committee engaged Grant Thornton LLP (“Grant Thornton”) to report upon the financial statements of the Company for the years ended January 3, 2026, and December 28, 2024, and the effectiveness of the Company’s internal control over financial reporting as of January 3, 2026, and December 28, 2024, respectively. Those audited financial statements are provided in conjunction with the Company’s annual report to shareholders that has been provided to the shareholders along with this Proxy Statement.

Fees

The Company incurred the following fees to Grant Thornton LLP during fiscal years 2025 and 2024.

	2025	2024

Audit Fees:

Grant Thornton (principal auditor)	$1,796,410	$1,820,214

Other Auditors	–	–

Subtotal	1,796,410	1,820,214

Audit Related Fees	42,000	40,000

Tax Fees	72,500	74,900

All Other Fees	–	–

Audit Fees were for professional services rendered for the audit of the Company’s consolidated financial statements included in Form 10-K, reviews of the consolidated financial statements included in Forms 10-Q, and statutory audits of the Company’s wholly owned subsidiaries for the fiscal years 2025 and 2024, respectively. Audit Related Fees were incurred for employee benefit plan audit services.

The Audit Committee has not adopted any pre-approval policies and approves all engagements with the Company’s auditors prior to the performance of services by them.

A representative from Grant Thornton will attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. If a quorum is present at the meeting, Proposal 2 will be approved if votes cast favoring the action exceed the votes cast opposing the action.

56 | 2026 Proxy Statement

PROPOSAL — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

3	The Board of Directors recommends a vote “FOR” the advisory vote to approve named executive officer compensation.

Shareholders are being asked to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure.

Motivating and retaining a strong leadership team is a key factor in Helios' long-term success. Decisions surrounding an executive's compensation helps play a role in this success. We believe that our executive compensation program is designed to retain, motivate, and drive our team in an appropriate, responsible and rewarding way. By aligning compensation with Company strategy we can achieve greater performance, drive a stronger culture and retain top talent.

At our Annual Meeting, as provided in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and as required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders the opportunity to advise our Compensation Committee and Board regarding the compensation of our Named Executive Officers as described in our Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say on Pay”). At our 2023 Annual Meeting of Shareholders, as provided in the Dodd-Frank Act, our shareholders were asked to indicate how frequently we should seek a Say on Pay advisory vote. The shareholders were able to indicate whether they would prefer an advisory vote to approve Named Executive Officer compensation once every: one, two, or three years. Approximately 96% of shareholders voting or who abstained from voting endorsed our Board’s recommendation that the advisory Say on Pay vote be held every year. Therefore, we are providing our shareholders the opportunity to advise our Compensation Committee and Board regarding the compensation of our Named Executive Officers as described in this Proxy Statement.

As set forth in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” the goals of our compensation program are to attract, retain, motivate and reward highly qualified leadership personnel and to provide them with attractive long-term career opportunities. Our compensation philosophy is to provide executives with a competitive total compensation package which motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value, and to align the interests of employees with those of the shareholders by giving them a personal interest in the value of the Company’s common stock. Please see the Compensation Discussion and Analysis beginning on page 31 for a detailed description and analysis of our executive compensation programs, including information about the fiscal year 2025 compensation of our Named Executive Officers.

The advisory Say on Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Company’s 2026 Proxy Statement.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, we value the opinions of our shareholders, and our Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. We expect that our next Say on Pay vote will be held at our 2027 Annual Meeting of Shareholders. If a quorum is present at the Annual Meeting, Proposal 3 will be approved if votes cast favoring the action exceed the votes cast opposing the action.

2026 Proxy Statement | 57

PROPOSAL — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HELIOS TECHNOLOGIES, INC. 2023 EQUITY INCENTIVE PLAN
4	The Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the Helios Technologies, Inc. 2023 Equity Incentive Plan.

Shareholders are being asked to approve an amendment and restatement of the Helios Technologies, Inc. 2023 Equity Incentive Plan. Our Board has approved the amendment and restatement, subject to shareholder approval.

At the 2026 Annual Meeting, we are asking shareholders to approve the amendment and restatement of the Helios Technologies, Inc. 2023 Equity Incentive Plan to increase the number of shares available for awards under such plan by 1,000,000 shares of our common stock, par value $0.001 per share (sometimes referred to in this proposal as “Shares”). In this proposal, we refer to the existing Helios Technologies, Inc. 2023 Equity Incentive Plan as the “2023 Plan,” and we refer to the newly amended and restated Helios Technologies, Inc. 2023 Equity Incentive Plan as the “Amended 2023 Plan.” The 2023 Plan originally became effective on June 1, 2023, upon approval by our shareholders. The Company previously granted awards under the Helios Technologies 2019 Equity Incentive Plan (the “2019 Plan”). However, no awards could be granted under the 2019 Plan following the effectiveness of the 2023 Plan.

If the Amended 2023 Plan is approved by shareholders at the 2026 Annual Meeting, it will be effective as of the date of the 2026 Annual Meeting. If our shareholders do not approve the Amended 2023 Plan, then it will not become effective, no awards will be made under the Amended 2023 Plan, and the existing 2023 Plan will continue in accordance with its terms (without an increased share limit) as a tool to attract and retain key talent.

The actual text of the Amended 2023 Plan is attached as Appendix B of this Proxy Statement. The following description of the Amended 2023 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B of this Proxy Statement.

Our Board believes that the 2023 Plan is a vital component of our employee compensation programs, since it allows us to compensate our employees, consultants and non-employee directors whose contributions are integral to our success by offering them the opportunity to participate in our future performance while at the same time providing an incentive to build long-term shareholder value. We operate in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with the interests of our shareholders.

On March 19, 2026, the Board approved the adoption of the Amended 2023 Plan, subject to approval by our shareholders. Our Board, the Compensation Committee and management recommend that our shareholders approve the Amended 2023 Plan.

Summary of Material Changes from the Existing 2023 Plan

The Amended 2023 Plan increases the number of Shares available for awards under the 2023 Plan by 1,000,000 Shares. The Amended 2023 Plan does not make any other material changes to the 2023 Plan.

58 | 2026 Proxy Statement

Why We Believe You Should Vote for this Proposal

The Amended 2023 Plan will continue to authorize the Compensation Committee (or such other committee designated to administer the Amended 2023 Plan) to provide cash awards and equity-based compensation in the forms described below for the purpose of promoting the growth and profitability of the Company by (1) providing officers, employees and directors of the Company and its subsidiaries with additional incentives to achieve long-term corporate objectives, (2) assisting the Company and its subsidiaries in attracting and retaining officers, employees, consultants and directors, and (3) providing such officers, employees, consultants and directors with an opportunity to acquire an equity interest (direct or indirect) in the Company. Some of the key features of the Amended 2023 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

If the Amended 2023 Plan is approved, we intend to utilize the Shares authorized under the Amended 2023 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the Shares requested in connection with the approval of the Amended 2023 Plan will last for about three (3) years, based on our historic grant rates and the approximate current Share price, but could last for a different period of time if actual practice does not match recent rates or our Share price changes materially. As noted below, our Compensation Committee retains full discretion under the Amended 2023 Plan to determine the number and amount of awards to be granted under the Amended 2023 Plan, subject to the terms of the Amended 2023 Plan, and, other than with respect to awards to our non-employee directors as discussed below, future benefits that may be received by participants under the Amended 2023 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical Share usage has been responsible and mindful of shareholder interests, as described above.

We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2023 Plan is critical to achieving this success. We would be at a significant competitive disadvantage if we could not use Share-based awards to recruit and compensate our employees and directors. The use of Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.

As of April 20, 2026, 128,362 Shares remained available for awards under the 2023 Plan, after consideration of Shares issuable upon exercise of outstanding options and vesting of restricted stock units (and assuming maximum payout with respect to performance- based awards). If the 2023 Plan Amendment is not approved, it may be necessary to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better used.

The following includes aggregated information regarding our view of the overhang and dilution associated with the 2023 Plan and the potential dilution associated with the Amended 2023 Plan. This information is as of April 20, 2026. As of that date, there were approximately 33,046,358 million Shares outstanding.

Under the 2023 Plan

•
Outstanding full value awards (restricted stock and restricted stock units (“RSUs”), and assuming target payout with respect to performance-based awards): 238,468 Shares (approximately 0.72% of our outstanding Shares);
•
Outstanding stock options: 254,022 Shares (approximately 0.77% of our outstanding Shares), and assuming target payout, (outstanding stock options have a weighted average exercise price of $50.99 and weighted average remaining term of 2.5 years);
•
Total Shares available for future awards under the 2023 Plan: 128,362 Shares (approximately 0.39% of our outstanding Shares);
•
In summary, the total number of Shares subject to outstanding awards (492,490 Shares) under the 2023 Plan, plus the total number of Shares available for future awards under the 2023 Plan (128,362 Shares), represents an overhang percentage of approximately 1.88% as of April 20, 2026 (in other words, the potential dilution of the holders of Shares represented by the 2023 Plan).

Under the Amended 2023 Plan

•
Proposed additional Shares available for awards under the Amended 2023 Plan: 1,000,000 Shares (approximately 3.0% of our outstanding Shares); and
•
Total Shares subject to outstanding awards as of April 20, 2026 (492,490 Shares), plus the Shares available for awards under the

2026 Proxy Statement | 59

existing 2023 Plan (128,362), plus the proposed additional Shares to be available for awards under the Amended 2023 Plan (1,000,000 Shares), represent an approximate total overhang of 1,620,852 Shares (approximately 4.9%) under the Amended 2023 Plan.

Based on the closing price on New York Stock Exchange for our Shares on April 20, 2026 of $69.06 per Share, the aggregate market value as of April 20, 2026 of the additional 1,000,000 Shares requested under the Amended 2023 Plan was $69,060,000.

In fiscal 2023, 2024 and 2025 we granted awards under the 2019 Plan and the 2023 Plan covering an aggregate of 237,158 Shares, 357,602 Shares, and 265,371 Shares, respectively (assuming target performance with respect to performance-based awards). Based on our basic weighted average Shares outstanding for those fiscal years of approximately 32.9 million, 33.2 million, and 33.2 million, respectively, for the three-fiscal-year period 2023-2025, our average burn rate, not taking into account forfeitures, was approximately 0.87% (our individual years’ burn rates were 0.72% for fiscal 2023, 1.08% for fiscal 2024, and 0.80% for fiscal 2025).

Please note that, as of January 3, 2026, 147,297 Shares remained available under our Employee Stock Purchase Plan, and 45,150 Shares remained available for issuance under the Sun Hydraulics Limited Share Incentive Plan (a plan that we maintain for employees who are United Kingdom taxpayers, and under which we permit qualifying employees to purchase Shares).

In determining the number of Shares to request for approval under the Amended 2023 Plan, our management worked with the Compensation Committee to evaluate a number of factors, including our recent Share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2023 Plan.

Accordingly, our Board of Directors believes that the request to approve the Amended 2023 Plan to increase the number of Shares available under the Amended 2023 Plan is reasonable and prudent. This number of Shares should allow us to continue to grant awards to our employees, consultants, employees, and directors, which have been successful in attracting high-performing personnel and generating stockholder value, going forward and to be able to respond to growth, market competition and potential stock price fluctuations, especially in today’s versatile market within our industry.

Amended 2023 Plan Highlights

Below are certain highlights of the Amended 2023 Plan. These features of the Amended 2023 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the Amended 2023 Plan and shareholders' interests, consistent with sound corporate governance practices:

Reasonable Amended 2023 Plan Limits. Subject to adjustment as described in the Amended 2023 Plan and the Amended 2023 Plan’s share counting rules, 2,000,000 Shares (consisting of 1,000,000 approved by shareholders in 2023 and 1,000,000 to be approved by shareholders at the 2026 Annual Meeting), minus any Shares subject to awards granted under the 2019 Plan after December 31, 2022 and before June 1, 2023, are available for issuance or transfer under the Amended 2023 Plan, plus the number of Shares that are added (or added back, as applicable) to the aggregate number of Shares available under the Amended 2023 Plan pursuant to the Share counting rules of the Amended 2023 Plan (as described below). These Shares may be either unauthorized but unissued Shares or treasury Shares.

Incentive Stock Option Limit. The Amended 2023 Plan also provides that, subject to adjustment as described in the Amended 2023 Plan, the aggregate number of Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) granted under the Amended 2023 Plan will not exceed 1,000,000 Shares.

No Repricing Without Shareholder Approval. Outside of certain corporate transactions or adjustment events described in the Amended 2023 Plan or in connection with a “change in control” (as defined below), the exercise price of outstanding options or SARs cannot be reduced, nor can “underwater” options or SARs be cancelled in exchange for cash or replaced with other awards or options with a lower exercise price, without shareholder approval under the Amended 2023 Plan.

Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in the Amended 2023 Plan, in no event will any non-employee director of the Company in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the grant date as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

Change in Control Definition. The Amended 2023 Plan includes a non-liberal definition of “change in control,” which is described below.

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Exercise Price Limitation. Except with respect to certain substituted awards as described in the Amended 2023 Plan, no stock options or SARs will be granted with an exercise price less than the fair market value of one Share on the date of grant.

Clawback Provisions. The Amended 2023 Plan includes clawback provisions, as described below.

No Dividends or Dividend Equivalents on Options or SARs. Stock options and SARs granted under the Amended 2023 Plan will not provide for dividends or dividend equivalents.

Non-Liberal Share Counting. Shares covered by an award granted under the Amended 2023 Plan will not be counted as used unless and until they are actually issued or transferred to a participant. If an Amended 2023 Plan award (or, after December 31, 2022, an award under the 2019 Plan) is settled in cash, is unearned, is forfeited, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a tandem SAR upon exercise of the related stock option, or the termination of a related stock option upon exercise of the corresponding tandem SAR), then, to the extent of such cash settlement, unearned amount, forfeiture, cancellation, termination, expiration or lapse, any Shares subject to such award will remain (or become, as applicable) available for subsequent awards under the Amended 2023 Plan.

Notwithstanding anything to the contrary contained in the Amended 2023 Plan: (a) if Shares are withheld by the Company, tendered or otherwise used in payment of the exercise price of a stock option, the total number of Shares covered by the stock option being exercised will reduce the shares available under the Amended 2023 Plan; (b) if Shares are withheld by the Company, tendered or otherwise used in payment of the exercise price of an option granted under the 2019 Plan, such Shares will not be added back to the Shares available under the Amended 2023 Plan; (c) Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards under the Amended 2023 Plan will reduce the shares available under the Amended 2023 Plan; (d) Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards under the 2019 Plan will not be added back to the Shares available under the Amended 2023 Plan; (e) Shares subject to a SAR, to the extent it is exercised and settled in Shares, and whether or not all Shares covered by the SAR are actually issued to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Amended 2023 Plan; (f) Shares subject to a stock appreciation right granted under the 2019 Plan, to the extent it is exercised and settled in Shares, and whether or not all Shares covered by the stock appreciation right are actually issued to the participant upon exercise of the SAR, will not be added back to the Shares available under the Amended 2023 Plan; and (g) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options (or stock options granted under the 2019 Plan) will not be added to the aggregate number of Shares available under the Amended 2023 Plan.

Administration. The Amended 2023 Plan will generally be administered by the Compensation Committee, or any other committee of the Board of Directors designated by the Board of Directors to administer the Amended 2023 Plan. References to the “Committee” in this proposal refer to the Compensation Committee, such other committee designated by the Board of Directors, or the Board of Directors, as applicable. The Committee generally has all powers and discretion necessary or appropriate to administer the Amended 2023 Plan, including the power to (1) determine which employees, consultants and directors will be granted awards, (2) prescribe the terms and conditions of the awards, (3) interpret the Amended 2023 Plan and the awards thereunder, (4) adopt rules for the administration, interpretation and application of the Amended 2023 Plan, and (5) interpret, amend or revoke any such rules. Generally, the Committee may delegate (a) all or part of its authority under the Amended 2023 Plan to one or more directors, and (b) more limited authority under the Amended 2023 Plan to one or more officers of the Company. However, the Committee may not delegate such authority with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), or in any way which would violate applicable law or jeopardize the Amended 2023 Plan’s qualification under Rule 16b-3 promulgated under the Exchange Act.

Eligibility. Any employee, consultant or independent contractor of the Company and its affiliates, other person who provides significant services (other than a director or employee) to the Company or its affiliates, or director of the Company, may be selected by the Committee to participate in Amended 2023 Plan. However, a person must satisfy the Form S-8 definition of “employee” in order to be eligible to receive an award under the Amended 2023 Plan. As of March 31, 2026, the Company and its affiliates had approximately 2,367 employees and 580 consultants, independent contractors and other individual service providers, and the Company had 6 non-employee directors. The basis for participation in the Amended 2023 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Award Agreements. Generally, each grant of an award under the Amended 2023 Plan will be evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Award Agreement”) that sets forth the terms and conditions of the award.

Vesting; Treatment of Awards on Certain Events. In general, the Committee will determine the vesting terms applicable to awards granted under the Amended 2023 Plan, which may include service-based, performance-based or other vesting criteria (or a combination). An award

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granted under the Amended 2023 Plan may provide for continued vesting or the earlier vesting of such award, including in the event of the retirement, death, disability or termination of employment or service of a participant, or in the event of a change in control. In the event of a pending change in control, the Board (subject to approval of the Committee in certain circumstances) may, subject to certain limitations set forth in the Amended 2023 Plan, take any one or more of the following actions with respect to any one or more Amended 2023 Plan participants: (a) accelerate the exercise dates or vesting dates of any outstanding Amended 2023 Plan awards; (b) make outstanding Amended 2023 Plan awards fully vested and exercisable; (c) grant a cash bonus award to any of the holders of outstanding Amended 2023 Plan awards; (d) pay cash to any or all Amended 2023 Plan participants in exchange for the cancellation of their outstanding awards; or (e) make any other adjustments or amendments to the Amended 2023 Plan and outstanding Amended 2023 Plan awards.

Types of Awards Under the Amended 2023 Plan. Pursuant to the Amended 2023 Plan, the Company may grant restricted stock, RSUs, stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Internal Revenue Code (“Incentive Stock Options”)), SARs, cash awards and certain other awards based on or related to our Shares. A brief description of the types of awards which may be granted under the Amended 2023 Plan is set forth below.

Restricted Stock. Restricted stock is generally subject to a substantial risk of forfeiture and restrictions on transfer during a restriction period, as well as any other restrictions imposed by the Committee. The Committee may set restrictions based on the achievement of specific performance objectives (corporation-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee. During the restriction period, participants holding restricted stock are entitled to receive dividends or other distributions paid with respect to such restricted stock, provided that such dividends or other distributions will be deferred until, and paid contingent upon, the earning and vesting of such restricted stock. Each award of restricted stock will be evidenced by an Award Agreement that will specify the period of restriction, the number of Shares granted, the purchase price, if any, and such other terms and conditions as the Committee may determine.

RSUs. RSUs awarded under the Amended 2023 Plan consist of a bookkeeping entry representing an amount equivalent to the fair market value (as defined in the Amended 2023 Plan) of one Share (or a fraction or multiple of such value) payable in cash, property or Shares, and generally represent an unfunded and unsecured obligation of the Company. Until RSUs vest and Shares are issued to the participant, the participant will have no rights as a shareholder with respect to any Shares underlying RSUs, and in particular, will not be entitled to exercise voting rights with respect to those Shares. The Committee may, however, authorize the payment of dividends or dividend equivalents on such RSUs on a deferred and contingent basis, either in cash or in additional Shares. However, dividend equivalents or other distributions on Shares underlying RSUs will be deferred until, and paid contingent upon, the earning and vesting of such RSUs. Each award of RSUs will be evidenced by an Award Agreement that will specify the number of Shares granted, the conditions for vesting, and other terms and conditions that the Committee may impose.

Stock Options. A stock option is a right to purchase Shares upon exercise of the stock option. Stock options granted to an employee under the Amended 2023 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code (the “ Revenue Code”), or a combination of both. Incentive Stock Options may be granted only to persons who are employees of the Company and certain subsidiaries. As further described in the Amended 2023 Plan, Incentive Stock Options must be subject to certain tax-based limitations to qualify under Section 422 of the Revenue Code. Each option will be evidenced by an Award Agreement that will specify the exercise price, the expiration date of the option, the number of Shares to which the option pertains, any conditions to exercise the option, whether the option is a nonqualified stock option or an Incentive Stock Option, and other terms and conditions as established by the Committee. In general, except with respect to certain substituted awards as described in the Amended 2023 Plan, the exercise price of a stock option must be equal to or greater than the fair market value of a Share on the grant date.

To exercise a stock option, the participant must deliver a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares to which the Option is to be exercised, with full payment for the Shares, including satisfying any withholding taxes. The exercise price can be paid in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise: (a) by the actual or constructive tendering of previously acquired Shares having an aggregate fair market value at the time of exercise equal to the total exercise price (subject to limitations set forth in the Amended 2023 Plan); (b) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Shares otherwise issuable upon exercise of a stock option; (c) to the extent permitted by law, from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which the exercise relates; (d) by a combination of the foregoing methods; or (e) by such other methods as may be approved by the Committee in accordance with the terms of the Amended 2023 Plan. The Committee may provide in any Award Agreement for the automatic exercise of a stock option upon such terms and conditions as established by the Committee.

SARs. A SAR may be a freestanding SAR, a tandem SAR, or an affiliated SAR. A freestanding SAR is a SAR that is granted independently of any stock option. A tandem SAR is a SAR that is granted in connection with a related stock option, the exercise of which requires the

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forfeiture of the right to purchase an equal number of Shares under the related stock option. An affiliated SAR is a SAR that is granted in connection with a related stock option, and which automatically will be deemed to be exercised at the same time that the related stock option is exercised. The exercise price of a freestanding SAR will generally not be less than 100% of the fair market value of a Share on the grant date, and the exercise price of a tandem SAR or affiliated SAR will be equal to the exercise price of the related stock option. On exercise of a SAR, a participant will be entitled to receive payment from the Company in an amount determined by multiplying (1) the difference between the fair market value of a Share on the exercise date over the exercise price, times (2) the number of Shares with respect to which the SAR is exercised. A SAR may be paid in cash, Shares or any combination of the two.

Freestanding SARs are exercisable on such terms and conditions as the Committee will determine. Tandem SARs may be exercised for all or part of the Shares subject to the related stock option upon the surrender of the right to exercise the equivalent portion of the related stock option. A tandem SAR may be exercised only with respect to the Shares for which its related stock option is then exercisable. An affiliated SAR will be deemed to be exercised upon the exercise of the related stock option. The deemed exercise of an affiliated SAR will not necessitate a reduction in the number of Shares subject to the related stock option.

Stock Option and SAR Expiration. The term of a stock option or SAR may not extend more than 10 years from the date of grant, and the Committee may provide in an Award Agreement for the earlier expiration of a stock option or SAR. If the Award Agreement does not specify the expiration date that will apply on a participant’s termination of service, then the option will expire 12 months from the participant’s termination of service as a result of death or disability (as defined for purposes of the Amended 2023 Plan), or three months from the participant’s termination of service if the termination is for any other reason. The Committee will provide in each Award Agreement when each stock option expires and becomes unexercisable, and may, after a stock option is granted, extend the maximum term of the stock option (but not beyond 10 years after the grant date).

Cash Awards. Cash awards may be granted either alone, in addition to, or in tandem with other awards granted under the Amended 2023 Plan, on terms determined by the Committee.

Other Awards. Subject to applicable law and the other terms of the Amended 2023 Plan, the Committee may grant to eligible participants Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or a subsidiary or an affiliate or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified subsidiaries or affiliates of or other business units of the Company (collectively, “Other Awards”).

The Committee may authorize the grant of Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended 2023 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Revenue Code.

The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, either in cash or in additional Shares. However, dividend equivalents or other distributions on Shares underlying Other Awards will be deterred until, and paid contingent upon, the earning and vesting of such Other Awards.

Change in Control Definition. The Amended 2023 Plan includes a definition of “change in control.” In general, a change in control will be deemed to have occurred upon the occurrence of any of the following events (subject to certain exceptions and limitations and as further described in the Amended 2023 Plan): (1) any person becomes, after the effective date of the Amended 2023 Plan, the beneficial owner, directly or indirectly, of securities of the corporation representing 30% or more of the combined voting power of the Company’s outstanding securities in a transaction that qualifies as a “change in ownership” or “change in effective control” under applicable regulations under Section 409A of the Revenue Code; (2) individuals who constitute the Board on the effective date of the Amended 2023 Plan cease to constitute at least a majority of the Board (except to the extent their successors are approved as provided in the Amended 2023 Plan), in manner that qualifies as a “change in effective control” under applicable regulations under Section 409A of the Revenue Code; (3) the consummation of a merger or consolidation of the Company, other than a merger or consolidation in which the shareholders of the Company immediately prior to the merger or consolidation continue to hold at least 51% or more of the combined voting power of the surviving entity; or (4) a sale of substantially all of the assets of the Company to one or more unrelated businesses (other than to a corporation more than 50% of which is controlled by, or under common control with, the Company), in a transaction that qualifies as a “change in ownership of a substantial portion of the assets” under applicable regulations under Section 409A of the Revenue Code.

Performance Goals. In general, awards under the Amended 2023 Plan may be subject to the achievement of performance goals. Any such goals will be determined by the Committee. As determined by the Committee, the performance goals applicable to an award may provide for

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a targeted level or levels of achievement using any measure determined by the Committee, including one or more of the following: annual revenue, growth in revenue, cash position, earnings, earnings per share, earnings before interest, taxes, depreciation and amortization, individual objectives, income or net income (or loss), cash flow (including operating cash flow and free cash flow), operating income (or loss), funds from operations or similar measures, return on assets, return on equity, return on operating revenue, return on invested capital, return on investments, net asset turnover, debt (including debt reduction), sales, return on sales, stock price, change in stock price, enterprise value or economic value added, working capital, dividend ratio, orders, marketing, productivity, production targets, quality targets, research and development targets, marketing or customer service collaborations, employee satisfaction and engagement, diversity, environmental and social measures, technology and technology development, human resources management and development, strategic business objectives, operating efficiency, gross or net profit levels, mergers, acquisitions or other strategic transactions, divestitures, financings, and total shareholder return, any of which may be measured either in absolute terms or as compared to an incremental increase or as compared to results of a peer group. The performance goals may differ from participant to participant and from award to award.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business or other events or circumstances render the performance goals unsuitable, the Committee may in its discretion modify such performance goals or the actual levels of achievement regarding the performance, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards. In general, no Award granted under the Amended 2023 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or under the death beneficiary designation rules of the Amended 2023 Plan, and in no event will any award granted under the Amended 2023 Plan be transferred for value. However, a participant may, in a manner specified by the Committee, transfer certain awards in limited circumstances to certain family members, trusts and other related entities, as further described in the Amended 2023 Plan.

Adjustments; Corporate Transactions. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, split-up, split-off, spin-off, spin-out, combination, repurchase, partial or complete liquidation or other distribution of assets, exchange of Shares or other securities of the Company, issuance of rights or warrants to purchase securities, other change in the corporate structure of the Company affecting the Shares, or any other corporate transaction or event having an effect similar to any of the foregoing, occurs, such that an adjustment is determined by the Committee to be equitably required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2023 Plan, then the Committee will in such manner as it may deem equitable, adjust the number and class of Shares (or other securities) that may be delivered under the Amended 2023 Plan (including the Shares that may be delivered pursuant to Incentive Stock Options), the number, class, and price of Shares (or other securities) subject to outstanding Amended 2023 Plan awards, the exercise price of outstanding stock options and SARs, and other Amended 2023 Plan award terms. However, any such adjustment to the number of shares that may be issued or transferred upon the exercise of Incentive Stock Options will be made if and only if and to the extent that such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the Amended 2023 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and in connection with such, will require the surrender of all awards so replaced in a manner that complies with Section 409A of the Revenue Code. In addition, for each option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may, in its discretion, cancel such stock option or SAR without any payment to the person holding such option or SAR, without any payment to the person holding such option or SAR. The specific adjustments will be determined by the Committee.

Other Forfeiture Events, Clawback and Recoupment. The Committee may specify in an Award Agreement that a participant’s rights, payments, and/or benefits with respect to an Amended 2023 Plan award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an award. Except as otherwise determined by the Committee, a participant will forfeit all of his or her outstanding Amended 2023 Plan awards if such participant is determined to have engaged in an act that constitutes Cause (as defined for purposes of the Amended 2023 Plan), regardless of whether the participant’s service with the Company is terminated as a result of such Cause. The determination of whether a participant has engaged in an act that constitutes Cause will be made by the Committee, which prior to making such determination will provide written notice of the event of Cause to the participant and allow the participant a reasonable opportunity to cure such event.

Notwithstanding any provisions to the contrary under the Amended 2023 Plan, an award granted under the Amended 2023 Plan will be

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subject to the provisions of the Company’s clawback policy as may be established and/or amended from time to time, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded. The Company may require a participant to forfeit or return to and/or reimburse the Company all or a portion of the Amended 2023 Plan award and/or Shares issued under the award, any amounts paid under the Amended 2023 Plan award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Amended 2023 Plan award, pursuant to the terms of such clawback policy or as necessary or appropriate to comply with applicable laws or the rules of any national securities exchange or national securities association on which the Shares may be traded.

Withholding. Prior to the delivery of any Shares or cash pursuant to an Amended 2023 Plan award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes or other amounts (including the participant’s FICA obligation) required to be withheld with respect to such award (or exercise thereof). The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a fair market value equal to the minimum amount required to be withheld. If the Committee permits award Shares to be withheld from the award to satisfy applicable withholding obligations, the fair market value of the award Shares withheld, as determined as of the date of withholding, will not exceed the amount determined by the applicable minimum statutory withholding rates unless the Committee determines an additional amount can be withheld and will not result in adverse accounting consequences, and the Committee authorizes such additional withholding.

Amendment and Termination of the Amended 2023 Plan. The Board, in its sole discretion, may amend, suspend or terminate the Amended 2023 Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of this Plan will not, without the consent of the participant, materially impair any rights or obligations under any Amended 2023 Plan award already granted to such participant, except that such consent will not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Amended 2023 Plan or the award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change in control transaction or event, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected participants into consideration in acting under the preceding sentence. No award may be granted during any period of suspension or after termination of the Amended 2023 Plan. The Company will obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Decisions of the Board will be final, binding and conclusive.

If permitted by Section 409A of the Revenue Code, but subject to the amendment provisions of the Amended 2023 Plan, including in the case of a participant’s termination of employment or service, in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may, in its sole discretion, provide for the continued vesting of or accelerate the vesting or exercisability of an Amended 2023 Plan award or may waive any other limitation or requirement under such award.

Effective Date and Termination of Amended 2023 Plan. No grant will be made under the Amended 2023 Plan on or after June 1, 2033, but all grants made prior to such date will continue in effect thereafter subject to the terms and conditions thereof and of the Amended 2023 Plan.

Allowances for Conversion Awards and Assumed Plans. Awards may be granted under the Amended 2023 Plan in substitution for or conversion of, or in connection with an assumption of, restricted Shares, RSUs, stock options, SARs or other Share or Share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate Share limit or other Amended 2023 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2023 Plan, under circumstances further described in the Amended 2023 Plan, but will not count against the aggregate Share limit or other Amended 2023 Plan limits described above.

New Plan Benefits

Helios Technologies, Inc. 2023 Equity Incentive Plan, as amended and restated

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Name and Position/Group	Dollar Value ($)
Sean Bagan	N/A
President and Chief Executive Officer
Jeremy Evans	N/A
Executive Vice President, Chief Financial Officer
Marc Greenberg	N/A
Executive Vice President, General Counsel & Secretary
Matteo Arduini	N/A
President, Hydraulics EMEA Fluid Conveyance Technology
Rick Martich	N/A
President, Hydraulics Motion Control Technology
Michael Connaway	N/A
Former Executive Vice President, Chief Financial Officer
Executive Officers, as a group	N/A
Non-employee directors, as a group	$274,000 (1)
All employees (other than executive officers), as a group	N/A

(1)
Represents, in the aggregate, the estimated dollar value of the quarterly RSU grants expected to be made to our 6 non-employee directors in June 2026, shortly following the Annual Meeting, pursuant to the terms of the Director Policy. The number of Shares subject to these RSUs will be determined by dividing the target dollar value of each award by the Fair Market Value (as defined in the Amended 2023 Plan) of a Share on the grant date and rounding to the nearest whole share. Based on the closing price on New York Stock Exchange for our Shares on April 20, 2026 of $69.06 per Share, we estimate that these RSU awards will cover an aggregate of approximately 3,971 Shares.

Other than with respect to the non-employee director awards set forth above, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2023 Plan because the grant and actual settlement of awards under the Amended 2023 Plan are subject to the discretion of the plan administrator.

Historical Grants

The following table provides information about the number of awards granted under the 2023 Plan to the Named Executive Officers and the other individuals and groups indicated below since its inception through April 20, 2026:

Helios Technologies, Inc. 2023 Equity Incentive Plan

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Name and Position/Group	Number of Shares Subject to Time-Based RSUs	Number of Shares Subject to Performance-Based RSUs	Number of Shares Subject to Restricted Stock	Number of Shares Subject to Stock Options
Sean Bagan	56,707	7,219	63,926	82,115
President and Chief Executive Officer
Jeremy Evans	6,345	836	7,181	12,595
Executive Vice President, Chief Financial Officer
Marc Greenberg	24,822	5,156	29,978	24,248
Executive Vice President, General Counsel & Secretary
Matteo Arduini	24,221	4,834	29,055	23,275
President, Hydraulics EMEA Fluid Conveyance Technology
Rick Martich	14,797	2,813	17,610	20,026
President, Hydraulics Motion Control Technology
Michael Connaway	6,500	0	6,500	0
Former Executive Vice President, Chief Financial Officer
All current executive officers, as a group	133,392	20,858	154,250	162,259
All current directors who are not executive officers as a group	60,790	0	60,790	0
Each nominee for election as a director [2]	Laura Dempsey Brown 13,441	Cary Chenanda 10,880	Alexander Schuetz 11,160	Ian Walsh 2,013
Each associate of any of the foregoing	0	0	0	0
Each other person who received at least 5% of all awards	0	0	0	0
All employees (other than executive officers), as a group	473,821	79,718	553,539	104,312

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2023 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Amended 2023 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Revenue Code. However, a recipient who so elects under Section 83(b) of the Revenue Code within 30 days of the date of transfer of the shares will generally have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over any purchase price.

RSUs and Cash Incentive Awards. No income generally will be recognized upon the grant of RSUs or cash incentive awards. Upon payment in respect of such awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an

2 Amounts reflected for the nominees are included in the total amount shown for all current executive officers, as a group.

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amount equal to the amount of cash received and the fair market value of any unrestricted Shares received (reduced by any amount paid by the recipient).

Nonqualified Stock Options and SARs. In general:

• no income will be recognized by a grantee at the time a non-qualified stock option or SAR is granted; and

• at the time of exercise of a non-qualified stock option or SAR, ordinary income will be recognized by the grantee in an amount equal to, in the case of a non-qualified stock option, the difference between the option price paid for the Shares and the fair market value of the unrestricted Shares on the date of exercise and, in the case of a SAR, the amount of cash received and the fair market value of any unrestricted Shares received.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Revenue Code. If Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of grant or within one year after the transfer of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the exercise price paid for such Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding deduction provided that, among other things, it is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Revenue Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Shares under the Amended 2023 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the Amended 2023 Plan by our shareholders.

Summary

The Board believes that it is in the best interests of the Company and its shareholders to continue to provide employees, consultants and directors with the opportunity acquire an ownership interest in the Company through the grant of awards under the Amended 2023 Plan and thereby encourage them to remain in our service and more closely align their interests with those of our shareholders. The approval of the Amended 2023 Plan requires the affirmative vote of a majority of the votes cast by the shareholders. Abstentions and broker non-votes will have no impact on the outcome of this matter.

68 | 2026 Proxy Statement

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Annual Meeting. If any matter not described herein should be presented for shareholder action at the Annual Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

2026 Proxy Statement | 69

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATION OF DIRECTORS BY SHAREHOLDERS FOR THE 2027 PROXY STATEMENT AND PRESENTATION AT THE 2027 ANNUAL MEETING OF SHAREHOLDERS

Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in the Company’s Proxy Statement for that meeting. Under our Bylaws, if a shareholder at our 2027 Annual Meeting of Shareholders wants to:

(i)
nominate a person to stand for election as a director, the nomination must be received at our principal executive offices no earlier than January 16, 2027, and no later than February 15, 2027. Notice to the Company of a shareholder nomination submitted before January 16, 2027, or after February 15, 2027, will be considered untimely and will not be considered at the 2027 Annual Meeting of Shareholders; or
(ii)
introduce an item of business, the proposal must be received at our principal executive offices no later than January 4, 2027. Accordingly, notice to the Company of a shareholder proposal received after January 4, 2027, will be considered untimely and will not be considered at the 2027 Annual Meeting of Shareholders.

These advance notice provisions are in addition to, and separate from, SEC requirements that a shareholder must meet to have a proposal included in our Proxy Statement and form of proxy for presentation at our Annual Meetings. Under SEC Rule 14a-8, if a shareholder wants to introduce an item of business at our 2027 Annual Meeting of Shareholders and have us include such proposal in our proxy statement and form of proxy for presentation, the proposal must comply with SEC Rule 14a-8 and be received at our principal executive offices no later than January 4, 2027 and otherwise comply with the requirements of SEC Rule 14a-8.

In addition to satisfying the requirements under our by-laws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting of Shareholders(for the 2027 Annual Meeting of Shareholders, no later than April 16, 2027). If the date of the 2027 Annual Meeting of Shareholders is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2027 Annual Meeting of Shareholders and the 10th calendar day following the date on which public announcement of the date of the 2027 Annual Meeting of Shareholders is first made.

Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders. The procedures for nominating a director are described above in “Governance of the Company — Independence and Committees of the Board of Directors” under the headings “Governance and Nominating Committee” and “Shareholder Recommendations for Nomination as a Director.”

The procedures for introducing an item of business at the 2027 Annual Meeting of Shareholders require providing a written notice of each proposed item of business that must include:

(i)	a brief description of the business desired to be brought before the meeting,
(ii)	the reasons for conducting such business at the meeting,
(iii)	the name and record address of the shareholder proposing such business,
(iv)	the number of shares of stock owned beneficially or of record by the shareholder,
(v)

a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of such business by the shareholder and any material interest of the shareholder in such business, and

(vi)	a representation that the shareholder intends to appear in person or by proxy to bring such business before the meeting.

Shareholder proposals and nominations for director should be submitted in writing to the Corporate Secretary, at 7456 16th Street East, Sarasota, Florida 34243. A copy of the Company’s Bylaws will be provided upon request in writing to the Secretary.

By Order of the Board of Directors,

MARC A. GREENBERG
Executive Vice President, General Counsel & Secretary

Dated: May 4, 2026

2026 Proxy Statement | 70

APPENDIX A

NON-GAAP RECONCILIATIONS

Non-GAAP Adjusted Net Income Reconciliation	Year Ended Jan 3, 2026	Per Diluted Share*
GAAP net income	$48.4	$1.45
Acquisition, divestiture, and financing-related expenses[1]	1.7	0.05
Restructuring charges[2]	1.6	0.05
Officer transition costs	1.4	0.04
Goodwill Impairment	25.9	0.78
(Gain) on sale of business, Net of CTA loss	(18.8)	(0.56)
Amortization of intangible assets[3]	34.0	1.02
Forward contract losses	0.5	0.01
Other	0.9	0.03
Tax effect of above	(10.4)	(0.31)
Non-GAAP adjusted net income*	$85.3	$2.56
Non-GAAP adjusted net income per diluted share*	$2.56

Non-GAAP Adjusted EBITDA Reconciliation	Year Ended Jan 3, 2026	Margin
GAAP net income	$48.4	5.8%
Interest expense, net	21.9	2.6%
Income tax provision	14.0	1.7%
Depreciation and amortization	63.0	7.5%
EBITDA*	147.3	17.6%
Acquisition, divestiture, and financing-related expenses[1]	1.7	0.2%
Restructuring charges[2]	1.6	0.2%
Officer transition costs	1.4	0.2%
Goodwill Impairment	25.9	3.1%
(Gain) on sale of business - Net of CTA loss	(18.8)	-2.2%
Forward contract losses	0.5	0.1%
Other	1.1	0.1%
Adjusted EBITDA*	$160.7	19.2%
EBITDA margin*	17.6%
Adjusted EBITDA margin*	19.2%

Non-GAAP Adjusted Free Cash Flow Reconciliation	Year Ended Jan 3, 2026
Net cash provided by operating activities	$127.3
Less: capital expenditures	23.7
Non-GAAP adjusted free cash flow*	$103.6

Net Debt-to-Non-GAAP Adjusted EBITDA Leverage Ratio Reconciliation	As of Jan 3, 2026
Current portion of long-term non-revolving debt, net	5.4
Revolving lines of credit	105.5
Long-term non-revolving debt, net	256.2
Total debt	367.1
Less: cash and cash equivalents	73.0
Net debt	294.1
TTM adjusted EBITDA	160.7
Ratio of net debt to TTM adjusted EBITDA*	1.8

*

Adjusted numbers are not measures determined in accordance with generally accepted accounting principles (“GAAP”) in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the Non-GAAP reconciliations to the most

71 | 2026 Proxy Statement

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directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

1.
Acquisition, divestiture and financing-related expenses include costs associated with our M&A activities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the twelve months ended January 3, 2026, the charges include $1.7 of other miscellaneous M&A costs
2.
Restructuring activities include activities within our Hydraulics segment related to the creation of our two new Regional Operational Centers of Excellence ("CoE") which are now complete. We also continue to add capabilities and activities to our recently expanded Tijuana, Mexico facility to support our Electronics segment. Initial efforts have focused on circuit board assembly and wire harness production. The initial phase of the restructuring activities to better optimize our European regional operations is complete. This included transitioning some manufacturing of manifolds and integrated package assembly to our Roncolo, Italy location. To create capacity in Roncolo, we moved some turning and lathing operations from Roncolo to our Rivolta, Italy location. These activities included transferring equipment and operations between facilities. Additional phases of this project are currently paused, we continue to evaluate plans for restructuring activities to optimizing operations in the European Region. In January 2025, the Company began restructuring the Helios Center of Engineering Excellence (“HCEE”). Consistent with the Company's previously announced restructuring plan, during the end of the second quarter 2025, management ceased operations at the San Antonio office and reassigned resources to the operations at our other major facilities across the business, and eliminated certain positions. As a result of this planned change in the HCEE business operations, the workforce intangible asset associated with the HCEE acquisition was reviewed by management and it was determined that the remaining net book value of the asset should be accelerated and amortized over a useful life ending June 2025.
3.
Amortization of intangible assets presented here includes $1.9 million for capitalized software development costs included within cost of sales in the income statement for the twelve months ended January 3, 2026.

General note: items may not sum or recalculate due to rounding.

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APPENDIX B

HELIOS TECHNOLOGIES, INC. 2023 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE JUNE 15, 2026)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Purpose of this Plan. The purpose of this Plan is to promote the growth and profitability of the Corporation by (i) providing officers, employees and directors of the Corporation and of its subsidiaries with additional incentives to achieve long-term corporate objectives, (ii) assisting the Corporation and its subsidiaries in attracting and retaining officers, employees, consultants and directors, and (iii) providing such officers, employees, consultants and directors with an opportunity to acquire an equity interest (direct or indirect) in the Corporation.

1.2 Effective Date. The Helios Technologies, Inc. 2023 Equity Incentive Plan was originally by the Board on March 8, 2023, and it became effective on June 1, 2023 upon approval by the Corporation’s shareholders (the “Effective Date”). This amendment and restatement of the Plan was approved by the Board on March 19, 2026, and it will become effective on the date on which it is approved by the Corporation’s shareholders at the Corporation’s 2026 Annual Meeting of Shareholders. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan prior to the Effective Date will continue following the Effective Date. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for Shares under such awards to be added to the aggregate number of Shares available under 4.1 of this Plan pursuant to the share counting rules of Section 4.2 of this Plan).

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Corporation.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Cash Awards or Other Awards.

2.5 “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, unless otherwise determined by the Committee, need not be signed by a representative of the Corporation or a Participant.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Corporation.

2.7 “Cash Award” means the right to receive cash as described in Section 9.

2.8 “Cause” means, unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee,

(i) the commission of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), including theft or destruction of property of the Corporation or a Subsidiary, or any other act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Corporation or any Subsidiary’s fidelity bond; (ii) the willful engaging in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Corporation or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Corporation or any Subsidiaries or competing with the Corporation or any Subsidiaries, or soliciting employees, consultants or customers of the Corporation or any Subsidiaries in violation of law or any employment

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or other agreement to which the recipient is a party; (iii) the continued failure or habitual neglect by a person who is an Employee to perform his or her duties with the Corporation or any Subsidiary; or (iv) other disregard of rules or policies of the Corporation or any Subsidiary, or conduct evidencing willful or wanton disregard of the interests of the Corporation or any Subsidiary. For purposes of this Plan, no act or failure to act by the recipient shall be deemed “willful” unless done or omitted to be done by the recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Corporation and/or the Subsidiary. Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the recipient in this Plan.

2.9 “Change in Control” means, except as otherwise prescribed by the Committee with respect to an Award, the occurrence of any of the following events:

(a) any person becomes, after the effective date of this Plan, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding securities in a transaction that qualifies as a “change in ownership” or “change in effective control” under Treasury Regulation Section 1.409A-3(i)(5);

(b) individuals who constitute the Board on the effective date of this Plan cease, for any reason, to constitute at least a majority of the Board in a manner that qualifies as a “change in effective control” under Treasury Regulation

Section 1.409A-3(i)(5), provided, however, that any person becoming a director subsequent to the effective date of this Plan who was nominated for election by at least 662/3% of the Board as constituted on the effective date of this Plan (other than the nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest,

relating to the election of the Board, as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the

Exchange Act) shall be, for purposes of this Plan, considered a member of the Board as constituted on the effective date of this

Plan; or

(c) the consummation of a merger or consolidation of the Corporation, other than a merger or consolidation in which the

Shareholders of the Corporation immediately prior to the merger or the consolidation continue to hold (either directly or indirectly) at least 51% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity; or

(d) a sale of substantially all of the assets of the Corporation to one or more unrelated businesses (other than to a corporation more than 50% of which is controlled by, or under common control with, the Corporation) in a transaction that qualifies as a “change in ownership of a substantial portion of assets” under Treasury Regulation Section 1.409A-3(i)(5)(vii), or an agreement to liquidate or dissolve the Corporation.

2.10 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Revenue Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.11 “Committee” means the Compensation Committee of the Board, or such other committee as may be appointed by the Board

(pursuant to Section 3.1) to administer this Plan.

2.12 “Corporation” means Helios Technologies, Inc., a Florida corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the “Corporation” means Helios Technologies, Inc. and its consolidated subsidiaries, except to the extent the Committee expressly determines otherwise.

2.13 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the

Corporation or its Affiliates, but who is neither an Employee nor a Director.

2.14 “Director” means any individual who is a member of the Board of Directors of the Corporation.

2.15 “Disability” means, unless otherwise provided in the applicable Award Agreement, a permanent and total disability within the meaning of Section 22(e)(3) of the Revenue Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

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2.16 “Effective Date” has the meaning set forth in Section 1.2 of this Plan.

2.17 “Employee” means any employee of the Corporation or of an Affiliate, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.19 “Fair Market Value” means the last sale price of the Shares as reported on the New York Stock Exchange (or any other exchange or quotation system, if applicable) on the date specified; or if no sales occurred on such day, at the last sale price reported for the Shares; but if there should be any material alteration in the present system of reporting sales prices of such Shares, or if such Shares should no longer be listed on the New York Stock Exchange (or other exchange or quotation system), or if the last sale price reported shall be on a date more than 30 days from the date in question, the market value of the Shares as of a particular date shall be determined in such a method as shall be specified by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Award Agreement and is in compliance with the fair market value pricing rules set forth in Revenue Code Section 409A.

2.20 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.21 “Grant Date” means the date provided for by the Committee on which a grant of an Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

2.22 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Revenue Code.

2.23 “Nonemployee Director” means a Director who is an employee of neither the Corporation nor of any Affiliate.

2.24 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.25 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.26 “Other Award” means an Award granted to a Participant pursuant to Section 10.

2.27 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.28 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using any measure determined by the Committee, including one or more of the following: annual revenue, growth in revenue, cash position, earnings, earnings per share, earnings before interest, taxes, depreciation and amortization, individual objectives, income or net income (or loss), cash flow (including operating cash flow and free cash flow), operating income (or loss), funds from operations or similar measures, return on assets, return on equity, return on operating revenue, return on capital, return on invested capital, return on investments, net asset turnover, debt (including debt reduction), sales, return on sales, stock price, change in stock price, enterprise value or economic value added, working capital, dividend ratio, orders, marketing, productivity, production targets, quality targets, research and development targets, marketing or customer service collaborations, employee satisfaction and engagement, diversity, environmental and social measures, technology and technology development, human resources management and development, strategic business objectives, operating efficiency, gross or net profit levels, mergers, acquisitions or other strategic transactions, divestitures, financings, and total shareholder return, any of which may be measured either in absolute terms or as compared to an incremental increase or as compared to results of a peer group. The Performance Goals may differ from Participant to Participant and from Award to Award. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the actual levels of achievement regarding the Performance Goals, in whole or in part, as the Committee deems appropriate and equitable.

2.29 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on continued employment or other performance of services for the Corporation, the passage of

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Appendix B

time, the achievement of target levels of Performance Goals, or the occurrence of other events as determined by the Committee, in its discretion.

2.30 “Plan” means the Helios Technologies, Inc. 2023 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.31 “Predecessor Plan” means the Helios Technologies 2019 Equity Incentive Plan.

2.32 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.33 “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8, consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation, except as otherwise provided for by the Committee.

2.34 “Retirement” means, unless otherwise provided in the applicable Award Agreement, a Participant’s voluntary termination of service with the Corporation after attainment of age sixty-five (65).

2.35 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.36 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.37 “Shares” means the shares of common stock, par value $.001 per share, of the Corporation or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 4.4.

2.38 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.39 “Subsidiary” means any corporation (or any similar entity organized under foreign law) which, on the date of determination,

qualifies as a subsidiary corporation of the Corporation under Section 424(f) of the Revenue Code.

2.40 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.41 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Corporation or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Corporation or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Corporation or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Corporation or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

SECTION 3

ADMINISTRATION

3.1 The Committee. This Plan shall be administered by the Compensation Committee of the Board or such other committee as may be appointed by the Board. Unless the Committee is the full Board or all determinations made by the Committee are made only with the approval or ratification of the full Board, then the Committee shall be comprised solely of Directors who are “non-employee directors” under Rule 16b-3.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer this Plan in accordance with this Plan’s provisions. Except to the extent the Board has reserved to itself the authority to review, approve and ratify actions of the Committee, the Committee shall have all powers and discretion necessary or appropriate to administer this Plan and to control its operation, including, but not limited to, the power

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to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret this Plan and the Awards, (d) adopt rules for the administration, interpretation and application of this Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules.

3.3 Delegation by the Committee. Except to the extent the Board has reserved to itself the authority to review, approve and ratify actions of the Committee, the Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under this Plan to one or more Directors, and (b) more limited authority and powers under this Plan to one or more officers of the Corporation; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would violate applicable law or jeopardize this Plan’s qualification under Rule 16b-3.

3.4 Eligibility. Notwithstanding anything herein, any Employee, Director or Consultant selected by the Committee to receive an

Award under this Plan must satisfy the Form S-8 definition of an “employee” in order to be eligible to receive such Award.

3.5 Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Employees, Directors and Consultants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States or who provide services to the Corporation or any Subsidiary under an agreement with a foreign nation or agency as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve and adopt such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Corporation’s shareholders.

3.6 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.7 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to this Plan or any Award granted hereunder.

3.8 Corporation Assistance. The Corporation shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, Retirement, disability, or other termination of employment or service, and such other pertinent facts as the Committee may require. The Corporation shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.4 and the share counting rules set forth in Section 4.2, the total number of Shares available for issuance or transfer under this Plan shall not exceed in the aggregate (x) 2,000,000 Shares (consisting of 1,000,000 Shares approved by the Corporation’s shareholders in 2023 and 1,000,000 Shares approved by the Corporation’s shareholders in 2026), minus (y) any Shares subject to awards granted under the Predecessor Plan after December 31, 2022 and prior to the Effective Date, plus (z) any Shares that are subject to Awards granted under this Plan or awards granted under the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of Shares available under this Section 4.1 pursuant to the share counting rules of this Plan. Shares issued under this Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Share Counting Rules.

4.2.1 Shares covered by an award granted under this Plan will not be counted as used unless and until they are actually issued or transferred to a Participant. If an Award (or after December 31, 2022, an award under the Predecessor Plan) is settled in cash, is unearned, is forfeited, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), then, to the extent of such cash settlement, unearned amount, forfeiture, cancellation, termination, expiration or lapse, any Shares subject to such Award (or award under the Predecessor Plan) shall remain (or become, as applicable) available for subsequent Awards under this Plan.

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4.2.2 Notwithstanding anything to the contrary contained in this Plan: (a) if Shares are withheld by the Corporation, tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised will reduce the shares available under Section 4.1 of this Plan; (b) if Shares are withheld by the Corporation, tendered or otherwise used in payment of the exercise price of an option granted under the Predecessor Plan, such Shares will not be added back to the Shares available under Section 4.1 of this Plan; (c) Shares withheld by the Corporation, tendered or otherwise used to satisfy tax withholding with respect to Awards under this Plan will reduce the shares available under Section 4.1 of this Plan; (d) Shares withheld by the Corporation, tendered or otherwise used to satisfy tax withholding with respect to awards under the Predecessor Plan will not be added back to the Shares available under Section 4.1 of this Plan; (e) Shares subject to a SAR, to the extent it is exercised and settled in Shares, and whether or not all Shares covered by the SAR are actually issued to the Participant upon exercise of the SAR, will be considered issued or transferred pursuant to this Plan; (f) Shares subject to a stock appreciation right granted under the Predecessor Plan, to the extent it is exercised and settled in Shares, and whether or not all Shares covered by the stock appreciation right are actually issued to the Participant upon exercise of the SAR, will not be added back to the Shares available under Section 4.1 of this Plan; and (g) Shares reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of Options (or stock options granted under the Predecessor Plan) will not be added to the aggregate number of Shares available under Section 4.1 of this Plan.

4.3 Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 4.4 of this Plan, the aggregate number of Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options granted under this Plan will not exceed 1,000,000 Shares.

4.4 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, split-up, split-off, spin-off, spin-out, combination, repurchase, partial or complete liquidation or other distribution of assets, exchange of Shares or other securities of the Corporation, issuance of rights or warrants to purchase securities, other change in the corporate structure of the Corporation affecting the Shares, or any other corporate transaction or event having an effect similar to any of the foregoing, occurs, such that an adjustment is determined by the Committee (in its sole discretion) to be equitably required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall in such manner as it may deem equitable, adjust the number and class of Shares (or other securities) that may be delivered under this Plan under Section 4.1 or 4.3, the number, class, and price of Shares (or other securities) subject to outstanding Awards, the exercise price of outstanding Options and SARs, and other Award terms; provided, however, that any such adjustment to the number specified in Section 4.3 of this Plan will be made if and only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Revenue Code Section 409A. In addition, for each Option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

4.5 Nonemployee Director Compensation Limit.Notwithstanding anything to the contrary contained in this Plan, in no event will any Nonemployee Director in any one calendar year be granted compensation (including cash-based compensation and equity-based compensation in the aggregate) for such service having an aggregate maximum value (measured at the Grant Date as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Employees, Consultants and

Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions

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as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the

Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Revenue Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options.Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Corporation or an

Affiliate consummates a transaction described in Section 424(a) of the Revenue Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer in accordance with Section 12.3 of this Plan. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Revenue Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates.Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or (c) The expiration of ten (10) years from the Grant Date.

The Committee may provide in any Award Agreement for the automatic exercise of an Option upon such terms and conditions as established by the Committee.

5.4.2 Committee Discretion. Subject to the limit of Section 5.4.1(c), the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.10.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. The Committee may, in its discretion, condition the vesting and exercisability of any Option granted under this Plan on satisfaction of (i) any minimum period of continued employment or other continued service with the Corporation by the Participant the Committee deems appropriate (“service vesting”), (ii) satisfaction of any of one or more Performance Goals the Committee deems appropriate (“performance vesting”), or (iii) any combination of servicing vesting and performance vesting requirements the Committee deems appropriate.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Corporation (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes. Upon the exercise of any Option, the Exercise Price shall be payable to the Corporation in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by the actual or constructive tendering of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Corporation’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), (b) subject to any conditions or limitations established by the

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Committee, by the withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely or purposes of determining the number of treasury shares held by the Corporation, the Shares so withheld will not be treated as issued and acquired by the Corporation upon such exercise), (c) to the extent permitted by law, from the proceeds of sale through a bank or broker on a date satisfactory to the Corporation of some or all of the Shares to which such exercise relates, (d) by a combination of such methods of payment, or (e) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of this Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased,

including satisfaction of any applicable withholding taxes, the Corporation shall deliver to the Participant (or the

Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 No Dividends or Dividend Equivalents. Options granted under this Plan may not provide for any dividends or dividend equivalents thereon.

5.9 Prohibition on Repricing. Except in connection with a corporate transaction or event described in Section 4.4 of this Plan or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or cancel outstanding “underwater” Options (including following a Participant’s voluntary surrender of “underwater” Options) in exchange for cash, other awards or Options with an Exercise Price that is less than the Exercise Price of the original Options, without the approval of the Corporation’s shareholders. The foregoing sentence is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 4.4 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 5.9 may not be amended without the approval of the Corporation’s shareholders.

5.10 Certain Additional Provisions for Incentive Stock Options.

5.10.1 Exercisability.The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which

Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Corporation and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.10.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s

Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Revenue Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.10.3 Corporation and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Corporation or a Subsidiary on the Grant Date.

5.10.4 Duration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted more than ten

(10) years after the Effective Date, except to the extent the shareholders of the Corporation have approved grants after that date pursuant to Section 13.2 below.

5.10.5 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date;

provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Revenue Code, owns stock possessing more than 10% of the total combined

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voting power of all classes of the stock of the Corporation or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.10.6 Other Terms.There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in

Section 422 of the Revenue Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of this Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares.The Committee shall have complete discretion to determine the number of SARs granted to any

Participant.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine. The Committees may, in its discretion, condition the vesting and exercisability of any Freestanding SARs granted under this Plan on satisfaction of (i) any minimum period of continued employment or other continued service with the Corporation by the Participant the Committee deems appropriate (“service vesting”), (ii) satisfaction of any of one or more Performance Goals the Committee deems appropriate (“performance vesting”), or (iii) any combination of servicing vesting and performance vesting requirements the Committee deems appropriate.

6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs. An SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8 No Dividends or Dividend Equivalents. SARs granted under this Plan may not provide for any dividends or dividend equivalents thereon.

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6.9 Prohibition on Repricing. Except in connection with a corporate transaction or event described in Section 4.4 of this Plan or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding SARs or cancel outstanding “underwater” SARs (including following a Participant’s voluntary surrender of “underwater” SARs) in exchange for cash, other awards or SARs with an exercise price that is less than the exercise price of the original SARs, without the approval of the Corporation’s shareholders. The foregoing sentence is intended to prohibit the repricing of “underwater” SARs and will not be construed to prohibit the adjustments provided for in Section 4.4 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 6.9 may not be amended without the approval of the Corporation’s shareholders.

6.10 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Corporation as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.3.

7.3.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific Performance Goals

(Corporation-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion. In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.3.1 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.3.2 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.4 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. In addition, any dividends as to the unvested portion of a Restricted Stock award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

7.5 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.6 Return of Restricted Stock to Corporation. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Corporation and again shall become available for grant under this Plan.

SECTION 8

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant and the terms of such Restricted Stock Units.

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8.2 Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the conditions for vesting of the Restricted Stock Units, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3 Vesting. The Committee, in its sole discretion, may impose such restrictions on the vesting of the Participant’s Restricted Stock Units as it may deem advisable or appropriate, in accordance with this Section 8.3.

8.3.1 Service Vesting.The Committee may condition the vesting of a Participant’s Restricted Stock Units upon the Participant’s continued performance of services for the Corporation through a specified vesting date or dates. If the Participant’s Termination of Service occurs before such vesting date, the relevant Restricted Stock Units shall be forfeited, except as may otherwise be provided in the Award Agreement.

8.3.2 Performance Vesting. Alternatively, the Committee may, in its discretion, condition the vesting of all or a portion of the

Participant’s Restricted Stock Units upon the achievement of specific Performance Goals (Corporation-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion. In addition, the Committee will have the discretion to determine the vesting or other limitations of the individual awards granted under this Section 8.3.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

8.4 Settlement of Restricted Stock Units. Upon vesting of all or part of a Participant’s Restricted Stock Units, the Participant shall be entitled to receive from the Corporation in settlement of the vested Restricted Stock Units either, at the discretion of the Committee:

(a) The number of Shares with respect to that portion of the Restricted Stock Units which have become vested; or

(b) An amount determined by multiplying the Fair Market Value of a Share on the date of vesting; times the number of Shares with respect to which the Restricted Stock Units which have become vested.

In either case, the Corporation may reduce the net amount or number of Shares actually delivered to the Participant to account for payroll taxes withheld pursuant to Section 14.2 below.

8.5 No Rights of Shareholder Until Restricted Stock Units Vest; Dividends and Dividend Equivalents. Until such time as the Restricted Stock Units vest and Shares are issued to the Participant, the Participant shall not have the rights of a shareholder with respect to the covered shares. In particular, Participants holding unvested Restricted Stock Units shall not be entitled to exercise voting rights with respect to those shares. However, the Committee may authorize the payment of dividends or dividend equivalents on Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Shares, provided that dividend equivalents or other distributions on Shares underlying Restricted Stock Units shall be deferred until, and paid contingent upon, the earning and vesting of such Restricted Stock Units.

SECTION 9

CASH AWARDS

9.1 Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Committee determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals.

SECTION 10

OTHER AWARDS

10.1 Other Awards. Subject to applicable law and the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant, to an Employee, Consultant or Nonemployee Director, Shares or any other award that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares or factors that may influence the value of such Shares, including, without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Corporation or a Subsidiary or an Affiliate or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates of or other business units of the Corporation. The

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Committee may authorize the grant of Shares as a bonus or may authorize the grant of other awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Revenue Code Section 409A. The Committee may authorize the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, either in cash or in additional Shares, provided that dividend equivalents or other distributions on Shares underlying Other Awards shall be deferred until, and paid contingent upon, the earning and vesting of such Other Awards.

SECTION 11

CHANGE IN CONTROL

11.1 Change in Control. In connection with a Change in Control, the Board may, in its sole discretion, take any one or more of the following actions with respect to any one or more Participants:

(a) Accelerate the exercise dates or vesting dates of any outstanding Awards;

(b) Make outstanding Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Cash Awards fully vested and exercisable;

(c) Grant a cash bonus award to any of the holders of outstanding Awards;

(d) Pay cash to any or all Participants in exchange for the cancellation of their outstanding Awards; or

(e) Make any other adjustments or amendments to this Plan and outstanding Awards.

11.2 Requirements if Shares are Publicly Traded. If the Shares are registered under the 1934 Act, any such action with respect to any named executive officer of the Corporation shall be effective only if it is approved by the Compensation Committee of the Board and the Committee is comprised exclusively of Nonemployee Directors.

11.3 Uniform Treatment Not Required. In exercising its authority under this Section 11, the Board or Committee shall have no duty to apply any action taken under this Section 11 uniformly to all Participants, and may choose, in its sole discretion, whether or not the Awards granted to any particular Participant will be affected (subject to any pre-existing provisions in a Participant’s Award Agreement or other agreement with the Corporation requiring accelerated vesting or payment upon a Change in Control).

SECTION 12

MISCELLANEOUS

12.1 Issuance of Shares. The Corporation shall not be required to issue or deliver any certificate for Shares purchased upon the attempted exercise of any Option or SAR granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock or Restricted Stock Unit granted hereunder, and no attempted exercise of an Option or SAR shall be effective prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Shares are then listed;

(b) The completion of any registration or other qualification of such Shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the SEC or any other governmental regulatory body;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the

Committee shall determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option or SAR as the Board from time to time may establish for reasons of administrative convenience.

Stock certificates issued and delivered to Participants shall bear such restrictive legends as the Corporation shall deem necessary or advisable pursuant to applicable federal and state securities laws. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale

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of any Shares pursuant to Options shall relieve the Corporation of any liability with respect to the non-issuance or sale of the

Shares as to which such approval shall not have been obtained. The Corporation shall, however, use reasonable efforts to obtain all such approvals.

12.2 Termination of Service or Other Events. Awards may provide for continued vesting or the earlier vesting of such Awards,

including in the event of the Retirement, death, Disability or termination of employment or service of a Participant or in the event of a Change in Control.

12.3 Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

12.3.1 Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of,

stock options, stock appreciation rights, restricted shares, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Corporation or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Revenue Code Section 409A. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

12.3.2 In the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any

Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Corporation or any Subsidiary prior to such acquisition or merger.

12.3.3 Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Corporation under Sections 12.3.1 or 12.3.2 of this Plan will not reduce the Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 4 of this Plan. In addition, no Shares subject to an award that is granted by, or becomes an obligation of, the Corporation under Sections 12.3.1 or 12.3.2 of this Plan, will be added to the aggregate limit contained in Section 4.1 of this Plan.

12.4 No Effect on Employment or Service. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or service at any time, with or without cause. For purposes of this Plan, transfer of employment of a Participant between the Corporation and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Corporation and its Affiliates is on an at-will basis only.

12.5 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.6 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s certificate of incorporation or bylaws, by contract, as a matter of law, or otherwise, or under any power that the Corporation may have to indemnify them or hold them harmless.

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12.7 Successors. All obligations of the Corporation under this Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Corporation.

12.8 Beneficiary Designations. If permitted by the Committee, a Participant under this Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

12.9 Limited Transferability of Awards. No Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 12.8, and in no event shall any Award be transferred for value. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s “family member” (as defined in Form S-8) pursuant to a court-approved domestic relations order which relates to marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a Participant’s “family member”, (ii) a trust established for the exclusive benefit of the Participant’s “family members”, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant’s “family members”, or (iv) a foundation in which the Participant’s “family members” control the management of the foundation’s assets. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such Award is transferred. The Committee may specify on the Grant Date that part or all of the Shares that are (x) to be issued or transferred by the Corporation upon the exercise of Options or SARs, or upon the vesting of other Awards, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

12.10 No Rights as Shareholder. Except to the limited extent provided in Sections 7.4 and 7.5 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Corporation with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

12.11 Compliance with Revenue Code Section 409A.

12.11.1 To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Revenue Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Revenue Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Revenue Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

12.11.2 Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Revenue Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Revenue Code Section 409A, any deferred compensation (within the meaning of Revenue Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Corporation or any of its Subsidiaries.

12.11.3 If, at the time of a Participant’s separation from service (within the meaning of Revenue Code Section 409A), (i) the Participant will be a specified employee (within the meaning of Revenue Code Section 409A and using the identification methodology selected by the Corporation from time to time) and (ii) the Corporation makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Revenue Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Revenue Code Section 409A in order to avoid taxes or penalties under Revenue Code Section 409A, then the Corporation will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

12.11.4 Solely with respect to any award that constitutes nonqualified deferred compensation subject to Revenue Code Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that

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are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Corporation as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Revenue Code Section 409A, without altering the definition of Change in Control for any purpose in respect of such award.

12.11.5 Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Revenue Code Section 409A, the Corporation reserves the right to make amendments to this Plan and grants hereunder as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Revenue Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Revenue Code Section 409A), and neither the Corporation nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

12.12 Non-Exclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and/or cash, and such arrangements may be either generally applicable or applicable only in specific cases.

12.13 Other Forfeiture Events, Clawback and Recoupment.The Committee may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Except as otherwise determined by the Committee, a Participant shall forfeit all of his or her outstanding Awards if such Participant is determined to have engaged in an act that constitutes Cause (regardless of whether the Participant’s service with the Corporation is terminated as a result of such Cause). The determination of whether a Participant has engaged in an act that constitutes Cause shall be made by the Committee, which prior to making such determination shall provide written notice of the event of Cause to the Participant and allow the Participant a reasonable opportunity to cure such event. Notwithstanding any provisions to the contrary under this Plan, an Award granted under this Plan shall be subject to the provisions of the Corporation’s clawback policy as may be established and/or amended from time to time, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded. The Corporation may require a Participant to forfeit or return to and/or reimburse the Corporation all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such clawback policy or as necessary or appropriate to comply with applicable laws or the rules of any national securities exchange or national securities association on which the Shares may be traded.

12.14 Delay of Payment Pending Investigation. If any Award becomes payable (or any restrictions relating to such Award lapse) while a Participant is under investigation for any event that would constitute Cause or otherwise result in forfeiture of an Award, payment of such Award shall be delayed pending the outcome of such investigation. If such investigation is pending on the latest date upon which such Award may be paid (or such restrictions may lapse) in order for payment of the Award to remain qualified as a short-term deferral under Treasury Regulation Section 1.409A-1(b)(4) or would otherwise not result in a violation of Revenue Code Section 409A, the Award may be paid on that date only if the Participant executes an agreement with the Corporation under which he or she agrees to repay or forfeit the Award if the investigation results in the Participant being found to have committed an act that constitutes Cause or would result in forfeiture of the Award. If the Participant fails to execute such an agreement, the Award shall be forfeited.

SECTION 13

AMENDMENT, TERMINATION, AND DURATION

13.1 Amendment, Suspension, or Termination.

13.1.1 The Board, in its sole discretion, may amend, suspend or terminate this Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of this Plan shall not, without the consent of the Participant, materially impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Corporation, this Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any Change in Control transaction or event, is in

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the best interests of the Corporation or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of this Plan. The Corporation shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Decisions of the Board shall be final, binding and conclusive.

13.1.2 If permitted by Revenue Code Section 409A, but subject to Section 13.1.1 of this Plan, including in the case of a Participant’s termination of employment or service, in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, the Committee may, in its sole discretion, provide for the continued vesting of or accelerate the vesting or exercisability of an Award or may waive any other limitation or requirement under such Award.

13.2 Duration of this Plan. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms and conditions thereof and of this Plan.

SECTION 14

TAX WITHHOLDING

14.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the

Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes or other amounts (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

14.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Corporation withhold otherwise deliverable Shares, or (b) delivering to the Corporation already-owned Shares having a fair market value equal to the amount to be withheld. If the Committee permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the fair market value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee.

14.3 Liability for Applicable Taxes. Regardless of any action the Corporation or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Corporation and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Corporation or the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold as a result of the Participant’s participation in this Plan that cannot be satisfied by the means previously described. The Corporation may refuse to deliver any benefit under this Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 15

LEGAL CONSTRUCTION

15.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.2 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Notwithstanding anything in this Plan or an Award Agreement to the contrary, nothing in this Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Corporation, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the 1934 Act.

15.3 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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15.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

15.5 Governing Law. This Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the

State of Florida.

15.6 Captions. Captions are provided herein for convenience only and shall not serve as a basis for interpretation or construction of this Plan.

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HELIOS TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2026 AT 8:30 A.M. CENTRAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HELIOS TECHNOLOGIES, INC.

The undersigned hereby makes, constitutes and appoints Doug Britt and Diana Sacchi and each of them (with the power of substitution) proxies for the undersigned to represent and to vote, as designated below, all shares of Common Stock of Helios Technologies, Inc. held of record by the undersigned on April 20, 2026, at the Annual Meeting of Stockholders to be held on June 15, 2026, at 8:30 A.M. Central Time at the The Mayo Hotel, 115 W 5th St, Tulsa, Oklahoma 74103 or any adjournment or postponement thereof.

Mr AB Sample
Sample Street
Sample Town
Sampleshire, XXX XXX

CONTROL NUMBER

Please check here if you plan to attend the Annual Meeting. ☐

Address Change:

(If you noted any Address Changes above, please mark box.) ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature______________________________

Date______________________________

Title______________________________

Signature (Joint Owners)____________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

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VOTING METHODS

Via Internet prior to the Annual Meeting

Go to www.FCRvote.com/HLIO

Have your 11-digit Control Number available and follow the prompts.

Your electronic vote prior to the Annual Meeting authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a proxy card.

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